Exhibit 99.3

MASTER AGREEMENT

This MASTER AGREEMENT (this “Agreement”) is made as of this 19th day of October, 2023, by and among Vast Solar Pty Ltd, an Australian proprietary company limited by shares (“Vast”), Nabors Industries Ltd., a Bermuda exempted company (“Nabors”), Nabors Energy Transition Corp., a Delaware corporation (“SPAC”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (“Sponsor”), Nabors Lux 2 S.a.r.l, a société à responsabilité limitée registered in Luxembourg (“Nabors Lux”), Neptune Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and AgCentral Energy Pty Limited, an Australian proprietary company limited by shares (“AgCentral”, and together with Nabors, SPAC, Sponsor, Nabors Lux, Merger Sub, and AgCentral, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Acquisition Agreement (defined below).

WHEREAS, this Agreement is being entered into in connection with that certain business combination agreement (the “Acquisition Agreement”), dated as of February 14, 2023, as amended as of the date hereof, by and among Vast, Nabors, SPAC, Sponsor and Merger Sub, pursuant to which SPAC will consummate a business combination with Vast in a merger (the “Merger”) in accordance with the terms and conditions thereof;

WHEREAS, in order to secure funding to be used to enable Vast to continue operations through and after the closing of the Merger, the Parties have agreed to enter into a series of agreements modifying and supplementing the Acquisition Agreement and other Transaction Documents, as set forth in further detail in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	The agreements entered into by the Parties as of the date hereof are intended to provide for the following:

a.	Within two (2) business days of the date hereof, Nabors Lux shall invest an additional $2,500,000 in Vast in exchange for senior convertible notes in the form attached hereto as Exhibit A (the “New Notes”). The New Notes, when issued, will be the most senior instrument in Vast’s capital structure (with each other senior debtholder signing a subordination agreement confirming subordination of its respective instruments to the New Notes) and Nabors Lux shall have the right at any time until the maturity date of the New Notes to convert the New Notes into Company Shares; provided, that, the New Notes will automatically convert into Company Shares at the closing of the Merger. The $2,500,000 New Notes investment by Nabors Lux will replace a $2,500,000 portion of its current $10,000,000 obligation to acquire $10,000,000 in Company Shares at the closing of the Merger.

b.	AgCentral shall enter into that certain Subordination Agreement in the form attached hereto as Exhibit B (the “Subordination Agreement”), in order to provide seniority of the new Notes over Vast’s $2,500,000 debt owed to AgCentral.

c.	The applicable parties will enter into that certain Backstop Agreement in the form attached hereto as Exhibit C (the “Backstop Agreement”), whereby, among other things, (i) Nabors Lux shall agree to backstop an equity investment in Vast of $15,000,000 in Company Shares at $10.20 to underwrite the potential investment by additional investors in Vast, on the specific terms and conditions set forth in the Backstop Agreement, (ii) payment of 500,000 of First Earnout Shares, 500,000 of Second Earnout Shares and 500,000 of Third Earnout Shares (each as defined in the Support Agreement) shall be accelerated so that those 1,500,000 Company Shares are issued to Sponsor (or its designee) concurrently with the closing of the Merger, and (iii) Nabors Lux shall be entitled to an additional 350,000 Company Shares as an incremental funding fee paid upon the closing of the Merger or the termination of the Acquisition Agreement.

d.	Nabors’ consent (not to be unreasonably withheld) will be required for any debt or equity capital raise by Vast (including any amounts raised from and after the closing of the New Notes) until the earlier to occur of the third anniversary of the closing of the Merger and the Company attaining a $1 billion market capitalization. This right is documented in the Backstop Agreement and that certain Form of Shareholder and Registration Rights Agreement to be executed simultaneously with the closing of the Merger and substantially in the form attached hereto as Exhibit D (the “Amended Shareholders Agreement”).

e.	The Amended Shareholders Agreement also provides that (i) Sponsor shall be entitled to appoint two directors of Vast until the earlier to occur of (1) the third anniversary of the closing of the Merger and (2) the date on which Vast’s equity market capitalization is equal to or in excess of $1 billion, and (ii) Nabors shall have a most-favored nations rights with regard to its investment under the Backstop Agreement for any financing or investment agreements made by Vast on the specific terms and conditions set forth therein.

f.	The applicable parties will amend the Support Agreement pursuant to the amendment in the form attached hereto as Exhibit E (the “Support Agreement Amendment”) to provide for the accelerated payment of 500,000 of First Earnout Shares, 500,000 of Second Earnout Shares and 500,000 of Third Earnout Shares (each as defined in the Support Agreement) to Sponsor (or its designee) and to clarify that there remain 800,000 First Earnout Shares, 800,000 Second Earnout Shares, and 800,000 Third Earnout Shares, all payable pursuant to the Support Agreement (as amended).

g.	The applicable parties will amend the Acquisition Agreement pursuant to the amendment in the form attached hereto as Exhibit F (the “Acquisition Agreement Amendment”) to provide for (i) Vast and Merger Sub’s waiver of the conditions to their obligation to consummate the Acquisition Agreement (other than the mutual closing conditions set forth therein), and AgCentral’s agreement to approve certain to-be-agreed amendments to the Acquisition Agreement, and to take all reasonable and appropriate actions to fulfill applicable listing requirements of a national securities exchange.

h.	The applicable parties will amend the Equity Subscription Agreements to document the reduction in the Nabors Lux commitment amount to $7.5 million and to reflect AgCentral’s agreement to waive the condition in its Equity Subscription Agreement forbidding any waiver of the minimum cash condition contained in Section 8.3(f) of the Acquisition Agreement.

For purposes of this Agreement, the New Notes, the Subordination Agreement, the Backstop Agreement, the Amended Shareholder Agreement, the Support Agreement Amendment, the Acquisition Agreement Amendment, and any ancillary documents, exhibits, attachments, and annexes related thereto shall be referred to collectively as the “Financing Documents”.

2.	In the event of any conflict between the terms of the Backstop Agreement and any terms set forth in the Financing Documents, the terms of the Backstop Agreement shall prevail.

3.	This Agreement may not be amended or waived except by an instrument in writing signed by the parties hereto. This Agreement shall not be assignable by any party hereto without the prior written consent of each other party hereto (such consent not to be unreasonably withheld, conditioned or delayed), and any attempted assignment without such consent shall be null and void. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first set forth above.

NABORS INDUSTRIES LTD.

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Master Agreement]

NABORS LUX 2 S.A.R.L.

By:	/s/ Mark Douglas Andrews
Name:	Mark Douglas Andrews
Title:	Class A Manager

[Signature Page to Master Agreement]

NABORS ENERGY TRANSITION CORP.

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

[Signature Page to Master Agreement]

NABORS ENERGY TRANSITION SPONSOR LLC

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

[Signature Page to Master Agreement]

VAST SOLAR PTY. LTD.

By:	/s/ Craig David Wood
Name:	Craig David Wood
Title:	Director

By:	/s/ Colin Raymond Sussman
Name:	Colin Raymond Sussman
Title:	Director

[Signature Page to Master Agreement]

AGCENTRAL ENERGY PTY LTD

By:	/s/ John Igino Kahlbetzer
Name:	John Igino Kahlbetzer
Title:	Director

By:	/s/ Colin Raymond Sussman
Name:	Colin Raymond Sussman
Title:	Director

[Signature Page to Master Agreement]

NEPTUNE MERGER SUB. INC.

By:	/s/ Craig David Wood
Name:	Craig David Wood
Title:	President

[Signature Page to Master Agreement]

Exhibit A

New Notes

Attached.

Amending Deed Poll - Convertible Notes Deed Poll

Dated            2023

Vast Solar Pty Ltd (ACN 136 258 574) (“Company”)

in favour of each “Noteholder” (as described in the Convertible Notes Deed Poll)

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.kwm.com

Amending Deed Poll - Convertible Notes Deed Poll

Contents

Details		1
General terms		2
1	Definitions and interpretation	2
1.1	Definitions	2
1.2	Interpretation	2
2	Amendment	2
3	Confirmation and acknowledgement	2
3.1	Conflict	2
4	Governing law	2
Signing page		3
Annexure A - Convertible Notes Deed Poll		4

© Mallesons Stephen Jaques	Amending Deed Poll - Convertible Notes Deed Poll	i

Amending Deed Poll - Convertible Notes Deed Poll

Details

Parties	Company
Company	Name	Vast Solar Pty Ltd
	ACN	136 258 574
	Address	226-230 Liverpool Street Darlinghurst NSW 2010 Australia
	Email	alec.waugh@vastsolar.com
	Attention	Alec Waugh
Date of Amending Deed Poll	See Signing page

Recitals	1.	The Company entered into the Existing Convertible Note Deed Poll on 14 February 2023, in favour of each Noteholder (as defined in the Convertible Note Terms).

2.	Pursuant to clause 6.5(a) of the Existing Convertible Note Deed Poll, the Company proposes to amend the Existing Convertible Note Deed Poll and Convertible Note Terms.

3.	The Company has received written authorisation from each Noteholder to amend Existing Convertible Note Deed Poll.

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Amending Deed Poll - Convertible Notes Deed Poll

General terms

1	Definitions and interpretation

1.1	Definitions

These meanings apply unless the contrary intention appears:

Convertible Notes Deed Poll means the Existing Convertible Note Deed Poll as amended by this deed poll and set out in Annexure A.

Convertible Note Terms means the terms and conditions set out in Schedule 2 and Schedule 3 of the Convertible Note Deed Poll.

Effective Date means the date of this deed poll.

Existing Convertible Notes Deed Poll means the document entitled “Convertible Notes Deed Poll” dated 14 February 2023 executed by the Company in favour of the Noteholders.

Noteholder has the meaning given to the term in the Convertible Note Terms.

1.2	Interpretation

Clause 2 (“Interpretation”) of Schedule 1 of the Convertible Note Deed Poll applies to this deed poll as if set out in full except that references to “this Note Deed Poll” are to be read as references to “this deed poll”.

2	Amendment

On and from the Effective Date, the Existing Convertible Note Deed Poll is amended as set out in Annexure A to this deed poll.

3	Confirmation and acknowledgement

3.1	Conflict

If there is a conflict between the Existing Convertible Note Deed Poll and this deed poll, the terms of this deed poll prevail.

4	Governing law

This deed poll is governed by the law in force in New South Wales and the Company and each Noteholder submit to the non-exclusive jurisdiction of the courts of that place.

EXECUTED as a deed poll in favour of the Noteholders.

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Amending Deed Poll - Convertible Notes Deed Poll

Signing page

DATED: ______________________

Signed, sealed and delivered by Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and by:

Signature of John Kahlbetzer (director)

Signature of Colin Sussman (director)

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Amending Deed Poll - Convertible Notes Deed Poll

Annexure A - Convertible Notes Deed Poll

© Mallesons Stephen Jaques	Amending Deed Poll - Convertible Notes Deed Poll	4

Convertible Note Deed Poll

Vast Solar Pty Ltd (ACN 136 258 574)

Contents	Page

Background			2
1	Defined terms and interpretation		2
	1.1	Definitions in the Dictionary	2
	1.2	Interpretation	2
2	The Convertible Notes		2
	2.1	Issue of Convertible Notes	2
	2.2	Maturity Date	3
3	Acknowledgement and undertaking		3
4	Discharge and release		4
5	Costs, expenses and duty		4
	5.1	Costs and expenses	4
	5.2	Costs of performance	4
	5.3	Duty	4
6	General		4
	6.1	Notices	4
	6.2	Jurisdiction	5
	6.3	Arbitration	6
	6.4	Invalidity	6
	6.5	Amendments and waivers	6
	6.6	Cumulative rights	6
	6.7	Non-merger	6
	6.8	Payments	6
	6.9	Counterparts	6
	6.10	Further assurances	7

Schedule 1	Dictionary	8

Schedule 2	Series 1 Convertible Note Terms	15

Schedule 3	Series 2 Convertible Note Terms	30

Execution page		45

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Date:

Parties

1	Vast Solar Pty Ltd (ACN 136 258 574) of 226-230 Liverpool Street, Darlinghurst NSW 2010, Australia (Company)

In favour of

2	Each person who is from time to time a Noteholder (as defined in the applicable Convertible Note Terms).

Background

The Company proposes to issue the Convertible Notes in accordance with the terms of this Note Deed Poll.

The parties agree:

1	Defined terms and interpretation

1.1	Definitions in the Dictionary

Unless the context requires otherwise, a term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary; and

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act.

1.2	Interpretation

The interpretation clause in Schedule 1 sets out rules of interpretation for this Note Deed Poll.

2	The Convertible Notes

2.1	Issue of Convertible Notes

Subject to the terms of this Note Deed Poll, the Company may at any time and from time to time create and issue Convertible Notes under this Note Deed Poll that:

(a)	rank pari passu among themselves;

(b)	are senior in right of payment to Shares and any other capital stock of the Company and the Existing Notes;

(c)	are subordinated or unsubordinated in accordance with clause 1 of the applicable Convertible Note Terms; and

(d)	are subject to the provisions of this Note Deed Poll.

The obligations of the Company under the Convertible Notes are constituted by, and specified in, this Note Deed Poll.

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The Company will use the proceeds of the Convertible Notes for general corporate purposes.

2.2	Maturity Date

(a)	Subject to paragraph (b), the Maturity Date for each Series 1 Convertible Note is 18 months from the date of issuance of that Convertible Note and the Maturity Date for each Series 2 Convertible Note is 24 months from the date of issuance of that Convertible Note.

(b)	Provided that an Exit Event has been “initiated”, meaning that either:

(i)	the Company has entered into an agreement to complete an Exit Event; or

(ii)	the Company’s board of directors has signed a resolution authorizing a transaction constituting an Exit Event,

then at least one calendar month prior to the initial Maturity Date (but no more than 45 days prior to the initial Maturity Date), the Company may provide notice in writing to the Noteholders of its decision to extend the initial Maturity Date to a date that is no later than 6 months after the initial applicable Maturity Date.

(c)	Upon reaching the applicable Maturity Date, the Convertible Notes will either (at the Company’s election):

(i)	convert to Shares in accordance with clause 6 of the applicable Convertible Note Terms;

(ii)	if consented to in writing by the applicable Noteholder, be redeemed for the Redemption Amount in accordance with clause 7 of the applicable Convertible Note Terms; or

(iii)	if consented to in writing by the applicable Noteholder, a combination of (i) and (ii) in accordance with clause 9(c) of the applicable Convertible Note Terms.

3	Acknowledgement and undertaking

(a)	The Company acknowledges its indebtedness to each Noteholder for the Principal Outstanding under each Convertible Note issued to the Noteholder under the applicable Convertible Note Terms, and all other amounts payable by the Company to the Noteholder from time to time under this Note Deed Poll and the applicable Convertible Note Terms.

(b)	The Company unconditionally and irrevocably undertakes with each Noteholder:

(i)	to pay, in respect of each Convertible Note issued to the Noteholder, all payments of principal, interest and other amounts in respect of the Convertible Note in accordance with this Note Deed Poll and the applicable Convertible Note Terms; and

(ii)	otherwise to observe its obligations under, and to comply with, and procure the compliance as necessary of any third parties, to the Note Documents.

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4	Discharge and release

The Company will immediately be discharged and released from its liabilities and obligations under the applicable Convertible Note Terms (other than liabilities for any breach of or claim in relation to this Note Deed Poll prior to the date of such discharge and release) in respect of each Convertible Note to the extent:

(a)	Conversion has not occurred, the Redemption Amount has been satisfied in full and all of the Company’s other obligations hereunder are satisfied; or

(b)	Conversion has occurred, the date on which the Conversion has been completed and all of the Company’s other obligations hereunder are satisfied.

5	Costs, expenses and duty

5.1	Costs and expenses

Unless otherwise provided in this Note Deed Poll, the Company and each Noteholder must pay its own costs and expenses relating to this Note Deed Poll, the issue of the Convertible Notes and any other agreement or document entered into or signed under this Note Deed Poll, including the Subscription Agreement.

5.2	Costs of performance

The Company and each Noteholder must pay its own costs and expenses relating to performing its obligations under this Note Deed Poll, unless otherwise provided in this Note Deed Poll.

5.3	Duty

The Company must pay all stamp, transaction or registration duty or similar charge imposed by any Government Agency which may be payable on or in connection with this Note Deed Poll and any instrument executed under or in connection with or any transaction evidenced by this Note Deed Poll.

6	General

6.1	Notices

(a)	Any notice or other communication given under this Note Deed Poll including, but not limited to, a request, demand, consent or approval, to or by the Company or a Noteholder:

(i)	must be in legible writing and in English;

(ii)	must be addressed to the addressee at the address or email address set out below or to any other address or email address a party notifies the other under this clause:

(A)	if to the Company:

Address:       226-230 Liverpool Street,
Darlinghurst NSW 2010
Australia

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Attention:      Alec Waugh

Email:             alec.waugh@vastsolar.com

with a copy (for information purposes only) to David Josselsohn, Partner, Gilbert + Tobin, at djosselsohn@gtlaw.com.au; and

(B)	if to a Noteholder, to the address specified in the Register;

(iii)	must be signed by an officer of a sender which is a body corporate; and

(iv)	must be either:

(A)	delivered by hand or sent by pre-paid ordinary mail (by airmail if sent to or from a place outside Australia) to the addressee’s address; or

(B)	sent by email to the addressee’s email address; and

(v)	is deemed to be received by the addressee in accordance with clause 6.1(b).

(b)	Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice is deemed to be received:

(i)	if sent by hand, when delivered to the addressee;

(ii)	if by post:

(A)	mailed within Australia, five Business Days after and including the date of postage/on delivery to the addressee; or

(B)	mailed from Australia to a location outside of Australia, 10 Business Days after and including the date of postage/one delivery to the addressee; and

(iii)	if sent by email:

(A)	when the sender receives an automated message confirming delivery; or

(B)	5 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first,

but if the delivery or receipt is on a day which is not a Business Day or is after 5.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.

(c)	In this clause a reference to an addressee includes a reference to an addressee’s officers, agents or employees or a person reasonably believed by the sender to be an officer, agent or employee of the addressee.

6.2	Jurisdiction

This Note Deed Poll is governed by the laws of New South Wales.

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6.3	Arbitration

(a)	Any dispute, controversy or claim arising out of, relating to or in connection with this Note Deed Poll, including any question regarding its existence, validity or termination must be referred to and finally resolved by arbitration in accordance with the Singapore International Arbitration Centre Rules (as currently adopted).

(b)	The appointing authority shall be the President of the Court of Arbitration of the Singapore International Arbitration Centre.

6.4	Invalidity

(a)	If a provision of this Note Deed Poll, or a right or remedy of the Company or a Noteholder is invalid or unenforceable in a particular jurisdiction:

(i)	it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)	This clause is not limited by any other provision of this Note Deed Poll in relation to severability, invalidity or unenforceability.

6.5	Amendments and waivers

(a)	At any time and from time to time the Company may, by resolution of its board, modify, alter, cancel, amend or add to all or any of this Note Deed Poll and the applicable Convertible Note Terms, if the modification, alteration, cancellation, amendment or addition is authorised in writing by each of the Noteholders.

(b)	A waiver of a provision of this Note Deed Poll or a right or remedy arising under this Note Deed Poll, including this clause, must be in writing and signed by the party granting the waiver.

6.6	Cumulative rights

The rights and remedies of a party under this Note Deed Poll do not exclude any other right or remedy provided by law.

6.7	Non-merger

No provision of this Note Deed Poll merges on completion of any transaction contemplated by this Note Deed Poll.

6.8	Payments

A payment which is required to be made under this Note Deed Poll must be paid in Immediately Available Funds and in US$.

6.9	Counterparts

This Note Deed Poll may be signed in any number of counterparts and all those counterparts together make one instrument.

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6.10	Further assurances

Except as expressly provided in this Note Deed Poll, each party must, at its own expense, do all things reasonably necessary to give full effect to this Note Deed Poll and the matters contemplated by it (including the conversion of the Convertible Notes), including by providing information, holding securityholder meetings and obtaining regulatory approvals.

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Schedule 1         Dictionary

1	Dictionary

In this Note Deed Poll:

AgCentral means AgCentral Energy Pty Ltd (ACN 665 472 711).

applicable laws means the applicable laws of any relevant jurisdiction, including but not limited to Chapter 6 of the Corporations Act, anti-bribery laws and relevant foreign investment laws and policies.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ACN 008 624 691 or the Australian Securities Exchange operated by it (as the context requires).

Business Combination means a business combination involving the Company and a publicly listed special purpose acquisition company or a so-called “reverse holdco merger”, whether by merger, consolidation, stock purchase, asset sale or otherwise.

Business Day means a day on which banks are open for business in Sydney, Australia, excluding a Saturday, Sunday or public holiday.

Change of Control Event means (excluding the SPAC Transaction):

(a)	a person not in Control of the Company (either alone or jointly with another person) acquires Control of the Company; or

(b)	a Group member enters into any arrangement to dispose of or transfer to one or more third parties:

(i)	all or substantially all of the assets of the Group or its business in any manner including by way of a restructure, asset or security sale; or

(ii)	50% or more of the voting shares in the Company or any Group member which is material to the operation of the Group’s business,

but excluding any arrangement in respect of a solvent internal restructuring of the Group or its business, which does not meet the criteria of clauses (a) or (b).

Control of an entity means the direct or indirect power to directly or indirectly (a) direct or cause the direction of the management and policies of such entity; or (b) control the membership of the board of directions, in each case, whether or not the power has statutory, legal or equitable force or is based on statutory, legal or equitable rights and whether or not it arises by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the entity or otherwise.

Conversion means the conversion of a Convertible Note into Shares pursuant to the Convertible Note Terms and Convert and Converted has a corresponding meaning.

Conversion Date means the date on which Conversion occurs.

Conversion Price means:

(a)	in respect of the Series 1 Convertible Notes:

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(i)	in the case of Conversion on the Maturity Date, a price per Share (to be determined) based on the fair market value of a Share at the applicable Maturity Date;

(ii)	in the case of Conversion in connection with the SPAC Transaction, US$10.20 per Share; or

(iii)	in the case of Conversion in connection with (i) any other Exit Event or (ii) an Event of Default, a 25% discount to the implied price per Share (to be determined) based on the valuation of the Company implied in that Exit Event; or

(b)	in respect of the Series 2 Convertible Notes:

(i)	in the case of Conversion in connection with the SPAC Transaction, US$10.20 per Share; or

(ii)	in the case of Conversion in connection in connection with an exercise of Noteholder Conversion, US$10.20 per Share, other than, for the avoidance of doubt, as set forth below in clause (iii) below; or

(iii)	in the case of Conversion in connection with (i) any other Exit Event or (ii) an Event of Default, a 25% discount to either (i) the implied price per Share (to be determined) based on the valuation of the Company implied in that Exit Event, or US$10.20 per Share, at the election of the Noteholder of Series 2 Convertible Notes; or

provided that, (1) if at any time or from time to time after the date hereof, there shall occur any change in the amount or value of the Shares as a result of a recapitalization, merger, consolidation, Dividend, stock split, reverse split, conversion or reclassification of equity or like event, the initial Conversion Price shall be equitably adjusted to a Conversion Price (x) as reasonably determined by the board of directors and consented to in writing by the Noteholders or (y) by an internationally recognized independent financial institution consented to in writing by the Noteholders; and (2) to the extent the Company makes an adjustment to the Conversion Price as set forth above, the Company shall give written notice to the Noteholders, which notice shall state in reasonable detail the events giving rise to such adjustment and the nature and method of calculation of the adjustment.

Convertible Note means an unsecured convertible loan note to be issued by the Company under this Note Deed Poll, convertible into Shares, with the rights described in the Convertible Note Terms, title to which is recorded in and evidenced by an inscription in the Register.

Convertible Note Terms means the Series 1 Convertible Note Terms or Series 2 Convertible Note Terms, as applicable.

Corporations Act means Corporations Act 2001 (Cth).

Deed of Accession means a deed of accession substantially in the form set out in Schedule 5 of the Investor Deed.

Dictionary has the meaning given to it in clause 1.1.

Dividend means any dividend or distribution to Shareholders whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction in capital (and for these purposes a distribution of assets includes without limitation an issue of Shares, or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves).

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Event of Default has the meaning given to it in clause 7.2(c) of the Convertible Note Terms.

Exchange Ratio means the number of Shares into which a Convertible Note will be Converted calculated as follows:

Principal Outstanding
Conversion Price

Existing Notes means the convertible notes issued by the Company to AgCentral pursuant to the Subordinated Debt Documents (as that term is defined in the Existing Subordination Deed).

Existing Subordination Deed means the subordination deed between the Company and AgCentral as Subordinated Creditor in favour of the Senior Creditors (as that term is defined therein), dated 14 February 2023.

Exit Event means an event set out in clause 6(a) of the Convertible Note Terms or a Change of Control Event.

Face Value means US$1.00.

Government Agency means:

(a)	a government, whether foreign, federal, state, territorial or local;

(b)	A department, office or minister of a government acting in that capacity; or

(c)	a commission, delegate, instrumentality, agency, board or other governmental, or semi-governmental judicial, administrative, monetary or fiscal authority, whether stator or not.

Group means the Company and each wholly-owned subsidiary of the Company.

Holding Company has the meaning given to it in clause 10 of the Convertible Note Terms.

Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account in clear funds without deduction, set-off or counterclaim unless expressly authorised by the terms of this Note Deed Poll.

Insolvency Event means, in respect of an entity, the occurrence of any one or more of the following events in relation to that entity:

(a)	an order is made by a court that it be wound up, declared bankrupt or that a provisional liquidator or receiver or receiver and manager be appointed;

(b)	a liquidator or provisional liquidator is appointed;

(c)	an administrator is appointed to it under sections 436A, 436B or 436C of the Corporations Act;

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(d)	a Controller (as defined in section 9 of the Corporations Act) is appointed to it or all (or substantially all) of its assets;

(e)	a receiver is appointed to it or all (or substantially all) of its assets;

(f)	it proposes a deed of company arrangement or other administration involving one or more of its creditors;

(g)	it is insolvent as disclosed in its accounts or otherwise, states that it is insolvent, is presumed to be insolvent under an applicable law (including under sub-section 459C(2) or section 585 of the Corporations Act) or otherwise is, or states that it is, unable to pay all its debts as and when they become due and payable;

(h)	it is taken to have failed to comply with a statutory demand as a result of sub-section 459F(1) of the Corporations Act;

(i)	a notice is issued under sections 601AA or 601AB of the Corporations Act; or

(j)	anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the events set out in the above paragraphs of this definition;

Investor means a person that makes an application to subscribe for Convertible Notes.

IPO means an initial public offering of any class of equity securities by the Company (or a new holding company formed as a special purpose vehicle for the initial public offering) in conjunction with a listing or quotation of those equity securities on the ASX, the London Stock Exchange (LSE), the Singapore Stock Exchange (SGX), New York Stock Exchange (NYSE) or the Nasdaq Stock Market (Nasdaq);

IPO Conversion Event means the allotment and/or transfer of Shares in relation to a successful IPO that results in net proceeds to the Company of at least US$30.0 million (or the equivalent in a foreign currency).

Issue Date means in respect of a Convertible Note, the actual date on which that Convertible Note is issued in accordance with clause 2.1.

Investor Deed means the investor deed in relation to the Company, between the Company, AgCentral and Nabors, dated 14 February 2023.

Material Adverse Effect means one or more events or occurrences or matters individually or in aggregate that has or could reasonably be expected to have a material adverse effect on:

(a)	the condition (financial or otherwise), prospects, business, assets or operations of the Group;

(b)	the ability of the Company to perform any of its obligations under this Note Deed Poll or any of the other Note Documents;

(c)	the rights of or benefits available to a Noteholder under this Note Deed Poll or any other Note Document; or

(d)	the validity, priority or enforceability of this Note Deed Poll or any of the other Note Documents.

Maturity Date has the meaning given to it in clause 2.2.

Nabors means Nabors Lux 2 S.a.r.l.

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New Subordination Deed means the subordination deed between the Company and AgCentral and Nabors as the Subordinated Creditors in favour of Nabors as Senior Creditor, dated on or about the date of this Note Deed Poll.

Note Deed Poll means this deed poll including the Convertible Note Terms, as amended from time to time.

Note Document means this Note Deed Poll, the Subscription Agreement, Investor Deed and the Subordination Deed.

Noteholder means the registered holder of a note.

Noteholder Conversion means, the right of a Noteholder of Series 2 Convertible Notes to redeem such notes at any time to, and including, the date of the Business Combination, upon 20 Business Days’ written notice to the Company.

Principal Outstanding means, in respect of a Convertible Note, the Face Value of the Convertible Note and any amounts capitalised from time to time.

Redemption Amount means:

(a)	in relation to any redemption of Notes other than a redemption contemplated by clause (b) below, the Principal Outstanding and any accrued but unpaid interest to the Redemption Date; or

(b)	in relation to redemption for a Change of Control Event:

(i)	an amount equal to the sum of 110% of the Principal Outstanding, any accrued but unpaid interest to the Redemption Date and any interest that would have accrued on the Convertible Note if it had not been redeemed until the Maturity Date; or

(ii)	an amount equal to 110% of the value of the Shares into which the Convertible Notes would have converted,

in each case, at the Noteholder’s election.

Redemption Date means, in respect of a Convertible Note, the date on which the Convertible Note is redeemed pursuant to clause 7.1 of the Convertible Note Terms.

Redemption Notice means a notice in the same or substantially the same form as Attachment A.

Register means the register of noteholders to be kept under clause 17 of the Series 1 Convertible Note Terms and clause 16 of the Series 2 Convertible Note Terms.

Securities means any securities including, without limitation, Shares, or options, warrants or other rights to subscribe for or purchase or acquire Shares.

Security Interest means a right, interest, power or arrangement in relation to an asset which provides security for the payment or satisfaction of a debt, obligation or liability including without limitation under a bill of sale, mortgage, charge, lien, pledge, encumbrance, trust, power, deposit, hypothecation or arrangement for retention of title, and includes an agreement to grant or create any of those things.

Series 1 Convertible Notes means the convertible notes issued by the Company to Nabors and AgCentral pursuant to this Note Deed Poll on 14 February 2023.

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Series 2 Convertible Notes means the convertible notes issued by the Company to Nabors pursuant to this Note Deed Poll on or around the date of this Note Deed Poll.

Series 1 Convertible Note Terms means the terms described in Schedule 2 to this Note Deed Poll.

Series 2 Convertible Note Terms means the terms described in Schedule 3 to this Note Deed Poll.

Shareholders means the shareholders of the Company from time to time.

Shares means ordinary shares in the capital of the Company.

SPAC Transaction means a Business Combination involving the Company and Nabors Energy Transition Corp.

Subordination Deed means each of the Existing Subordination Deed and the New Subordination Deed.

Subscription Agreement means an agreement between the Company and an Investor under which the Investor applies, and subscribes for, one or more Convertible Notes and which application is accepted by the Company.

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) and deductions or withholdings collected or imposed by any authority together with any related interest, penalties, fines and expenses in connection with any of them, and Tax has a corresponding meaning.

US$ means the lawful currency of the United States of America.

2	Interpretation

In this Note Deed Poll the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this Note Deed Poll;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include all genders;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words 'such as', 'including', 'particularly' and similar expressions are not used as nor are intended to be interpreted as words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, Government Agency, association, corporation or other body corporate;

(ii)	a thing (including but not limited to a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

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(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party or schedule is a reference to a clause or term of, or party or schedule to this Note Deed Poll;

(vi)	a clause is a reference to a clause of a schedule;

(vii)	this Note Deed Poll includes all schedules to it;

(viii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity, listing rule or business rule of a stock exchange court order or official directive of a federal, state or local Government Agency having appropriate jurisdiction (whether or not having the force of law), and is a reference to that law as amended, consolidated or replaced;

(ix)	an agreement other than this Note Deed Poll includes an undertaking, or legally enforceable arrangement or understanding whether or not in writing; and

(x)	a monetary amount is in United States dollars;

(g)	an agreement on the part of two or more persons binds them severally;

(h)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)	in determining the time of day where relevant to this Note Deed Poll, the relevant time of day is:

(j)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located;

(k)	for any other purpose under this Note Deed Poll, the time of day in the place where the party required to perform an obligation is located; and

(l)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Note Deed Poll or any part of it.

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Schedule 2         Series 1 Convertible Note Terms

1	Form of note

1.1	Form

The Convertible Notes are direct, subordinated, unconditional and unsecured obligations of the Company issued in uncertificated form, which will at all times rank:

(a)	pari passu amongst themselves and with pari passu subordinated obligations;

(b)	ahead of Shares and any other capital stock or equity interests (which for the avoidance of doubt does not include Series 2 Convertible Notes) the Company may issue from time-to-time;

(c)	senior in right of payment to the Existing Notes;

(d)	senior in right of payment to all existing and future subordinated obligations of the Company (other than pari passu subordinated obligations); and

(e)	subordinated in right of payment to the Series 2 Convertible Notes.

1.2	Issue price, Face Value and number

Each Convertible Note:

(a)	will be issued at an issue price of US$1.00; and

(b)	has a face value of US$1.00 (Face Value).

1.3	Payment

Payment of the issue price of a Convertible Note to the Company will be in accordance with the terms of the Subscription Agreement.

1.4	No variation

The terms and conditions of each Convertible Note may only be varied by deed poll executed by the Company having first obtained the approval in writing of the Noteholders.

2	Status as creditors

(a)	Prior to Conversion, each Convertible Note:

(i)	confers rights on the Noteholder as a subordinated and unsecured creditor of the Company (ranking as described in clause 1.1);

(ii)	confers rights on the Noteholder to attend general meetings of the Company; and

(iii)	does not confer on the Noteholder rights to vote at general meetings of the Company (other than by reason of pre-existing rights to do so).

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(b)	By accepting the issue of a Convertible Note, each Noteholder:

(i)	agrees to be bound by this Note Deed Poll; and

(ii)	acknowledges that it is a subordinated and unsecured creditor of the Company and that each Convertible Note that it holds does not itself confer rights as a member of the Company.

3	Payments

3.1	Payment

All payments to be made in relation to a Convertible Note will be made in US$:

(a)	after deduction of all withholdings and deductions required by law; and

(b)	in either:

(i)	Immediately Available Funds to a bank account to be nominated by the relevant party (which includes, where the relevant party is a Noteholder, the account of the Noteholder recorded in the Register);

(ii)	by cheque marked “not negotiable” and sent to the address of the relevant party (which includes, where the relevant party is a Noteholder, the address of the Noteholder recorded in the Register); or

(iii)	by any other method of transferring money agreed by the relevant parties.

3.2	Withholding Tax Gross Up

If the Company is required by law to withhold or deduct an amount in respect of Taxes from a payment of principal or interest to be made to a Noteholder, the Company shall pay an additional amount together with the payment so that, after the withholding or deduction, the Noteholder receives an amount equal to the payment which would have been due had no withholding or deduction been required. For the avoidance of doubt, this clause applies with respect to any interest which is capitalised pursuant to clause 5.2(b)(ii) or clause 5.3(c)(ii) so that the amount of the capitalised interest is not to be calculated net of the relevant withholding or deduction and is instead to be calculated taking into account any additional amount calculated under this clause.

4	Transfer of Convertible Note

A Noteholder must not assign, transfer or otherwise deal with or dispose of the legal or beneficial interest in a Convertible Note except:

(a)	as permitted by the Investor Deed; or

(b)	where an Event of Default has occurred and is subsisting beyond any cure period specified in clause 7.2(c).

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5	Interest

5.1	Interest Rate

Subject to clause 5.3, interest will accrue on the Face Value of each Convertible Note at a fixed rate of interest of 4.0 per cent per annum accruing daily from the Issue Date until the earlier of:

(a)	if the Convertible Note is redeemed, the day on which the Redemption Amount on the Convertible Note has been paid (or deemed to have been paid) by the Company to the Noteholder in full; and

(b)	if the Convertible Note is Converted, the Conversion Date.

5.2	Payment of Interest

(a)	Interest accruing on the Face Value of each Convertible Note will be calculated and payable by the Company to the relevant Noteholder six monthly in arrears, commencing on the date that is 6 months after the Issue Date.

(b)	The Company may, at its discretion (but with notice to the Noteholders), pay interest in respect of Convertible Notes:

(i)	in cash in accordance with clause 3.1; or

(ii)	by payment in kind, whereby the value of the interest is capitalised and added to the Principal Outstanding of each Convertible Note and thereafter deemed to have been paid. Any interest paid pursuant to this clause (ii) shall thereafter be deemed Principal for all purposes under this Note Deed and shall accrue interest as provided in Section 5.2(a).

5.3	Default Interest

(a)	Following the occurrence of an Event of Default, interest will accrue on the Face Value of each Convertible Note at a fixed rate of interest of 8.0 per cent per annum accruing daily from the date of the Event of Default until the day on which the Redemption Amount on the Convertible Note has been paid (or deemed to have been paid) by the Company to the Noteholder in full (Default Interest).

(b)	Default Interest will be calculated and payable by the Company to the relevant Noteholder on the Redemption Date.

(c)	The Company may, at its discretion (but with notice to the Noteholders), pay the Default Interest in respect of Convertible Notes:

(i)	in cash in accordance with clause 3.1; or

(ii)	by payment in kind, where the value of the Default Interest is capitalised and added to the Principal Outstanding and thereafter deemed to have been paid.

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6	Conversion

(a)	In respect of each Convertible Note, provided that the Convertible Note has not otherwise been Converted, redeemed or cancelled, on the earlier of:

(i)	(Business Combination) a Business Combination (including, for the avoidance of doubt, the SPAC Transaction); or

(ii)	(IPO Conversion Event) immediately on or before an IPO Conversion Event,

and subject to clause 6(d) below, the Company must:

(iii)	convert the Convertible Notes held by the relevant Noteholder and allot and issue to the Noteholder the number of fully paid Shares equal to the quotient resulting from the Exchange Ratio (Conversion Shares);

(iv)	enter the Noteholder into the Company’s register of members as the holder of the Conversion Shares promptly upon receipt of all documentation required pursuant to this Note Deed Poll; and

(v)	deliver to the Noteholder a certificate showing the Noteholder as the holder of the relevant number of Conversion Shares;

(b)	The Conversion Shares will be fully paid, be free of Security Interests, and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Shares will not rank before (or, as the case may be, the Noteholder shall not be entitled to receive) any rights, distributions or payments where the record date or other due date for the establishment of entitlement falls prior to the relevant Conversion Date.

(c)	On the Conversion of a Convertible Note and the allotment and issue of Shares to the relevant Noteholder, the relevant Noteholder irrevocably and unconditionally consents to becoming a member of the Company and agrees to be bound by the constitution of the Company.

(d)	To the extent that the relevant Noteholder is not a Shareholder, that Noteholder must execute and deliver to the Company a Deed of Accession before the Company will allot and issue any Shares to that Noteholder.

7	Conversion or Redemption for Event of Default

7.1	Conversion or Redemption

In respect of each Convertible Note, within 5 Business Days of the Company receiving or being deemed to receive a Redemption Notice in respect of the Convertible Note in accordance with clause 7.2 or clause 8 and provided that the Convertible Note has not otherwise been Converted, redeemed or cancelled, the Company must redeem the Convertible Note for the Redemption Amount, which shall become immediately due and payable in respect of the Convertible Note and pay the Redemption Amount to the Noteholder in Immediately Available Funds, and the Convertible Note will be incapable of being Converted.

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Upon receipt of a notice of Conversion in accordance with clause 7.2, the Company must Convert the applicable Convertible Notes in the manner and times as set out in clause 6.

7.2	Conversion or Redemption on Event of Default

(a)	The Company must notify each Noteholder as soon as practicable after becoming aware that an Event of Default has occurred.

(b)	If such Event of Default continues to subsist, the Noteholder may give the Company a Redemption Notice or a notice of Conversion.

(c)	It is an Event of Default by the Company against a Noteholder if, at any time:

(i)	Insolvency Event: an Insolvency Event occurs in relation to the Company;

(ii)	failure to pay: the Company fails to pay or repay an amount due to the Noteholder under this Note Deed Poll and such non-payment or non-repayment is not remedied within 5 Business Days of the due date;

(iii)	failure to Convert: the Company fails to Convert a Convertible Note under this Note Deed Poll within 3 Business Days of the date on which Conversion is last required under clause 6 of the Convertible Note Terms or is otherwise in breach of clause 6 of the Convertible Note Terms;

(iv)	Existing Notes or Note Documents: any default or event of default by the Company in the Existing Notes or a Note Document exists and is continuing, and such default or event of default has not been cured or waived within the grace periods set out in the Existing Notes or a Note Document, as the case may be;

(v)	cross default: default by the Company with respect to any Security Interest, loan, credit facility, indenture or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$1,000,000 (or its foreign currency equivalent) in the aggregate of the Company, whether such indebtedness now exists or shall hereafter be created:

(A)	resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date; or

(B)	constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (A) and (B), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 10 days after its due date;

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(vi)	judgement default: a final judgment or judgments for the payment of US$250,000 (or its foreign currency equivalent) or more (in each case excluding any amounts covered by insurance) in the aggregate rendered against the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after:

(A)	the date on which the right to appeal thereof has expired if no such appeal has commenced; or

(B)	the date on which all rights to appeal have been extinguished;

(vii)	failure to perform: the Company fails to perform any obligation under a Note Document (other than as referred to in clauses 7.2(c)(ii) and 7.2(c)(iii)), and the Company fails to remedy the failure within 15 Business Days of the Company receiving from the Noteholder a written request to do so; or

(viii)	Nabors Reserved Matters: the Company fails to comply with the Nabors Reserved Matters as set out in Schedule 4 to the Investor Deed.

8	Conversion or redemption for Change of Control

(a)	The Company must give each Noteholder written notice as soon as practicable after becoming aware that a Change of Control Event has occurred (Change of Control Notice).

(b)	Within 5 Business Days of receiving a Change of Control Notice, each Noteholder may elect, in its absolute discretion, to give the Company:

(i)	a Redemption Notice; or

(ii)	a notice of Conversion,

in respect of all of its Convertible Notes.

(c)	If a Noteholder does not give a Redemption Notice or a notice of Conversion in accordance with clause 8(b), the Noteholder is deemed to have given the Company a Redemption Notice on the fifth Business Day after receiving the Change of Control Notice.

(d)	If a Noteholder gives a notice of Conversion in accordance with clause 8(b), clauses 6(a)(iii)-(v) and clauses 6(b)-6(d) will apply to the Conversion.

9	Conversion or redemption on Maturity Date

Provided that the Convertible Notes have not otherwise been Converted, redeemed or cancelled, on the Maturity Date, the Company may choose to:

(a)	convert the Convertible Notes held by the relevant Noteholder and allot and issue to the Noteholder the Conversion Shares in accordance with the procedures set out in clause 6; or

(b)	if consented to in writing by the applicable Noteholder, redeem the Convertible Notes for the Redemption Amount, which shall become immediately due and payable in respect of the Convertible Notes and pay the Redemption Amount to the Noteholder in Immediately Available Funds; or

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(c)	if consented to in writing by the applicable Noteholder, satisfy its obligation to the Noteholder through a combination of issuing Conversion Shares and paying a proportion of the Redemption Amount.

10	Restructure

(a)	The Noteholder acknowledges that the Company may establish a holding company (Holding Company) under which, the Company and its subsidiaries will be wholly-owned subsidiaries.

(b)	In the event that the Company determines to establish a Holding Company, the Noteholder must do all things reasonably required by the Company to facilitate the SPAC Transaction or the IPO, including selling its Convertible Notes or Shares to the Holding Company, on terms of sale that are substantially the same as the terms provided to all other securityholders of the Company (including as to the opportunity to receive cash and/or Holding Company scrip or notes as consideration); provided that the Noteholder shall not be required to take any such action under this clause 10(b) unless the Company and any such holding company has done all things reasonably necessary to preserve the economic and contractual rights each Noteholder is entitled to hereunder, as reasonably determined by each Noteholder in its sole discretion.

11	Voting rights

Noteholders may attend Shareholder meetings of the Company. However, no Convertible Note shall provide for any voting rights at Shareholder meetings of the Company.

12	Consent for Redemption

(a)	While Nabors (or any of its affiliates) holds any Convertible Notes hereunder, the Company shall not redeem for cash any Convertible Notes held by AgCentral (or any of its affiliates) without prior written consent from Nabors (or any of its affiliates).

(b)	While AgCentral (or any of its affiliates) holds any Convertible Notes hereunder, the Company shall not redeem for cash any Convertible Notes held by Nabors (or any of its affiliates) without prior written consent from AgCentral (or any of its affiliates).

13	Meeting of Noteholders

A meeting of Noteholders may be called in accordance with clause 20 and meetings must be conducted and have those powers in accordance in accordance with clause 20.

14	Foreign holders

Where a Convertible Note is held by or on behalf of a person resident outside Australia, then, notwithstanding any other terms or conditions applicable to the Convertible Note, it will be a condition precedent to the right of the Noteholder to receive payment of any amount payable under these terms and conditions or to obtain Shares on Conversion that the requirements of all applicable laws of the Commonwealth of Australia or any of its States or Territories and of the country of residence of the Noteholder in respect of such payment or Conversion are satisfied so that such payment or Conversion will not result in a breach of any such applicable law by the Company.

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15	Conversion to voting shares precluded

Notwithstanding any other term of these terms and conditions and for the avoidance of doubt, the Company is entitled to refuse to Convert a Convertible Note if the Conversion would result in:

(a)	a person acquiring a 20% or greater Relevant Interest in Shares in the Company in breach of section 606 of the Corporations Act (or any equivalent provision); or

(b)	a foreign person (within the meaning given to that expression in the Foreign Acquisitions and Takeovers Act 1975 (Cth)) acquiring Shares in breach of the Foreign Acquisitions and Takeovers Act 1975 (Cth),

provided that the Company must take all steps within its power (including providing information and holding shareholder meetings) to assist the relevant Noteholder to obtain such approvals as are required.

16	Certificates

The Company will not issue any certificates to Noteholders for their Convertible Notes.

17	Register

(a)	The Company will establish and maintain a register to hold the following information in respect of each Convertible Note issued by it under this Note Deed Poll (Register):

(i)	its issue date, currency and Face Value;

(ii)	the name and address of the Noteholder;

(iii)	details of any transfer of the Convertible Note;

(iv)	the account or address details of the Noteholder for the purposes of receiving any redemption proceeds in respect of the Convertible Note; and

(v)	particulars of all redemptions or conversions of the Convertible Note,

and any other information which the Company considers necessary or desirable in connection with the Convertible Note, including the information required by section 171 of the Corporations Act.

(b)	Entries in the Register in relation to a Convertible Note constitute conclusive evidence that the person so entered is the absolute owner of the Convertible Note, subject to correction for fraud or error. Except as required or permitted by law, the Company must treat the person entered on the Register as the absolute owner of that Convertible Note.

(c)	The entry in the Register in respect of a Convertible Note constitutes:

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(i)	an acknowledgment to the Noteholder by the Company of the indebtedness of the Company to the Noteholder under this Note Deed Poll, including any amounts of capitalised interest; and

(ii)	an undertaking by the Company to make all payments of principal and interest to the Noteholder in accordance with the terms of this Note Deed Poll.

(d)	Each Noteholder may inspect the Register during normal business hours in the place where such register is kept with prior reasonable notice to the Company.

(e)	If requested by a Noteholder, the Company shall promptly provide to the Noteholder a certified extract of the particulars entered in the Register.

(f)	The Company must provide a certified extract of the Register to each Noteholder each time the Register is updated (including to record any capitalised interest amounts) as soon as practicable upon request by a Noteholder and in any event within 1 Business Day of the Register being updated.

(g)	If the Company becomes aware of any error, omission, defect or misdescription in the Register, the Company must promptly rectify the Register.

(h)	If the Noteholder notifies the Company of any change in the Noteholder's details as recorded in the Register, the Company must promptly update the Register.

18	Notices

(a)	Any notice regarding a Convertible Note will be sent to the registered address of the Noteholder as recorded in the Register.

(b)	A Noteholder may by notice to the Company appoint, and remove the appointment of, the Noteholder or another person to give and receive notices on behalf of the Noteholder to the Company.

19	Representations and warranties

19.1	Company warranties

The Company makes the following representations and warranties to each Investor on the date of a Subscription Agreement and the Issue Date:

(a)	status: the Company is duly registered and validly existing under the laws of the jurisdiction of its registration;

(b)	power: the Company has the corporate power to enter into and perform its obligations under this Note Deed Poll and the Subscription Agreement and to carry out the transactions contemplated by them and to carry on its business as now conducted or contemplated;

(c)	authority: the Company has taken all necessary corporate action to authorise the entry into and performance of this Note Deed Poll and the Subscription Agreement and to carry out the transactions contemplated by them;

(d)	binding obligations: this Note Deed Poll and the Subscription Agreement constitutes the Company’s valid and binding obligations enforceable in accordance with their terms against the parties to them, subject to the application of equitable principles or laws relating to insolvency and any necessary stamping and registration;

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(e)	(ranking of Convertible Notes) the Convertible Notes rank in accordance with clause 1.1;

(f)	(free from encumbrances): the Conversion Shares will be fully paid, be free of Security Interests, and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Shares will not rank for (or, as the case may be, the Noteholder shall not be entitled to receive) any rights, distributions or payments where the record date or other due date for the establishment of entitlement falls prior to the relevant Conversion Date;

(g)	no contravention: neither the execution and performance by the Company of this Note Deed Poll and the Subscription Agreement nor any transaction contemplated under them will violate in any respect any provision of:

(i)	a material applicable law or obligation;

(ii)	the Company’s constituent documents; or

(iii)	any other material document, agreement or other arrangement binding upon the Company or its assets; and

(h)	no Insolvency Event: no Insolvency Event has occurred in relation to the Company.

19.2	Investor warranties

Each Investor makes the following representations and warranties to the Company on the date of a Subscription Agreement and the Issue Date:

(a)	status: the Investor is duly registered and validly existing under the laws of the jurisdiction of its registration (if the Investor is not a natural person);

(b)	power: the Investor has full power and capacity power to enter into and perform its obligations under the Subscription Agreement and to carry out the transactions contemplated by it;

(c)	authority: the Investor has taken all necessary actions to authorise the entry into, delivery of and performance of, the Subscription Agreement and to carry out the transactions contemplated by it;

(d)	binding obligations: the Subscription Agreement constitutes the Investor’s valid and binding obligations subject to the application of equitable principles or laws relating to insolvency and any necessary stamping and registration;

(e)	no contravention: neither the execution and performance by the Investor of the Subscription Agreement nor any transaction contemplated under it will violate in any respect any material provision of:

(i)	a material applicable law or obligation;

(ii)	the Investor’s constituent documents; or

Gilbert + Tobin	Schedule 2 | page | 24

(iii)	any other material document, agreement or other arrangement binding upon the Investor or its assets;

(f)	no Insolvency Event: no Insolvency Event has occurred in relation to the Investor;

(g)	valid issuance: the Investor is:

(i)	a resident in Australia and a person to whom the Convertible Notes can be issued by the Company without a disclosure document being required to be lodged by the Company with ASIC on the basis that the person is a “sophisticated investor” for the purposes of section 708(8) of the Corporations Act or a professional investor as defined in section 9 of the Corporations Act or otherwise falls within the ambit of section 708(11) of the Corporations Act; or

(ii)	is a resident outside of Australia, and is not a resident in any place in which it would not be lawful to offer or issue Convertible Notes;

(h)	financial ability: the Investor has the financial ability to bear the economic risk of an investment in the Convertible Notes;

(i)	receipt of information: as part of the Investor’s investigations and enquiries in respect of the Group, the business of the Group and the Convertible Notes or Shares, the Investor has had access to, and has received, all documents and information that it believes are necessary or appropriate in connection with, and for an adequate time prior to, its application for the Convertible Notes, so as to be able to make an informed investment decision with respect to an investment in the Convertible Notes;

(j)	independent investigations: the Investor has considered the risks associated with an investment in Convertible Notes (and ultimately Shares) and has made and, in entering into the Subscription Agreement, has relied solely on:

(i)	its own searches, investigations and enquiries in respect of the Company, the business of the Company and any investment made in the Convertible Notes or Shares; and

(ii)	its own evaluation of any material provided by the Company or its officers, employees, agents or advisers (Representatives) to it before the date of the Subscription Agreement,

and irrespective of whether or not the Investor’s investigations in relation to the Group, the business of the Group and the Convertible Notes or Shares was as full or as exhaustive as the Investor would have wished, the Investor has nevertheless independently and without the benefit of inducement, representation or warranties (except as expressly set out in the Subscription Agreement) from the Company determined to enter into the Subscription Agreement;

(k)	no representations: except as expressly set out in the Note Documents, neither the Company, nor its Representatives nor any other person acting on behalf of or associated with the Company, has made any representation, given any advice or given any warranty or undertaking, promise or forecast of any kind in relation to the Group, the business of the Group, the Convertible Notes or the Subscription Agreement, including in relation to:

(i)	any economic, fiscal or other interpretations or evaluations by any person; or

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(ii)	future matters, including future or forecast costs, prices, revenues or profits;

(l)	no inducement or reliance: no statement or representation (except as expressly set out in the Subscription Agreement):

(i)	has induced or influenced the Investor to enter into the Subscription Agreement or agree to any or all of its terms;

(ii)	has been relied on by the Investor in any way as being accurate;

(iii)	has been warranted to the Investor as being true; or

(iv)	has been taken into account by the Investor as being important to the Investor’s decision to enter into the Subscription Agreement or agree to any of all of its terms; and

(m)	trustee warranties: if the Investor enters into a Subscription Agreement as trustee of a trust:

(i)	the relevant trust was validly created and is in existence;

(ii)	the Investor was validly appointed as trustee of its trust and is the only trustee of that trust;

(iii)	the relevant trust deed for the trust is not void, voidable or otherwise unenforceable and no action has been taken to wind up, terminate, reconstitute or resettle the trust or replace or remove the Investor as trustee of the trust;

(iv)	the Investor has the power under the terms of the relevant trust deed to enter into and perform its obligations under the Subscription Agreement including all proper authorisations and consents;

(v)	the Investor has the right to be indemnified out of the assets out of it trust other than to the extent of fraud, negligence or breach of trust on its part;

(vi)	the Investor is not in breach of the trust or its obligations under the relevant trust deed; and

(vii)	all stamp duty payable on the relevant trust deed has been paid; and

(viii)	the execution, delivery and performance of the Subscription Agreement by the Investor as trustee of the trust does not and will not result in a breach of the trust deed.

20	Meetings of noteholders

20.1	Power to call meetings

A meeting of Noteholders may be called at any time by:

(a)	Noteholders holding not less than 25% of the Convertible Notes on issue; or

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(b)	the directors of the Company.

20.2	Notice of meetings

The Company must give notice of a meeting to each Noteholder, and any accidental omission to give notice of any meeting to, or the non-receipt of a notice by, a person entitled to receive notice does not invalidate a resolution passed at the meeting.

20.3	Content of notice

The notice must specify each of the following:

(a)	the place, the day and the hour of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting; and

(c)	the general nature of the business to be transacted.

20.4	Period of notice

(a)	Subject to clause 21.4(b), 5 days’ notice of a meeting must be given to Noteholders.

(b)	Shorter notice to a meeting may be given if approved by Noteholders holding not less than 75% of the Convertible Notes on issue.

20.5	Quorum

(a)	A meeting of Noteholders can only transact business if at least two Noteholders (including any proxy for a Noteholder, and any person representing a corporate Noteholder) are personally present.

(b)	If a quorum is not present within 30 minutes after the advertised starting time of the meeting, then the following provisions apply:

(i)	if the meeting was called at the request of Noteholders, the meeting is cancelled; and

(ii)	in any other case, the meeting is postponed to the same place on the same day and at the same time the following week, or to any other time and place chosen by the directors of the Company. If a quorum is not present within 30 minutes after the starting time of the postponed meeting, the meeting is cancelled.

20.6	Chairperson

The Noteholders present must choose one of their number to chair the meeting.

20.7	Minutes

(a)	The chairperson must ensure that the minutes of a meeting of Noteholders are taken and record details of the proceedings.

(b)	The minutes must be signed by the chairperson of that meeting.

20.8	Conduct of the meeting

A meeting of Noteholders shall be conducted in accordance with the usual process of conduct for shareholder meetings and any point of order shall be determined by the chairperson.

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21	Voting rights

21.1	Right to vote

(a)	All Noteholders are entitled to vote at a Noteholder meeting.

(b)	If a Noteholder is mentally unfit to vote, his or her vote may be exercised by the person or body which is entitled to manage his or her estate. The vote may be exercised personally, by proxy or by attorney.

21.2	Rights of joint Noteholders

If Convertible Notes are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Convertible Notes appears first in the Register is to be treated as the only vote in relation to those Convertible Notes.

21.3	Number of votes per Convertible Note

(a)	On a vote by a show of hands, each Noteholder has one vote.

(b)	On a poll, each Noteholder has one vote for each Convertible Note the Noteholder holds.

21.4	Method of voting

(a)	If a resolution is put to the vote at a meeting of Noteholders, it must be decided on a show of hands, unless a poll (written vote) is requested by any of the following:

(i)	the chairperson; or

(ii)	any Noteholder entitled to vote on that resolution.

(b)	Unless the person who requests a poll withdraws it, the chairperson must decide how and when the poll is to be taken. If the poll concerns the election of a chairperson or the adjournment of the meeting, it must be taken immediately.

21.5	No casting vote

If votes are equally divided on a show of hands or a poll, the chairperson of the meeting does not have a casting vote. If the vote is tied, the resolution is not passed.

21.6	Passing of a resolution

Subject to requirements at law or in this Note Deed Poll, an ordinary resolution of Noteholders is passed if Noteholders who together hold more than 50% of the total number of Convertible Notes on issue at the relevant time vote in favour of the resolution.

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21.7	Evidence of outcome of show of hands

A declaration by the chairperson that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry in the minutes to that effect are conclusive evidence of the outcome of a show of hands.

22	Proxies

22.1	Appointment of proxy

A Noteholder may appoint a proxy in the same manner and form as a shareholder under the constitution of the Company.

22.2	Validity

Validity of a proxy will be considered in the same manner as a shareholder proxy under the constitution of the Company.

23	Written resolutions

(a)	The Noteholders may pass a resolution in writing without holding a meeting if the following conditions are met:

(i)	the resolution is set out in a document or documents sent to each Noteholder; and

(ii)	Noteholders who are entitled to vote on the resolution and hold sufficient Convertible Notes to pass the resolution sign the document or documents or identical copies of it or them.

(b)	A written resolution will be treated as having been passed on the day and at the time that the last Noteholder signs.

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Schedule 3	Series 2 Convertible Note Terms[1]

1	Form of note

1.1	Form

The Convertible Notes are direct, unsubordinated, unconditional and unsecured obligations of the Company issued in uncertificated form, which will at all times rank:

(a)	pari passu amongst themselves;

(b)	ahead of Shares and any other capital stock or equity interests the Company may issue from time-to-time;

(c)	senior in right of payment to the Existing Notes and the Series 1 Convertible Notes;

(d)	senior in right of payment to all other existing and future unsecured and unsubordinated obligations of the Company (other than unsecured obligations preferred by mandatory provision of law); and

(e)	senior in right of payment to all existing and future subordinated obligations of the Company.

1.2	Issue price, Face Value and number

Each Convertible Note:

(a)	will be issued at an issue price of US$1.00; and

(b)	has a face value of US$1.00 (Face Value).

1.3	Payment

Payment of the issue price of a Convertible Note to the Company will be in accordance with the terms of the Subscription Agreement.

1.4	No variation

The terms and conditions of each Convertible Note may only be varied by deed poll executed by the Company having first obtained the approval in writing of the Noteholders.

2	Status as creditors

(a)	Prior to Conversion, each Convertible Note:

(i)	confers rights on the Noteholder as an unsubordinated and unsecured creditor of the Company (ranking as described in clause 1.1);

1 [Note: copied from Schedule 2 – changes made for Series 2 Convertible Notes marked. Note that if parties want to issue more of Series 2 (eg. a second tranche) then that is doable.]

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(ii)	confers rights on the Noteholder to attend general meetings of the Company; and

(iii)	does not confer on the Noteholder rights to vote at general meetings of the Company (other than by reason of pre-existing rights to do so).

(b)	By accepting the issue of a Convertible Note, each Noteholder:

(i)	agrees to be bound by this Note Deed Poll; and

(ii)	acknowledges that it is an unsecured creditor of the Company and that each Convertible Note that it holds does not itself confer rights as a member of the Company.

3	Payments

3.1	Payment

All payments to be made in relation to a Convertible Note will be made in US$:

(a)	after deduction of all withholdings and deductions required by law; and

(b)	in either:

(i)	Immediately Available Funds to a bank account to be nominated by the relevant party (which includes, where the relevant party is a Noteholder, the account of the Noteholder recorded in the Register);

(ii)	by cheque marked “not negotiable” and sent to the address of the relevant party (which includes, where the relevant party is a Noteholder, the address of the Noteholder recorded in the Register); or

(iii)	by any other method of transferring money agreed by the relevant parties.

3.2	Withholding Tax Gross Up

If the Company is required by law to withhold or deduct an amount in respect of Taxes from a payment of principal or interest to be made to a Noteholder, the Company shall pay an additional amount together with the payment so that, after the withholding or deduction, the Noteholder receives an amount equal to the payment which would have been due had no withholding or deduction been required. For the avoidance of doubt, this clause applies with respect to any interest which is capitalised pursuant to clause 5.2(b)(ii) or clause 5.3(c)(ii) so that the amount of the capitalised interest is not to be calculated net of the relevant withholding or deduction and is instead to be calculated taking into account any additional amount calculated under this clause.

4	Transfer of Convertible Note

A Noteholder must not assign, transfer or otherwise deal with or dispose of the legal or beneficial interest in a Convertible Note except:

(a)	as permitted by the Investor Deed; or

(b)	where an Event of Default has occurred and is subsisting beyond any cure period specified in clause 7.2(c).

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5	Interest

5.1	Interest Rate

Subject to clause 5.3, interest will accrue on the Face Value of each Convertible Note at a fixed rate of interest of 4.0 per cent per annum accruing daily from the Issue Date until the earlier of:

(a)	if the Convertible Note is redeemed, the day on which the Redemption Amount on the Convertible Note has been paid (or deemed to have been paid) by the Company to the Noteholder in full; and

(b)	if the Convertible Note is Converted, the Conversion Date.

5.2	Payment of Interest

(a)	Interest accruing on the Face Value of each Convertible Note will be calculated and payable by the Company to the relevant Noteholder six monthly in arrears, commencing on the date that is 6 months after the Issue Date.

(b)	The Company may, at its discretion (but with notice to the Noteholders), pay interest in respect of Convertible Notes:

(i)	in cash in accordance with clause 3.1; or

(ii)	by payment in kind, whereby the value of the interest is capitalised and added to the Principal Outstanding of each Convertible Note and thereafter deemed to have been paid. Any interest paid pursuant to this clause (ii) shall thereafter be deemed Principal for all purposes under this Note Deed and shall accrue interest as provided in Section 5.2(a).

5.3	Default Interest

(a)	Following the occurrence of an Event of Default, interest will accrue on the Face Value of each Convertible Note at a fixed rate of interest of 8.0 per cent per annum accruing daily from the date of the Event of Default until the day on which the Redemption Amount on the Convertible Note has been paid (or deemed to have been paid) by the Company to the Noteholder in full (Default Interest).

(b)	Default Interest will be calculated and payable by the Company to the relevant Noteholder on the Redemption Date.

(c)	The Company may, at its discretion (but with notice to the Noteholders), pay the Default Interest in respect of Convertible Notes:

(i)	in cash in accordance with clause 3.1; or

(ii)	by payment in kind, where the value of the Default Interest is capitalised and added to the Principal Outstanding and thereafter deemed to have been paid.

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6	Conversion

(a)	In respect of each Convertible Note, provided that the Convertible Note has not otherwise been Converted, redeemed or cancelled, on the earlier of:

(i)	(Business Combination) a Business Combination (including, for the avoidance of doubt, the SPAC Transaction); or

(ii)	(IPO Conversion Event) immediately on or before an IPO Conversion Event; or

(iii)	(Noteholder Conversion) at any time prior to the Maturity Date at the request of the Noteholder,

and subject to clause 6(d) below, the Company must:

(iv)	convert the Convertible Notes held by the relevant Noteholder and allot and issue to the Noteholder the number of fully paid Shares equal to the quotient resulting from the Exchange Ratio (Conversion Shares);

(v)	enter the Noteholder into the Company’s register of members as the holder of the Conversion Shares promptly upon receipt of all documentation required pursuant to this Note Deed Poll; and

(vi)	deliver to the Noteholder a certificate showing the Noteholder as the holder of the relevant number of Conversion Shares;

(b)	The Conversion Shares will be fully paid, be free of Security Interests, and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Shares will not rank before (or, as the case may be, the Noteholder shall not be entitled to receive) any rights, distributions or payments where the record date or other due date for the establishment of entitlement falls prior to the relevant Conversion Date.

(c)	On the Conversion of a Convertible Note and the allotment and issue of Shares to the relevant Noteholder, the relevant Noteholder irrevocably and unconditionally consents to becoming a member of the Company and agrees to be bound by the constitution of the Company.

(d)	To the extent that the relevant Noteholder is not a Shareholder, that Noteholder must execute and deliver to the Company a Deed of Accession before the Company will allot and issue any Shares to that Noteholder.

7	Conversion or Redemption for Event of Default

7.1	Conversion or Redemption

In respect of each Convertible Note, within 5 Business Days of the Company receiving or being deemed to receive a Redemption Notice in respect of the Convertible Note in accordance with clause 7.2 or clause 8 and provided that the Convertible Note has not otherwise been Converted, redeemed or cancelled, the Company must redeem the Convertible Note for the Redemption Amount, which shall become immediately due and payable in respect of the Convertible Note and pay the Redemption Amount to the Noteholder in Immediately Available Funds, and the Convertible Note will be incapable of being Converted.

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Upon receipt of a notice of Conversion in accordance with clause 7.2, the Company must Convert the applicable Convertible Notes in the manner and times as set out in clause 6.

7.2	Conversion or Redemption on Event of Default

(a)	The Company must notify each Noteholder as soon as practicable after becoming aware that an Event of Default has occurred.

(b)	If such Event of Default continues to subsist, the Noteholder may give the Company a Redemption Notice or a notice of Conversion.

(c)	It is an Event of Default by the Company against a Noteholder if, at any time:

(i)	Insolvency Event: an Insolvency Event occurs in relation to the Company;

(ii)	failure to pay: the Company fails to pay or repay an amount due to the Noteholder under this Note Deed Poll and such non-payment or non-repayment is not remedied within 5 Business Days of the due date;

(iii)	failure to Convert: the Company fails to Convert a Convertible Note under this Note Deed Poll within 3 Business Days of the date on which Conversion is last required under clause 6 of the Convertible Note Terms or is otherwise in breach of clause 6 of the Convertible Note Terms;

(iv)	Existing Notes or Note Documents: any default or event of default by the Company in the Existing Notes or a Note Document exists and is continuing, and such default or event of default has not been cured or waived within the grace periods set out in the Existing Notes or a Note Document, as the case may be;

(v)	cross default: default by the Company with respect to any Security Interest, loan, credit facility, indenture or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$1,000,000 (or its foreign currency equivalent) in the aggregate of the Company, whether such indebtedness now exists or shall hereafter be created:

(A)	resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date; or

(B)	constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (A) and (B), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 10 days after its due date;

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(vi)	judgement default: a final judgment or judgments for the payment of US$250,000 (or its foreign currency equivalent) or more (in each case excluding any amounts covered by insurance) in the aggregate rendered against the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after:

(A)	the date on which the right to appeal thereof has expired if no such appeal has commenced; or

(B)	the date on which all rights to appeal have been extinguished;

(vii)	failure to perform: the Company fails to perform any obligation under a Note Document (other than as referred to in clauses 7.2(c)(ii) and 7.2(c)(iii)), and the Company fails to remedy the failure within 15 Business Days of the Company receiving from the Noteholder a written request to do so; or

(viii)	Nabors Reserved Matters: the Company fails to comply with the Nabors Reserved Matters as set out in Schedule 4 to the Investor Deed.

8	Conversion or redemption for Change of Control

(a)	The Company must give each Noteholder written notice as soon as practicable after becoming aware that a Change of Control Event has occurred (Change of Control Notice).

(b)	Within 5 Business Days of receiving a Change of Control Notice, each Noteholder may elect, in its absolute discretion, to give the Company:

(i)	a Redemption Notice; or

(ii)	a notice of Conversion,

in respect of all of its Convertible Notes.

(c)	If a Noteholder does not give a Redemption Notice or a notice of Conversion in accordance with clause 8(b), the Noteholder is deemed to have given the Company a Redemption Notice on the fifth Business Day after receiving the Change of Control Notice.

(d)	If a Noteholder gives a notice of Conversion in accordance with clause 8(b)clauses 6(a)(iii)-(v) and clauses 6(b)-6(d) will apply to the Conversion.

9	Conversion or redemption on Maturity Date

Provided that the Convertible Notes have not otherwise been Converted, redeemed or cancelled, on the Maturity Date, the Company may choose to:

(a)	convert the Convertible Notes held by the relevant Noteholder and allot and issue to the Noteholder the Conversion Shares in accordance with the procedures set out in clause 6; or

(b)	if consented to in writing by the applicable Noteholder, redeem the Convertible Notes for the Redemption Amount, which shall become immediately due and payable in respect of the Convertible Notes and pay the Redemption Amount to the Noteholder in Immediately Available Funds; or

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(c)	if consented to in writing by the applicable Noteholder, satisfy its obligation to the Noteholder through a combination of issuing Conversion Shares and paying a proportion of the Redemption Amount.

10	Restructure

(a)	The Noteholder acknowledges that the Company may establish a holding company (Holding Company) under which, the Company and its subsidiaries will be wholly-owned subsidiaries.

(b)	In the event that the Company determines to establish a Holding Company, the Noteholder must do all things reasonably required by the Company to facilitate the SPAC Transaction or the IPO, including selling its Convertible Notes or Shares to the Holding Company, on terms of sale that are substantially the same as the terms provided to all other securityholders of the Company (including as to the opportunity to receive cash and/or Holding Company scrip or notes as consideration); provided that the Noteholder shall not be required to take any such action under this clause 10(b) unless the Company and any such holding company has done all things reasonably necessary to preserve the economic and contractual rights each Noteholder is entitled to hereunder, as reasonably determined by each Noteholder in its sole discretion.

11	Voting rights

Noteholders may attend Shareholder meetings of the Company. However, no Convertible Note shall provide for any voting rights at Shareholder meetings of the Company.

12	Meeting of Noteholders

A meeting of Noteholders may be called in accordance with clause 19and meetings must be conducted and have those powers in accordance in accordance with clause 19.

13	Foreign holders

Where a Convertible Note is held by or on behalf of a person resident outside Australia, then, notwithstanding any other terms or conditions applicable to the Convertible Note, it will be a condition precedent to the right of the Noteholder to receive payment of any amount payable under these terms and conditions or to obtain Shares on Conversion that the requirements of all applicable laws of the Commonwealth of Australia or any of its States or Territories and of the country of residence of the Noteholder in respect of such payment or Conversion are satisfied so that such payment or Conversion will not result in a breach of any such applicable law by the Company.

14	Conversion to voting shares precluded

Notwithstanding any other term of these terms and conditions and for the avoidance of doubt, the Company is entitled to refuse to Convert a Convertible Note if the Conversion would result in:

(a)	a person acquiring a 20% or greater Relevant Interest in Shares in the Company in breach of section 606 of the Corporations Act (or any equivalent provision); or

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(b)	a foreign person (within the meaning given to that expression in the Foreign Acquisitions and Takeovers Act 1975 (Cth)) acquiring Shares in breach of the Foreign Acquisitions and Takeovers Act 1975 (Cth),

provided that the Company must take all steps within its power (including providing information and holding shareholder meetings) to assist the relevant Noteholder to obtain such approvals as are required.

15	Certificates

The Company will not issue any certificates to Noteholders for their Convertible Notes.

16	Register

(a)	The Company will establish and maintain a register to hold the following information in respect of each Convertible Note issued by it under this Note Deed Poll (Register):

(i)	its issue date, currency and Face Value;

(ii)	the name and address of the Noteholder;

(iii)	details of any transfer of the Convertible Note;

(iv)	the account or address details of the Noteholder for the purposes of receiving any redemption proceeds in respect of the Convertible Note; and

(v)	particulars of all redemptions or conversions of the Convertible Note,

and any other information which the Company considers necessary or desirable in connection with the Convertible Note, including the information required by section 171 of the Corporations Act.

(b)	Entries in the Register in relation to a Convertible Note constitute conclusive evidence that the person so entered is the absolute owner of the Convertible Note, subject to correction for fraud or error. Except as required or permitted by law, the Company must treat the person entered on the Register as the absolute owner of that Convertible Note.

(c)	The entry in the Register in respect of a Convertible Note constitutes:

(i)	an acknowledgment to the Noteholder by the Company of the indebtedness of the Company to the Noteholder under this Note Deed Poll, including any amounts of capitalised interest; and

(ii)	an undertaking by the Company to make all payments of principal and interest to the Noteholder in accordance with the terms of this Note Deed Poll.

(d)	Each Noteholder may inspect the Register during normal business hours in the place where such register is kept with prior reasonable notice to the Company.

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(e)	If requested by a Noteholder, the Company shall promptly provide to the Noteholder a certified extract of the particulars entered in the Register.

(f)	The Company must provide a certified extract of the Register to each Noteholder each time the Register is updated (including to record any capitalised interest amounts) as soon as practicable upon request by a Noteholder and in any event within 1 Business Day of the Register being updated.

(g)	If the Company becomes aware of any error, omission, defect or misdescription in the Register, the Company must promptly rectify the Register.

(h)	If the Noteholder notifies the Company of any change in the Noteholder's details as recorded in the Register, the Company must promptly update the Register.

17	Notices

(a)	Any notice regarding a Convertible Note will be sent to the registered address of the Noteholder as recorded in the Register.

(b)	A Noteholder may by notice to the Company appoint, and remove the appointment of, the Noteholder or another person to give and receive notices on behalf of the Noteholder to the Company.

18	Representations and warranties

18.1	Company warranties

The Company makes the following representations and warranties to each Investor on the date of a Subscription Agreement and the Issue Date:

(a)	status: the Company is duly registered and validly existing under the laws of the jurisdiction of its registration;

(b)	power: the Company has the corporate power to enter into and perform its obligations under this Note Deed Poll and the Subscription Agreement and to carry out the transactions contemplated by them and to carry on its business as now conducted or contemplated;

(c)	authority: the Company has taken all necessary corporate action to authorise the entry into and performance of this Note Deed Poll and the Subscription Agreement and to carry out the transactions contemplated by them;

(d)	binding obligations: this Note Deed Poll and the Subscription Agreement constitutes the Company’s valid and binding obligations enforceable in accordance with their terms against the parties to them, subject to the application of equitable principles or laws relating to insolvency and any necessary stamping and registration;

(e)	(ranking of Convertible Notes) the Convertible Notes rank in accordance with clause 1.1;

(f)	(free from encumbrances): the Conversion Shares will be fully paid, be free of Security Interests, and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Shares will not rank for (or, as the case may be, the Noteholder shall not be entitled to receive) any rights, distributions or payments where the record date or other due date for the establishment of entitlement falls prior to the relevant Conversion Date;

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(g)	no contravention: neither the execution and performance by the Company of this Note Deed Poll and the Subscription Agreement nor any transaction contemplated under them will violate in any respect any provision of:

(i)	a material applicable law or obligation;

(ii)	the Company’s constituent documents; or

(iii)	any other material document, agreement or other arrangement binding upon the Company or its assets; and

(h)	no Insolvency Event: no Insolvency Event has occurred in relation to the Company.

18.2	Investor warranties

Each Investor makes the following representations and warranties to the Company on the date of a Subscription Agreement and the Issue Date:

(a)	status: the Investor is duly registered and validly existing under the laws of the jurisdiction of its registration (if the Investor is not a natural person);

(b)	power: the Investor has full power and capacity power to enter into and perform its obligations under the Subscription Agreement and to carry out the transactions contemplated by it;

(c)	authority: the Investor has taken all necessary actions to authorise the entry into, delivery of and performance of, the Subscription Agreement and to carry out the transactions contemplated by it;

(d)	binding obligations: the Subscription Agreement constitutes the Investor’s valid and binding obligations subject to the application of equitable principles or laws relating to insolvency and any necessary stamping and registration;

(e)	no contravention: neither the execution and performance by the Investor of the Subscription Agreement nor any transaction contemplated under it will violate in any respect any material provision of:

(i)	a material applicable law or obligation;

(ii)	the Investor’s constituent documents; or

(iii)	any other material document, agreement or other arrangement binding upon the Investor or its assets;

(f)	no Insolvency Event: no Insolvency Event has occurred in relation to the Investor;

(g)	valid issuance: the Investor is:

(i)	a resident in Australia and a person to whom the Convertible Notes can be issued by the Company without a disclosure document being required to be lodged by the Company with ASIC on the basis that the person is a “sophisticated investor” for the purposes of section 708(8) of the Corporations Act or a professional investor as defined in section 9 of the Corporations Act or otherwise falls within the ambit of section 708(11) of the Corporations Act; or

Gilbert + Tobin	Project Neptune – Convertible Note Deed Poll - Execution page

(ii)	is a resident outside of Australia, and is not a resident in any place in which it would not be lawful to offer or issue Convertible Notes;

(h)	financial ability: the Investor has the financial ability to bear the economic risk of an investment in the Convertible Notes;

(i)	receipt of information: as part of the Investor’s investigations and enquiries in respect of the Group, the business of the Group and the Convertible Notes or Shares, the Investor has had access to, and has received, all documents and information that it believes are necessary or appropriate in connection with, and for an adequate time prior to, its application for the Convertible Notes, so as to be able to make an informed investment decision with respect to an investment in the Convertible Notes;

(j)	independent investigations: the Investor has considered the risks associated with an investment in Convertible Notes (and ultimately Shares) and has made and, in entering into the Subscription Agreement, has relied solely on:

(i)	its own searches, investigations and enquiries in respect of the Company, the business of the Company and any investment made in the Convertible Notes or Shares; and

(ii)	its own evaluation of any material provided by the Company or its officers, employees, agents or advisers (Representatives) to it before the date of the Subscription Agreement,

and irrespective of whether or not the Investor’s investigations in relation to the Group, the business of the Group and the Convertible Notes or Shares was as full or as exhaustive as the Investor would have wished, the Investor has nevertheless independently and without the benefit of inducement, representation or warranties (except as expressly set out in the Subscription Agreement) from the Company determined to enter into the Subscription Agreement;

(k)	no representations: except as expressly set out in the Note Documents, neither the Company, nor its Representatives nor any other person acting on behalf of or associated with the Company, has made any representation, given any advice or given any warranty or undertaking, promise or forecast of any kind in relation to the Group, the business of the Group, the Convertible Notes or the Subscription Agreement, including in relation to:

(i)	any economic, fiscal or other interpretations or evaluations by any person; or

(ii)	future matters, including future or forecast costs, prices, revenues or profits;

(l)	no inducement or reliance: no statement or representation (except as expressly set out in the Subscription Agreement):

(i)	has induced or influenced the Investor to enter into the Subscription Agreement or agree to any or all of its terms;

(ii)	has been relied on by the Investor in any way as being accurate;

Gilbert + Tobin	Project Neptune – Convertible Note Deed Poll - Execution page

(iii)	has been warranted to the Investor as being true; or

(iv)	has been taken into account by the Investor as being important to the Investor’s decision to enter into the Subscription Agreement or agree to any of all of its terms; and

(m)	trustee warranties: if the Investor enters into a Subscription Agreement as trustee of a trust:

(i)	the relevant trust was validly created and is in existence;

(ii)	the Investor was validly appointed as trustee of its trust and is the only trustee of that trust;

(iii)	the relevant trust deed for the trust is not void, voidable or otherwise unenforceable and no action has been taken to wind up, terminate, reconstitute or resettle the trust or replace or remove the Investor as trustee of the trust;

(iv)	the Investor has the power under the terms of the relevant trust deed to enter into and perform its obligations under the Subscription Agreement including all proper authorisations and consents;

(v)	the Investor has the right to be indemnified out of the assets out of it trust other than to the extent of fraud, negligence or breach of trust on its part;

(vi)	the Investor is not in breach of the trust or its obligations under the relevant trust deed; and

(vii)	all stamp duty payable on the relevant trust deed has been paid; and

(viii)	the execution, delivery and performance of the Subscription Agreement by the Investor as trustee of the trust does not and will not result in a breach of the trust deed.

19	Meetings of noteholders

19.1	Power to call meetings

A meeting of Noteholders may be called at any time by:

(a)	Noteholders holding not less than 25% of the Convertible Notes on issue; or

(b)	the directors of the Company.

19.2	Notice of meetings

The Company must give notice of a meeting to each Noteholder, and any accidental omission to give notice of any meeting to, or the non-receipt of a notice by, a person entitled to receive notice does not invalidate a resolution passed at the meeting.

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19.3	Content of notice

The notice must specify each of the following:

(a)	the place, the day and the hour of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting; and

(c)	the general nature of the business to be transacted.

19.4	Period of notice

(a)	Subject to clause 20.4(b), 5 days’ notice of a meeting must be given to Noteholders.

(b)	Shorter notice to a meeting may be given if approved by Noteholders holding not less than 75% of the Convertible Notes on issue.

19.5	Quorum

(a)	A meeting of Noteholders can only transact business if at least two Noteholders (including any proxy for a Noteholder, and any person representing a corporate Noteholder) are personally present.

(b)	If a quorum is not present within 30 minutes after the advertised starting time of the meeting, then the following provisions apply:

(i)	if the meeting was called at the request of Noteholders, the meeting is cancelled; and

(ii)	in any other case, the meeting is postponed to the same place on the same day and at the same time the following week, or to any other time and place chosen by the directors of the Company. If a quorum is not present within 30 minutes after the starting time of the postponed meeting, the meeting is cancelled.

19.6	Chairperson

The Noteholders present must choose one of their number to chair the meeting.

19.7	Minutes

(a)	The chairperson must ensure that the minutes of a meeting of Noteholders are taken and record details of the proceedings.

(b)	The minutes must be signed by the chairperson of that meeting.

19.8	Conduct of the meeting

A meeting of Noteholders shall be conducted in accordance with the usual process of conduct for shareholder meetings and any point of order shall be determined by the chairperson.

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20	Voting rights

20.1	Right to vote

(a)	All Noteholders are entitled to vote at a Noteholder meeting.

(b)	If a Noteholder is mentally unfit to vote, his or her vote may be exercised by the person or body which is entitled to manage his or her estate. The vote may be exercised personally, by proxy or by attorney.

20.2	Rights of joint Noteholders

If Convertible Notes are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Convertible Notes appears first in the Register is to be treated as the only vote in relation to those Convertible Notes.

20.3	Number of votes per Convertible Note

(a)	On a vote by a show of hands, each Noteholder has one vote.

(b)	On a poll, each Noteholder has one vote for each Convertible Note the Noteholder holds.

20.4	Method of voting

(a)	If a resolution is put to the vote at a meeting of Noteholders, it must be decided on a show of hands, unless a poll (written vote) is requested by any of the following:

(i)	the chairperson; or

(ii)	any Noteholder entitled to vote on that resolution.

(b)	Unless the person who requests a poll withdraws it, the chairperson must decide how and when the poll is to be taken. If the poll concerns the election of a chairperson or the adjournment of the meeting, it must be taken immediately.

20.5	No casting vote

If votes are equally divided on a show of hands or a poll, the chairperson of the meeting does not have a casting vote. If the vote is tied, the resolution is not passed.

20.6	Passing of a resolution

Subject to requirements at law or in this Note Deed Poll, an ordinary resolution of Noteholders is passed if Noteholders who together hold more than 50% of the total number of Convertible Notes on issue at the relevant time vote in favour of the resolution.

20.7	Evidence of outcome of show of hands

A declaration by the chairperson that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry in the minutes to that effect are conclusive evidence of the outcome of a show of hands.

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21	Proxies

21.1	Appointment of proxy

A Noteholder may appoint a proxy in the same manner and form as a shareholder under the constitution of the Company.

21.2	Validity

Validity of a proxy will be considered in the same manner as a shareholder proxy under the constitution of the Company.

22	Written resolutions

(a)	The Noteholders may pass a resolution in writing without holding a meeting if the following conditions are met:

(i)	the resolution is set out in a document or documents sent to each Noteholder; and

(ii)	Noteholders who are entitled to vote on the resolution and hold sufficient Convertible Notes to pass the resolution sign the document or documents or identical copies of it or them.

(b)	A written resolution will be treated as having been passed on the day and at the time that the last Noteholder signs.

Gilbert + Tobin	Project Neptune – Convertible Note Deed Poll - Execution page

Execution page

Executed as a deed poll.

Signed, sealed and delivered by Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and by:

Signature of John Kahlbetzer (director)	Signature of Colin Sussman (director)

Gilbert + Tobin	Project Neptune – Convertible Note Deed Poll - Execution page

Attachment A	Redemption Notice

To:      Vast Solar Pty Ltd (Company)

Redemption Notice

[Nabors Lux 2 S.a.r.l.] (Noteholder), being the registered holder of [insert] Convertible Notes, elects to redeem all Convertible Notes held by the Noteholder in accordance with [clause 7.2 of terms and conditions of issue of the [Series 1 / Series 2] Convertible Note (Terms) due to the occurrence of an “Event of Default” [/OR/] clause 8 of the terms and conditions of issue of the [Series 1 / Series 2] Convertible Notes (Terms) due to the occurrence of a Change of Control].

Unless otherwise indicated, capitalised terms used in this notice have the same meaning as in the Terms.

Dated:

For and on behalf of
NABORS LUX 2 S.A.R.L.

By:
Name:	Henricus Reindert Petrus Pollmann
Title:	Class A Manager

Gilbert + Tobin	Project Neptune – Convertible Note Deed Poll - Attachment A

Convertible Note Subscription Agreement (Series 2 Notes)

Vast Solar Pty Ltd (ACN 136 258 574)

Nabors Lux 2 S.a.r.l.

Date:

Parties

1	Vast Solar Pty Ltd (ACN 136 258 574) of 226-230 Liverpool Street, Darlinghurst NSW 2010, Australia (Company)

2	Nabors Lux 2 S.a.r.l. of 8-10 Avenue de la Gare, Grand-Duchy of Luxembourg, R.C.S. Luxembourg B 154.034 (Noteholder)

Background

A	The Company proposes to issue the Notes in accordance with the Note Terms and the Convertible Note Deed Poll.

B	The Noteholder has agreed to subscribe for its Series 2 Tranche 1 Notes.

C	By subscribing for Notes, the Noteholder agrees to be bound by the Note Terms.

The parties agree

1	Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.

1.2	Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this agreement.

2	Series 2 Tranche 1 subscription

2.1	Subscription for Series 2 Tranche 1 Notes

Subject to the terms and conditions of this agreement, the Noteholder must subscribe for the Series 2 Tranche1 Notes and the Company must issue the Series 2 Tranche1 Notes to the Noteholder:

(a)	for the Series 2 Tranche 1 Subscription Amount;

(b)	on the Series 2 Tranche 1 Completion Date;

(c)	free from any Security Interest; and

(d)	on and subject to the Note Terms.

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2.2	Conditions precedent

Clause 2.1 and clause 2.5 are not binding until the Noteholder has paid to the Company the Series 2 Tranche 1 Subscription Amount in accordance with clause 2.4.

2.3	Series 2 Tranche 1 Completion Date

Subject to clause 2.2, Series 2 Tranche 1 Completion must take place at 11:00am (Sydney time) at the offices of the Company on the date which is two Business Days from the date of this agreement, or any other time and place agreed between the Company and the Noteholder.

2.4	Noteholder’s obligations at Series 2 Tranche 1 Completion

At Series 2 Tranche 1 Completion, the Noteholder must:

(a)	subscribe for and accept the issue of the Series 2 Tranche 1 Notes; and

(b)	pay to the Company (or as it directs) the Series 2 Tranche 1 Subscription Amount in Immediately Available Funds.

2.5	Company’s obligations at Series 2 Tranche 1 Completion

(a)	At or before Series 2 Tranche 1 Completion, the Company must ensure that the directors of the Company hold a meeting at which the directors resolve to allot and issue the Series 2 Tranche 1 Notes to the Noteholder in consideration for the Series 2 Tranche 1 Subscription Amount.

(b)	At Series 2 Tranche 1 Completion, the Company must:

(i)	issue the Series 2 Tranche 1 Notes to the Noteholder; and

(i)	record the Noteholder as the holder of the Series 2 Tranche 1 Notes in the Register (as defined in the Convertible Note Deed Poll).

2.6	Interdependence of Series 2 Tranche 1 Completion obligations

(a)	The obligations of the Company and the Noteholder under clauses 2.4 and 2.5 are interdependent.

(b)	Unless otherwise stated, all actions required to be performed by a party at Series 2 Tranche 1 Completion are taken to have occurred simultaneously on the Series 2 Tranche 1e Completion Date.

(c)	Series 2 Tranche 1 Completion will not occur unless all of the obligations of the Company and the Noteholder under clauses 2.4 and 2.5 are complied with and are fully effective.

2.7	Agreement to serve as application

This agreement serves as an application by the Noteholder for the issue of its Series 2 Tranche 1 Notes on the Series 2 Tranche 1 Completion Date on the terms of this agreement and the Note Terms and accordingly it will not be necessary for the Noteholder to provide a separate (additional) application on or prior to the Series 2 Tranche 1 Completion Date.

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3	Warranties

3.1	Company warranties

The Company gives the representations and warranties in clause 18.1 of the Note Terms.

3.2	Relevant Noteholder warranties

The Noteholder gives the representations and warranties in clause 18.2 of the Note Terms.

4	GST

(a)	If GST is or becomes payable on a Supply made under or in connection with this agreement, an additional amount (Additional Amount) is payable by the party providing the Consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law.

(b)	The Additional Amount payable under clause 4(a) is payable at the same time and in the same manner as the Consideration for the Supply but is only payable on receipt of a valid Tax Invoice.

5	General

5.1	Notices

(a)	Any notice or other communication given under this agreement including, but not limited to, a request, demand, consent or approval, to or by the Company or a Noteholder:

(i)	must be in legible writing and in English;

(ii)	must be addressed to the addressee at the address or email address set out below or to any other address or email address a party notifies the other under this clause:

(A)	if to the Company:

Address:	226-230 Liverpool Street,
Darlinghurst NSW 2010
Australia

Attention:	Alec Waugh

Email:         alec.waugh@vastsolar.com

with a copy (for information purposes only) to David Josselsohn, Partner, Gilbert + Tobin, at djosselsohn@gtlaw.com.au; and

(B)	if to the Noteholder:

Address:            8-10 Avenue de la Gare, Grand-Duchy of Luxembourg, R.C.S. Luxembourg B 154.034

Attention:         General Counsel

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Email:      general.counsel@nabors.com

(iii)	must be signed by an officer of a sender which is a body corporate; and

(iv)	must be either:

(A)	delivered by hand or sent by pre-paid ordinary mail (by airmail if sent to or from a place outside Australia) to the addressee’s address; or

(B)	sent by email to the addressee’s email address; and

(v)	is deemed to be received by the addressee in accordance with clause 5.1(b).

(b)	Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice is deemed to be received:

(i)	if sent by hand, when delivered to the addressee;

(ii)	if by post:

(A)	mailed within Australia, five Business Days after and including the date of postage/on delivery to the addressee; or

(B)	mailed from Australia to a location outside of Australia, 10 Business Days after and including the date of postage/one delivery to the addressee; and

(iii)	if sent by email:

(A)	when the sender receives an automated message confirming delivery; or

(B)	5 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first,

but if the delivery or receipt is on a day which is not a Business Day or is after 5.00pm (addressee's time) it is regarded as received at 9.00am on the following Business Day.

(c)	In this clause a reference to an addressee includes a reference to an addressee's officers, agents or employees or a person reasonably believed by the sender to be an officer, agent or employee of the addressee.

5.2	Confidentiality

The Noteholder agrees to comply with the terms of the confidentiality deed entered into between Nabors Energy Transition Corp. and the Company on or about 19 August 2022.

5.3	Jurisdiction

This agreement is governed by the laws of New South Wales.

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5.4	Arbitration

(a)	Any dispute, controversy or claim arising out of, relating to or in connection with this Subscription Agreement, including any question regarding its existence, validity or termination must be referred to and finally resolved by arbitration in accordance with the Singapore International Arbitration Centre Rules (as currently adopted).

(b)	The appointing authority shall be the President of the Court of Arbitration of the Singapore International Arbitration Centre.

5.5	Invalidity

(a)	If a provision of this agreement, or a right or remedy of the Company or a Noteholder is invalid or unenforceable in a particular jurisdiction:

(i)	it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)	This clause is not limited by any other provision of this agreement in relation to severability, invalidity or unenforceability.

5.6	Variation

No variation of this agreement is effective unless made in writing and signed by each party.

5.7	Cumulative rights

The rights and remedies of a party under this agreement do not exclude any other right or remedy provided by law.

5.8	Non-merger

No provision of this agreement merges on completion of any transaction contemplated by this agreement.

5.9	Payments

A payment which is required to be made under this agreement must be paid in Immediately Available Funds and in US$.

5.10	Counterparts

This agreement may be signed in any number of counterparts and all those counterparts together make one instrument.

5.11	Further assurances

Except as expressly provided in this agreement, each party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.

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Schedule 1	—	Dictionary

1	Dictionary

In this agreement:

Business Day means a day on which banks are open for business in Sydney, Australia, excluding a Saturday, Sunday or public holiday.

Convertible Note Deed Poll means the convertible note deed poll executed by the Company on 14 February 2023, as amended by the amending deed poll dated on or around the date of this agreement.

Corporations Act means Corporations Act 2001 (Cth).

GST means goods and services tax under the GST Law.

GST Law has the same meaning as in A New Tax System (Goods and Services Tax) Act 1999.

Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account in clear funds without deduction, set-off or counterclaim unless expressly authorised by the terms of this agreement.

Note Terms means the terms of the Notes described in Schedule 3 of the Convertible Note Deed Poll.

Noteholder means Nabors Lux 2 S.a.r.l.

Notes means the convertible notes to be issued by the Company under this agreement with the rights described in the Note Terms.

Security Interest means a right, interest, power or arrangement in relation to an asset which provides security for the payment or satisfaction of a debt, obligation or liability including without limitation under a bill of sale, mortgage, charge, lien, pledge, trust, power, deposit, hypothecation or arrangement for retention of title, and includes an agreement to grant or create any of those things.

Series 2 Tranche 1 Completion means completion of the subscription for the Series 2 Tranche 1 Notes by the Noteholder pursuant to clause 2 of this agreement.

Series 2 Tranche 1 Completion Date means the date of Series 2 Tranche 1 Completion.

Series 2 Tranche 1 Notes means the 2,500,000 Notes to be issued by the Company under clause 2.5(b)(i) of this agreement.

Series 2 Tranche 1 Subscription Amount means US$2,500,000, being 2,500,000 Notes multiplied by the Note issue price of US$1 per Note.

2	Interpretation

In this agreement the following rules of interpretation apply unless the contrary intention appears:

Schedule 1 – Dictionary | page | 6

(a)	headings are for convenience only and do not affect the interpretation of this agreement;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include all genders;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words 'such as', 'including', 'particularly' and similar expressions are not used as, nor are they intended to be, interpreted as words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this agreement;

(vi)	this agreement includes all schedules and attachments to it;

(vii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or a rule of an applicable financial market and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement other than this agreement includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	a monetary amount is in United States dollars;

(g)	an agreement on the part of two or more persons binds them severally;

(h)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)	in determining the time of day, where relevant to this agreement, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this agreement, the time of day in the place where the party required to perform an obligation is located; and

(j)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it.

Schedule 1 – Dictionary | page | 7

Execution pages

Signed as an agreement.

Company

Signed, by Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and by:

Johnn Kahlbetzer (director)	Colin Sussman (director)

Gilbert + Tobin	Project Neptune – Convertible Note Subscription Agreement (Series 2 Notes) – Execution Page

Noteholder

Executed by Nabors Lux 2 S.a.r.l.:

Mark Douglas Andrews Class A Manager

Gilbert + Tobin	Project Neptune – Convertible Note Subscription Agreement (Series 2 Notes) – Execution Page

Date:

By email

AgCentral: alec.waugh@vastsolar.com

Nabors: general.counsel@nabors.com

Dear Investors

Vast Solar Pty. Ltd. – Investor Deed – Waiver of pre-emptive right

We refer to the investor deed relating to Vast Solar Pty. Ltd. (ACN 136 258 574) (Company) dated 14 February 2023 between the Company, AgCentral Energy Pty Ltd (ACN 665 472 711) (AgCentral) and Nabors Lux 2 S.a.r.l. (Nabors) as amended from time to time (Investor Deed).

Unless otherwise defined, capitalised terms used in this letter have the meaning given to them in the Investor Deed.

1	Background

(a)	Ahead of completion of the Company’s proposed business combination with Nabors Energy Transition Corp. pursuant to a business combination agreement dated 14 February 2023 (Closing), the Company proposes to issue additional convertible notes in the Company with a face value of US$1.00 per note (Additional Convertible Notes) to Nabors (or its affiliate) to raise US$2,500,000 (Additional Convertible Notes Issue).

(b)	The Additional Convertible Notes will be issued under the terms of the convertible note subscription agreement between Nabors and the Company dated 14 February 2023 (as amended by the amending deed dated on or around the date of this letter).

(c)	The Additional Convertible Notes Issue will provide working capital for the Company in the lead up to Closing which may be used for general corporate purposes.

2	Pre-emptive rights

(a)	Under clause 10.1 of the Investor Deed, Securities must only be offered in accordance with clauses 11.1 to 11.6 (inclusive) of the Investor Deed, except under specific circumstances which are set out at clause 10.2 of the Investor Deed.

(b)	Pursuant to clause 11 of the Investor Deed, the Company is required to first offer each Investor its Respective Proportion of the total number of any Securities proposed to be issued by the Company in accordance with the procedure set out in clause 11 of the Investor Deed (Pre-Emptive Right).

(c)	The Additional Convertible Notes are “Securities” for the purposes of the Investor Deed.

(d)	The Additional Convertible Notes Issue will trigger the Pre-Emptive Right.

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3	Waiver

(a)	The Company is requesting that each Investor waive all rights under clause 11 of the Investor Deed in connection with the Additional Convertible Notes Issue, so that the Company may proceed with the Additional Convertible Notes Issue.

(b)	By signing this document, each Investor hereby irrevocably and unconditionally:

(i)	agrees to waive any rights it may have under clause 11 of the Investor Deed in connection with the Additional Convertible Notes Issue (Waiver);

(ii)	releases the Company from any claim or right of action it may have against the Company in connection with the Additional Convertible Notes Issue; and

(iii)	acknowledges that the Waiver satisfies the requirements of clause 28.7 of the Investor Deed.

4	General

(a)	Nothing in this letter:

(i)	affects the validity or enforceability of the Investor Deed (other than the Investor’s rights under clause 11 of the Investor Deed with respect to the Additional Convertible Notes Issue);

(ii)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Investor Deed other than as expressly amended by the terms of this letter; or

(iii)	discharges, releases or otherwise affects any liability or obligation arising under the Investor Deed other than as expressly amended by the terms of this letter.

(b)	No waivers (except the Waiver) are given in respect of any breach of the Investor Deed.

(c)	This letter may be executed (electronically or in handwriting) in any number of counterparts and all those counterparts taken together shall be deemed to constitute one and the same letter. Delivery of a counterpart of this letter by e-mail attachment shall be an effective mode of delivery.

(d)	This letter is governed by the laws of New South Wales. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

[Execution blocks over the page]

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Executed as a deed

Company

Signed, sealed and delivered by Vast Solar Pty. Ltd. in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

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Executed as a deed

AgCentral

Signed, sealed and delivered by AgCentral Energy Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

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Executed as a deed

Nabors

Signed, sealed, and delivered by Nabors Lux 2 S.a.r.l. in the presence of:

Signature of witness	Signature of authorised signatory

Name of witness (print)	Name of authorised signatory (print)

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Exhibit B

Subordination Agreement

Attached.

Subordination Deed

Vast Solar Pty. Ltd. (ACN 136 258 574) (the Debtor)

AgCentral Energy Pty Ltd (ACN 665 472 711) and Nabors Lux 2 S.a.r.l. (the Subordinated Creditors)

in favour of

Nabors Lux 2 S.a.r.l. (the Senior Creditor)

Contents	Page

1	Defined terms and interpretation	4

1.1	Definitions	4

1.2	Interpretation	8

1.3	Note Document	9

1.4	Determination, statement and certificate	9

1.5	Consents and opinions	9

1.6	Inconsistency	9

2	Purpose and consideration	9

3	Subordination	9

4	Overall limit on enforcement action and payment	9

4.1	Subordination	9

4.2	Permitted actions	11

4.3	Equitable remedies	12

5	Liquidation of the Debtor	12

6	Proceeds	12

6.1	Proceeds held on trust	12

6.2	The Subordinated Creditor to pay over recovered amounts	13

6.3	Lodgement of proof	14

6.4	Subrogation	14

7	Accounting	14

7.1	Accounting	14

7.2	Set-off	14

7.3	Costs	15

7.4	General indemnity	15

7.5	Foreign currency indemnity	15

7.6	Conversion of currencies	15

7.7	Continuing indemnities and evidence of loss	15

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7.8	GST	16

8	No prejudice	16

9	Changes to rights	16

9.1	Rights of the Senior Creditor are protected	16

9.2	Reinstatement of rights	17

10	Amendment of documents	18

10.1	Amendment of Documents	18

10.2	Amendment of Subordinated Debt Documents	18

11	Assignments, Guarantees and Security	18

11.1	Assignments of Subordinated Debt	18

11.2	Guarantees and Security in respect of Subordinated Debt	18

12	Representations and warranties	18

12.1	Representations and warranties	18

12.2	Survival	19

12.3	Reliance on representations and warranties	20

13	Change to parties	20

13.1	Debtor and Subordinated Creditors	20

13.2	Senior Creditor	20

14	Waivers, remedies cumulative	20

15	Amendment	21

16	Severability of provisions	21

17	Notices	21

17.1	Communications in writing	21

17.2	Addresses	21

17.3	Delivery	22

17.4	Notification of address, fax number and email address	22

17.5	Email communication	22

17.6	Reliance	23

17.7	English language	24

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18	Counterparts	24

18.1	Counterparts	24

18.2	Electronic execution	24

19	Further steps	25

20	Exclusion of PPSA provisions	25

21	Exercise of rights by Senior Creditor	26

22	No notice required unless mandatory	26

23	Power of attorney	26

23.1	Appointment	26

23.2	Powers	26

24	General	27

24.1	Realisation of distributions	27

24.2	Prompt performance	27

24.3	Set off	27

24.4	No liability for loss	28

24.5	Confidentiality	28

24.6	Supply of information	28

25	Governing Law	28

26	Jurisdiction	28

27	Acknowledgement by Debtor and Subordinated Creditor	29

Execution page	29

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Date:

Parties

1	Vast Solar Pty. Ltd. (ACN 136 258 574) of 226-230 Liverpool Street, Darlinghurst, NSW 2010 (the Debtor)

2	AgCentral Energy Pty Ltd (ACN 665 472 711) of c/- Level 6, 77 Castlereagh Street, Sydney NSW 2000 and Nabors Lux 2 S.a.r.l. of 8-10 Avenue de la Gare, Grand-Duchy of Luxembourg, R.C.S. Luxembourg B 154.034 (each a Subordinated Creditor and together, the Subordinated Creditors)

3	Nabors Lux 2 S.a.r.l. of 8-10 Avenue de la Gare, Grand-Duchy of Luxembourg, R.C.S. Luxembourg B 154.034 (Senior Creditor)

Background

A	The Senior Creditor has made available its Senior Debt to the Debtor.

B	The Subordinated Creditors are owed, or will be owed, the Subordinated Debt by the Debtor.

C	The parties agree the Subordinated Debt will be subordinated to the Senior Debt on the terms of this deed.

The parties agree

1	Defined terms and interpretation

1.1	Definitions

In this deed:

A$ or Australian dollars means the lawful currency of the Commonwealth of Australia.

AgCentral means AgCentral Energy Pty Ltd (ACN 665 472 711).

Attorney means each attorney appointed by the Subordinated Creditor under clause 23 (Power of attorney).

Authorised Officer means:

(a)	in relation to the Senior Creditor or a Subordinated Creditor, any officer whose title or office includes the word “manager”, “director”, “executive”, “chief”, “head”, “counsel” or “president” and any other person appointed to act as an Authorised Officer for the purposes of this deed; and

(b)	in relation to the Debtor, a director or secretary, or a person notified in writing to the Senior Creditor and each Subordinated Creditor to be its Authorised Officer (and in respect of which neither the Senior Creditor nor the Subordinated Creditor has not received notice of revocation).

Business Day means a day on which banks are open for business in Sydney, Australia, excluding a Saturday, Sunday or public holiday.

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Convertible Note Deed Poll means the document entitled “Convertible Note Deed Poll” dated 14 February 2023 entered into by the Debtor, as amended by the amending deed poll dated on or around the date of this agreement.

Costs includes costs, charges and expenses including those incurred in connection with advisers and any legal costs on a full indemnity basis.

Details means the section of this deed headed “Parties”.

Existing General Security Deed means the document entitled “General Security Deed” dated 31 May 2018 originally between the Debtor and AgCentral Pty Ltd (ACN 053 901 518), as novated from AgCentral Pty Ltd (ACN 053 901 518) to the Subordinated Creditor (in that capacity) pursuant to the “Deed of novation” between AgCentral Pty Ltd (ACN 053 901 518), the Subordinated Creditor and the Debtor dated on or prior to the date of this deed (and registered with PPSR registration no. 202302150048072).

Finally Paid means, in respect of the Senior Debt, satisfaction of the following conditions:

(a)	payment or discharge of it in full (to the satisfaction of the Senior Creditor); and

(b)	at that time, the Senior Creditor has no reason to believe (acting reasonably and in good faith) that any person, including a Liquidator of the Debtor, administrator, receiver, manager or similar official is reasonably likely to exercise a right to recoup or claim repayment of any part of the amount paid or discharged, whether under the laws relating to preferences, voidable transactions, fraudulent dispositions or otherwise.

Government Agency means:

(a)	a government, whether foreign, federal, state, territorial or local;

(b)	a department, office or minister of a government acting in that capacity; or

(c)	a commission, delegate, instrumentality, agency, board or other governmental, or semi-governmental judicial, administrative, monetary or fiscal authority, whether statutory or not.

Guarantee means:

(a)	any guarantee, indemnity, bond, letter of credit, legally binding comfort letter or similar assurance against loss;

(b)	any direct or indirect, actual or contingent obligation to purchase or assume any person’s liabilities, to make an investment in or provide financial accommodation to any person, or to purchase any person’s assets, in each case, where that obligation is assumed to assist that person to meet its liabilities; or

(c)	any other direct or indirect, actual or contingent obligation under which a person is, or may be, responsible for another person’s solvency, financial condition or liabilities.

Liquidation means official management, appointment of an administrator or provisional liquidator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death.

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Liquidator of the Debtor means any person who may be charged with the Liquidation of the Debtor (whether by contract, statute or otherwise). It includes a liquidator, administrator, receiver and receiver and manager.

Nabors means Nabors Lux 2 S.a.r.l.

PPSA means the Personal Property Securities Act 2009 (Cth).

PPSR means the “register” established and maintained under the PPSA.

Proceeds means any amount that may be paid to, or received or recovered by, the Subordinated Creditors in respect of the Subordinated Debt contrary to the provision of this deed, whether in the Liquidation of the Debtor or for any other reason (including by payment, set-off, combination of accounts, counterclaim or abatement).

Security means a mortgage, charge, pledge, lien, assignment or transfer for security purposes, retention of title arrangement or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, including, for the avoidance of doubt, any “security interest” as defined in sections 12(1) or 12(2) of the PPSA.

Senior Debt means all debts and monetary liabilities of the Debtor to the Senior Creditor under or in connection with the Senior Debt Documents irrespective of whether the debts or liabilities:

(a)	arise under law or otherwise;

(b)	are present or future;

(c)	are actual, prospective, contingent or otherwise;

(d)	are at any time ascertained or unascertained;

(e)	are owed or incurred by or for the account of the Debtor alone, or severally or jointly with any other person;

(f)	are owed to or incurred for the account of the Senior Creditor alone, or severally or jointly with any other person;

(g)	are owed to any other person as agent (whether disclosed or not) for or on behalf of the Senior Creditor;

(h)	are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(i)	would have been payable to the Senior Creditor but remains unpaid by reason of the insolvency of the Debtor; or

(j)	are future advances.

Senior Debt Document means:

(a)	the Convertible Note Deed Poll in respect of the Series 2 Convertible Notes;

(b)	each Series 2 Convertible Note (as defined in the Convertible Note Deed Poll);

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(c)	each Subscription Agreement (as defined in the Convertible Note Deed Poll) only in so far as it relates to each Series 2 Convertible Note (as defined in the Convertible Note Deed Poll);

(d)	any Guarantee, Security or any other document or agreement entered in connection with the documents described in paragraphs (a) to (c) above; or

(e)	any document or agreement entered into under or for the purpose of amending or novating any of the above.

Subordinated Debt means all debts and monetary liabilities of the Debtor to a Subordinated Creditor on any account and in any capacity (in each case, other than under or in connection with a Senior Debt Document) irrespective of whether the debts or liabilities:

(a)	arise under law or otherwise;

(b)	are present or future;

(c)	are actual, prospective, contingent or otherwise;

(d)	are at any time ascertained or unascertained;

(e)	are owed or incurred by or for the account of the Debtor alone, or severally or jointly with any other person;

(f)	are owed to or incurred for the account of that Subordinated Creditor alone, or severally or jointly with any other person;

(g)	are owed to any other person as agent (whether disclosed or not) for or on behalf of that Subordinated Creditor;

(h)	are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(i)	would have been payable to that Subordinated Creditor but remains unpaid by reason of the insolvency of the Debtor; or

(j)	are future advances,

including under or in relation to any Subordinated Debt Document.

Subordinated Debt Document means:

(a)	the Convertible Note Deed Poll in respect of the Series 1 Convertible Notes;

(b)	each Series 1 Convertible Note (as defined in the Convertible Note Deed Poll);

(c)	each Subscription Agreement (as defined in the Convertible Note Deed) only in so far as it relates to each Series 1 Convertible Note (as defined in the Convertible Note Deed);

(d)	any Guarantee, Security or any other document or agreement entered in connection with the documents described in paragraphs (a) to (c) above; or

(e)	any document or agreement entered into under or for the purpose of amending or novating any of the above.

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For avoidance of doubt, in no case will anything in this definition include any document or agreement entered into or granted in favour of AgCentral to the extent that it is entered into or granted other than solely in its capacity as a Subordinated Creditor.

Subordination Period means the period from the date of this deed until the date the Senior Debt has been Finally Paid. The Subordination Period will not end prior to the maturity date of any Senior Debt.

Tax means a tax, levy, impost, stamp duty, duty (including transaction duties), goods and services tax or other value added tax (including GST), rate, charge, deduction or withholding, however it is described, that is imposed by any authority, together with any related interest, penalty, fine or other charge or expense in connection with them.

1.2	Interpretation

(a)	Unless a contrary indication appears, any reference in this deed to:

(i)	the Senior Creditor, a Subordinated Creditor, the Debtor or any other person shall be construed so as to include its executors, administrators, successors, substitutes (including by novation) and assigns;

(ii)	the Senior Creditor or a Subordinated Creditor shall be construed only as a reference to the relevant person in its capacity as the provider of (or agent or trustee of providers of) Senior Debt or Subordinated Debt (as applicable) (and not in any other capacity);

(iii)	assets includes present and future properties, revenues and rights of every description;

(iv)	any agreement or instrument is a reference to that agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)	a person or entity includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them;

(vii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any Government Agency and if not having the force of law, with which responsible entities in the position of the relevant party would normally comply;

(viii)	a provision of law or a regulation is a reference to that provision as amended or re-enacted;

(ix)	to the singular includes the plural and vice versa;

(x)	a time of day is a reference to Sydney time; and

(xi)	the words including, for example or such as when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

(b)	Section, Clause and Schedule headings are for ease of reference only.

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1.3	Note Document

This deed is a “Note Document” for the purposes of the Convertible Note Deed Poll.

1.4	Determination, statement and certificate

Except where otherwise provided in this deed any determination, statement or certificate by the Senior Creditor or an Authorised Officer of the Senior Creditor is conclusive. It binds the parties in the absence of manifest error.

1.5	Consents and opinions

Except where expressly stated otherwise, the Senior Creditor may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its rights, powers and remedies, at its absolute discretion.

1.6	Inconsistency

(a)	This deed prevails if there is an inconsistency between it and any other document between the Subordinated Creditors and the Debtor. This includes where a person cannot comply with both or where what is prohibited by one is permitted by the other.

(b)	This deed amends and is incorporated in all documents evidencing Subordinated Debt. Any document entered into between the Subordinated Creditor and the Debtor prior to or after the date of this deed will be taken to have been provided on the terms in this deed.

2	Purpose and consideration

This deed sets out the terms on which the Subordinated Debt is subordinated to the Senior Debt. Each of the Debtor and the Subordinated Creditor acknowledge incurring obligations and giving rights under this deed for valuable consideration.

3	Subordination

(a)	The Subordinated Debt and payment of, and the rights and claims of the Subordinated Creditors in respect of, the Subordinated Debt are subordinated and postponed and made subject in right of payment to the Senior Debt in the manner set out in this deed.

(b)	This clause applies despite any contrary agreement between the Subordinated Creditor and the Debtor.

4	Overall limit on enforcement action and payment

4.1	Subordination

Subject to clause 4.2 (Permitted actions), during the Subordination Period:

(a)	the Subordinated Debt shall not be due, payable or repayable;

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(b)	the Debtor shall not and may not agree to:

(i)	pay or repay or otherwise allow satisfaction or discharge of any of the Subordinated Debt;

(ii)	vary, replace, transfer, waive, release or affect any of its rights or obligations in respect of any Subordinated Debt or rescind or terminate any agreement in connection with any Subordinated Debt;

(iii)	exercise any set off in respect of any amount payable to it by the Subordinated Creditor; or

(iv)	enter into any arrangement, take any action or fail to do any thing, which results in any Subordinated Debt not being subordinated to the Senior Debt;

(c)	the Subordinated Creditors shall not:

(i)	accelerate or otherwise demand;

(ii)	sue for;

(iii)	exercise any enforcement rights (whether under any Security or otherwise) or winding up proceedings in respect of;

(iv)	exercise any right of set-off or combination of accounts or similar right or procedure in respect of; or

(v)	claim an amount from the Debtor under a right of indemnity or contribution in respect of,

any of the Subordinated Debt;

(d)	the Subordinated Creditors shall not, and may not agree to:

(i)	amend, vary replace or waive or transfer any of its rights or obligations in respect of its Subordinated Debt;

(ii)	rescind or terminate any agreement in connection with its Subordinated Debt;

(iii)	permit its Subordinated Debt to be evidenced by a negotiable instrument unless the instrument is expressed on its face to be subject to this deed or deposited with the Senior Creditor;

(iv)	requisition or convene a meeting to consider:

(A)	a resolution for the winding up of the Debtor; or

(B)	any arrangement, assignment or composition or protection from any creditors under statute for the Debtor; or

(C)	a resolution for the appointment of an administrator to the Debtor;

(e)	the Subordinated Creditors shall not, without the prior consent of the Senior Creditor or in accordance with the directions of the Senior Creditor (and the Subordinated Creditors agree to do these things in accordance with that Senior Creditor’s instructions):

(i)	prove or lodge any proof of debt in the Liquidation of the Debtor;

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(ii)	vote in any meeting or other decision making body in relation to, or in any way seek to control or influence, the Liquidation of the Debtor;

(iii)	take any step for the purpose of or towards:

(A)	levying any execution or obtaining any judgment against the Debtor; or

(B)	the appointment of a Liquidator of the Debtor; and

(f)	the Subordinated Creditors agree to:

(i)	exercise its voting power in the Debtor to ensure that the Debtor complies with its obligations under this deed;

(ii)	use its best efforts to procure that the directors of the Debtor ensure that the debtor complies with its obligations under this deed; and

(iii)	notify the Senior Creditor at least 14 days before:

(A)	the Subordinated Creditors (or if the Details indicate that the Subordinated Creditor is a trust or partnership, the trust or the partnership) changes its name as recorded in a public register in its jurisdiction of incorporation or in its constituent documents; and

(B)	any ACN or ARBN allocated to the Subordinated Creditor (or if the Details indicate that the Subordinated Creditor is a trust or partnership, any ABN or ARSN allocated to the trust or any ABN allocated to the partnership) changes, is cancelled or otherwise ceases to apply to it (or if it does not have any such applicable number, one is allocated, or otherwise starts to apply, to it); and

(C)	the Subordinated Creditor becomes trustee of a trust, or a partner in a partnership, not stated in the Details.

4.2	Permitted actions

Notwithstanding anything in this deed to the contrary:

(a)	the Debtor may make or otherwise effect (and the Subordinated Creditors are entitled to receive and retain and otherwise deal with):

(i)	any payment or repayment by way of:

(A)	conversion of any Subordinated Debt into ordinary shares in the Debtor pursuant to the terms of a Subordinated Debt Document;

(B)	capitalisation of interest in accordance with the terms of a Subordinated Debt Document; or

(ii)	any other payment or repayment if the Senior Creditor consents in writing to that payment or repayment; and

(b)	the Subordinated Creditors will not be prevented from, and nothing in this deed will otherwise operate to prevent:

(i)	the taking of any action which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of any Subordinated Debt, including the registration of such claims before any Government Agency and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods;

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(ii)	the bringing of legal proceedings against any person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy) to restrain any actual or putative breach of any Subordinated Debt Document (to the extent such breach is not required pursuant to this deed);

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment or take any other action inconsistent with this deed) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Subordinated Debt Document with no claim for damages; or

(iii)	interest accruing in accordance with, or any agreement between the Debtor and the Subordinated Creditors in relation to the rate that interest shall accrue under, a Subordinated Debt Document provided that the rate of interest shall not exceed 15% p.a. so long as such accrual does not require a payment in cash.

4.3	Equitable remedies

A Subordinated Creditor may not seek or enforce any equitable remedies to restrict or prevent the exercise by the Senior Creditor of any right, power or remedy in respect of its Senior Debt.

5	Liquidation of the Debtor

If the Debtor goes into Liquidation before the end of the Subordination Period and a Subordinated Creditor proves or lodges a proof in respect of the Subordinated Debt in the Liquidation of the Debtor:

(a)	on any payment or distribution of assets of the Debtor as a direct or indirect result of such a Liquidation of the Debtor, the Liquidator of the Debtor shall pay any dividend in respect of a proof lodged in respect of the Subordinated Debt directly to the Senior Creditor for application to the payment of the Senior Debt until the Senior Debt has been paid in full; and

(b)	if the dividend in respect of a proof lodged in respect of the Subordinated Debt is reduced by any set-off, deduction or combination of accounts or similar right or procedure, the Subordinated Creditor shall promptly pay to the Senior Creditor an amount (in aggregate) equal to the amount by which its Subordinated Debt was so reduced.

6	Proceeds

6.1	Proceeds held on trust

(a)	Until after the Subordinated Period, each Subordinated Creditor agrees to hold all Proceeds and all amounts paid to, or received or recovered by it (whether directly or indirectly and including by way of set-off), in accordance with clause 6.2 (The Subordinated Creditor to pay over recovered amounts) (the Other Amounts) on trust for the benefit of the Senior Creditor. The Subordinated Creditors must deal with any such Proceeds and Other Amounts in accordance with paragraph (e) below.

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(b)	The Subordinated Creditors acknowledge receiving A$10 from the Senior Creditor on the date of this deed to establish each trust for which the Subordinated Creditor is to act as trustee under this deed.

(c)	The Subordinated Creditors declares that they hold the sum mentioned in paragraph (b) above, together with all Proceeds and Other Amounts, on the trusts established under this clause 6.1 (Proceeds held on trust).

(d)	Each trust established under this clause 6.1 (Proceeds held on trust), commences on the date of this deed and, unless terminated earlier, terminates on the earlier of:

(i)	the day before the eightieth anniversary of the date of this deed; and

(ii)	the last date of the Subordinated Period.

(e)	Until after the Subordinated Period, each Subordinated Creditor must, immediately after receipt of the Proceeds or Other Amounts, deposit them into an account specifically designated by the Senior Creditor. Each Subordinated Creditor must distribute all Proceeds and Other Amounts held by it in trust under paragraph (c) above at the direction of the Senior Creditor in the following order of priority:

(i)	first, to the Senior Creditor or as the Senior Creditor may direct to satisfy the Senior Debt; and

(ii)	second, to the extent of any balance after the Senior Debt has been Finally Paid and the Senior Creditor is no longer under any further actual or contingent obligation to the Debtor under the Senior Debt Documents, to itself in satisfaction of the Subordinated Debt.

6.2	The Subordinated Creditor to pay over recovered amounts

(a)	If, an amount is paid to, or received or recovered by, a Subordinated Creditor or on its account or paid to, or received or recovered by any person other than a Subordinated Creditor in connection with the Subordinated Debt:

(i)	notwithstanding anything else contained in this deed:

(A)	from the Liquidation of the Debtor or any other person and the trust created under clause 6.1(a) (Proceeds held on trust); or

(B)	whether or not from the Liquidation of the Debtor or any other person and the money is not for any other reason subject to the trust created under clause 6.1(a) (Proceeds held on trust); or

(ii)	pursuant to clause 6.3 (Lodgement of proof),

that Subordinated Creditor must immediately pay that money to the Senior Creditor up to an amount equal to the Senior Debt, to be applied in satisfaction of the Senior Debt, and before such payment, it holds the money on trust for the benefit of the Senior Creditor in accordance with clause 6.1 (Proceeds held on trust).

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(b)	If, prior to the Subordinated Period, a Subordinated Creditor does not actually receive a dividend, payment or other distribution because of the application of any law or rule relating to set-off (including under section 553C of the Corporations Act), the Subordinated Creditor must nevertheless pay to the Senior Creditor that amount which would otherwise have been payable under any Liquidation or an amount equal to the amount by which the Subordinated Debt has been reduced had the set-off not applied and had the dividend, payment or other distribution actually been received, up to an amount equal to the Senior Debt.

6.3	Lodgement of proof

(a)	If required by the Senior Creditor, the Subordinated Creditors must prove in any Liquidation of the Debtor for all the Subordinated Debt or a part of the Subordinated Debt nominated by the Senior Creditor and any money recovered or received under or in respect of the Liquidation will be paid to the Senior Creditor in accordance with clause 6.2 (The Subordinated Creditor to pay over recovered amounts).

(b)	If a Subordinated Creditor proves in any Liquidation in accordance with paragraph (a) above, it must not withdraw or vary or attempt to withdraw or vary any proof or claim so lodged without the prior written consent of the Senior Creditor.

(c)	If a Subordinated Creditor does not comply with paragraphs (a) or (b) above, the Senior Creditor may, and that Subordinated Creditor irrevocably authorises the Senior Creditor to, prove in the Liquidation on behalf of, and as attorney in fact of, the Subordinated Creditor (without limitation, by filing any claim or proof on behalf of the Subordinated Creditor).

6.4	Subrogation

If, and only if, a Subordinated Creditor:

(a)	has paid amounts to the Senior Creditor under clauses 6.1(e) (Proceeds held on trust) or 6.2 (The Subordinated Creditor to pay over recovered amounts); and

(b)	the Senior Debt has been Finally Paid,

the Subordinated Creditor is subrogated to the rights of the Senior Creditor against the Debtor in connection with the Senior Debt.

7	Accounting

7.1	Accounting

If, for any reason, a Subordinated Creditor receives or recovers payment of any Subordinated Debt before the end of the Subordinated Period, the Subordinated Creditor shall promptly pay to the Senior Creditor an amount equal to the amount received or recovered (or, in the case of an asset other than cash, its value as determined by the Senior Creditor).

7.2	Set-off

If, before the end of the Subordinated Period, the amount of the Subordinated Debt is reduced by any set-off, deduction or combination of accounts or similar right or procedure in breach of this deed, the Subordinated Creditor shall promptly pay to the Senior Creditor an amount equal to the amount by which the Subordinated Debt was so reduced.

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7.3	Costs

The Debtor agrees, within 3 Business Days of demand, to pay or reimburse:

(a)	the Senior Creditor’s reasonable Costs in giving and considering consents, waivers, variations, discharges and releases and providing documents and other information in connection with this deed;

(b)	the Senior Creditor’s and any Attorney’s Costs of exercising, enforcing or preserving rights, powers or remedies (or considering doing so) in connection with this deed; and

(c)	all stamp duty, registration fees and similar taxes and fees payable or assessed as being payable in connection with this deed or any other transaction contemplated by this deed (including any fees, fines, penalties and interest in connection with any of those amounts). However, the Debtor need not pay or reimburse any fees, fines, penalties or interest to the extent they have been imposed because of the Senior Creditor’s delay.

7.4	General indemnity

Each Subordinated Creditor and the Debtor severally indemnifies the Senior Creditor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the Senior Creditor suffers, incurs or is liable for in respect of:

(a)	any failure of it to observe, perform or comply with this deed for any reason (including, but not limited to, the Liquidation of either of them); or

(b)	this deed or any part of it being ineffective, void or unenforceable at law or in equity for any reason.

7.5	Foreign currency indemnity

If, at any time, the Senior Creditor receives or recovers any amount payable by a Subordinated Creditor for any reason and the currency of such payment is not Australian dollars, the relevant Subordinated Creditor indemnifies the Senior Creditor against any shortfall between the amount payable in Australian dollars and the amount actually received or recovered by the Senior Creditor after such amount is converted into Australian dollars in accordance with clause 7.6 (Conversion of currencies).

7.6	Conversion of currencies

In making any currency conversion in respect of clause 7.5 (Foreign currency indemnity), the Senior Creditor or the Subordinated Creditor (as appropriate) may itself or through its bankers purchase one currency with another, in the manner and amounts and at the times it thinks fit, whether or not the purchase is through an intermediate currency, or spot or forward.

7.7	Continuing indemnities and evidence of loss

(a)	Each indemnity of the Subordinated Creditors or the Debtor contained in this deed is a continuing obligation of the Subordinated Creditors or the Debtor (as applicable), despite any settlement of account or the occurrence of any other thing, and remains in full force and effect until all end of the Subordination Period.

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(b)	Each indemnity of a Subordinated Creditor contained in this deed:

(i)	is an additional, separate and independent obligation of that Subordinated Creditor and no one indemnity limits the generality of any other indemnity; and

(ii)	survives the termination of any Subordinated Debt Document.

7.8	GST

(a)	All payments to be made by a Subordinated Creditor under or in connection with this deed have been calculated without regard to GST.

(b)	If all or part of that payment is the consideration for a taxable supply for GST purposes then, when the Subordinated Creditor makes the payment:

(i)	it must pay to the Senior Creditor an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10%); and

(ii)	the Senior Creditor will promptly provide to the Subordinated Creditor a tax invoice complying with the relevant GST legislation.

8	No prejudice

The right of the Senior Creditor to enforce any provision of this deed is not affected by:

(a)	any conduct of the Debtor;

(b)	any failure of the Debtor to comply with any term of this deed, any Senior Debt Document or any document evidencing any Subordinated Debt;

(c)	any knowledge in relation to the Subordinated Debt that the Senior Creditor may have or be charged with;

(d)	any conduct in relation to the enforcement or failure to enforce any Senior Debt Document; or

(e)	the giving of any discharge, amendment, variation, consent or waiver.

This clause does not apply to any waiver or consent granted directly to the Subordinated Creditors by the Senior Creditor.

9	Changes to rights

9.1	Rights of the Senior Creditor are protected

Rights given to the Senior Creditor under this deed, and each Subordinated Creditor’s liabilities under it, are not affected by any act or omission by the Senior Creditor or any other person or any other thing which might otherwise affect them under law or otherwise. For example, those rights and liabilities are not affected by:

(a)	any act or omission:

(i)	varying, replacing, supplementing, extending or restating in any way and for any reason any agreement or any arrangement under which the Senior Debt or the Subordinated Debt is expressed to be owing, such as by adding, replacing or changing the purpose of a facility, increasing a commitment or facility limit or extending the term of a facility including in connection with a restructuring or refinancing of the secured money, changing the agent or substituting a financier);

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(ii)	releasing the Debtor or giving them a concession (such as more time to pay);

(iii)	releasing any person who gives a Guarantee in connection with any of the Debtor’s obligations;

(iv)	releasing, losing the benefit of, or not obtaining or perfecting any Security or negotiable instrument;

(v)	by which the obligations of a Subordinated Creditor or the Debtor may not be enforceable;

(vi)	by which any person who was intended to Guarantee or provide any Security securing the Senior Debt does not do so, or does not do so effectively;

(vii)	by which a Subordinated Creditor is discharged from its obligations to the Senior Creditor under an agreement or by operation of law;

(viii)	by which any Security which could be registered is not registered;

(b)	a person dealing in any way with a Security, Guarantee, judgment or negotiable instrument;

(c)	the insolvency of the Debtor or the Subordinated Creditor;

(d)	changes in the membership, name or business of any person;

(e)	the Debtor opening an account with it;

(f)	acquiescence or delay by the Senior Creditor or any other person;

(g)	an assignment or novation of rights in connection with the Senior Debt or Subordinated Debt.

The Senior Creditor may act freely in its interests in relation to any matter concerning its Senior Debt without regard to the interests of the Subordinated Creditors or the terms of any Subordinated Debt and without incurring any liability to the Subordinated Creditors.

9.2	Reinstatement of rights

Under law relating to insolvency, a person may claim that a transaction (including a payment) in connection with this deed or the Senior Debt is void or voidable. If a claim is made and upheld, conceded or compromised, then:

(a)	the Senior Creditor is immediately entitled as against the Subordinated Creditors to the rights under this deed in respect of its Senior Debt to which it was entitled immediately before the transaction; and

(b)	on request from the Senior Creditor, the Debtor and each Subordinated Creditor agrees to do anything (including signing any document) to restore to the Senior Creditor any right the Senior Creditor held from the Debtor or the Subordinated Creditors immediately before the transaction.

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The Subordinated Creditors’ and the Debtor’s obligations under this clause are continuing obligations, independent of the Subordinated Creditors’ and Debtor’s other obligations under this deed and continue after this deed ends.

10	Amendment of documents

10.1	Amendment of Documents

Any Senior Debt Document may be amended, extended, renewed, novated, replaced or otherwise varied in any manner as the parties to that document agree.

10.2	Amendment of Subordinated Debt Documents

No Subordinated Debt Document may be amended, replaced or otherwise varied in any way, without the prior consent of the Senior Creditor.

11	Assignments, Guarantees and Security

11.1	Assignments of Subordinated Debt

The Subordinated Creditors shall not assign or transfer any of its interest or rights in or to the Subordinated Debt (other than with the prior written consent of the Senior Creditor).

11.2	Guarantees and Security in respect of Subordinated Debt

(a)	The Debtor shall not create or allow to exist any Guarantee or Security in respect of any Subordinated Debt; and

(b)	a Subordinated Creditor shall not require the provision of, and if held by it shall immediately discharge or release, any Guarantee or Security in respect of any Subordinated Debt,

in each case, other than under the Existing General Security Deed or with the prior consent of the Senior Creditor.

12	Representations and warranties

12.1	Representations and warranties

Each of the Subordinated Creditors and the Debtor makes the following representations and warranties.

(a)	(status) It is a corporation duly incorporated and validly existing under the laws of the place of its incorporation;

(b)	(power) it has the corporate power and authority to enter into and to perform its obligations under this deed;

(c)	(authorisation) it has taken all necessary action, corporate and otherwise, to authorise the entry into and performance of its obligations under this deed;

(d)	(binding) the obligations assumed by it under this deed have been duly authorised and executed by it and constitutes valid and binding obligations of it enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

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(e)	(transaction permitted) its entry into and performance by it of any obligations under, and the transactions contemplated by, this deed do not and will not conflict with:

(i)	any law or regulation applicable to it; or

(ii)	its constitutional documents;

(f)	(validity and admissibility in evidence) all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under this deed;

(ii)	to make this deed, its legal, valid, binding and enforceable obligations, admissible in evidence in its jurisdiction of incorporation;

have been obtained or effected and are in full force and effect;

(g)	(benefit) it will receive reasonable commercial benefits from entering into this deed;

(h)	(trustee) it is not the trustee of any trust or settlement other than as set out in the section of this deed headed “Parties”.

(i)	(immunity from suit) it does not enjoy immunity from suit or execution in relation to its obligations under this deed;

(j)	(no litigation) no litigation, arbitration, administration or other proceeding or step in respect of it or any of its assets is current, pending or, to the best of its knowledge, threatened by or before any Government Agency, and no judgment or award has been given, made or is pending, by or before any Government Agency, which in any way questions its power of authority to enter into or perform its obligations under this deed;

(k)	(no misrepresentation) all information provided by it to the Senior Creditor in relation to the transactions contemplated by this deed is true in all material respects at the date of this deed. Neither that information nor its conduct in relation to the transactions contemplated by this deed was or is misleading in any material respect, by omission or otherwise;

(l)	(title) it is absolutely entitled to the Subordinated Debt (except as permitted by clause 11 (Assignments, Guarantees and Security));

(m)	(Insolvency Event) it is not insolvent; and

(n)	(Guarantee or Security) no Guarantee or Security exists in respect of the Subordinated Debt (except as permitted by clause 11 (Assignments, Guarantees and Security)).

12.2	Survival

(a)	The representations and warranties in clause 12.1 (Representations and warranties) survive the execution of this deed.

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(b)	The representations and warranties in clause 12.1 (Representations and warranties) are repeated with reference to the facts and circumstances then existing:

(i)	on each day on which the Senior Creditor or a Subordinated Creditor provide financial accommodation to the Debtor; and

(ii)	every 3 months after the date of this deed.

12.3	Reliance on representations and warranties

The Subordinated Creditors acknowledges that the Senior Creditor may provide and may continue to provide the Senior Debt to the Debtor in reliance on the representations and warranties in this clause.

13	Change to parties

13.1	Debtor and Subordinated Creditors

Without the prior written consent of the Senior Creditor:

(a)	neither the Debtor nor a Subordinated Creditor may assign or transfer any of its rights or obligations under this deed, or otherwise deal with its rights under this deed or allow any interest in it to arise or be varied; and

(b)	the Debtor may not consent to the purported assignment, the creation of other dealing with the Subordinated Debt, or the creation or variation of any interest in it.

Any attempt to do so is ineffective and the Debtor agrees that:

(i)	despite any purported consent or dealing, the Debtor will continue to make all payments in respect of the Subordinated Debt to the Subordinated Creditors, unless otherwise directed by the Senior Creditor; and

(ii)	the restrictions in this clause are an inherent element of the Subordinated Debt as if they were originally a component of it.

13.2	Senior Creditor

The Senior Creditor may assign all or any of its rights or transfer all or any of its obligations under this deed in accordance with the Convertible Note Deed. If the Senior Creditor does this, neither the Debtor nor a Subordinated Creditor may claim against any assignee (or any other person who has an interest in this deed) any right of set off or other rights it has against the Senior Creditor.

14	Waivers, remedies cumulative

(a)	No failure to exercise or delay in exercising any right, power or remedy under this deed operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to the Senior Creditor in this deed are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

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15	Amendment

This deed may only be amended by another deed executed by each Subordinated Creditor, the Debtor and the Senior Creditor.

16	Severability of provisions

Any provision of this deed which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this deed nor affect the validity or enforceability of that provision in any other jurisdiction.

17	Notices

17.1	Communications in writing

Any communication or document to be made or delivered under or in connection with this deed:

(a)	must be in writing;

(b)	in the case of:

(i)	a notice by the Debtor or a Subordinated Creditor; or

(ii)	a specification of a bank or account by the Senior Creditor,

must be signed by an Authorised Officer of the sender (directly or with a facsimile signature), subject to clause 17.5 (Email communication) and clause 17.6 (Reliance), and

(c)	unless otherwise stated, may be made or delivered by fax, by letter or by email.

17.2	Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this deed is that identified below or any substitute address, fax number, email address or department or officer as the party may notify to the other party by not less than five Business Days' notice:

Address for service of communications:

Subordinated

Creditors:	AgCentral Energy Pty Ltd (ACN 665 472 711)
	Address:	226-288 Liverpool Street, Darlinghurst NSW 2010
	Email:	csussman@twynam.com

Attention:	Colin Sussman

Nabors Lux 2 S.a.r.l.
Address:	8-10 Avenue de la Gare, Grand-Duchy of Luxembourg, R.C.S. Luxembourg B 154.034

Email:	general.counsel@nabors.com

Attention:	General Counsel

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Debtor:	Address:	226-288 Liverpool Street, Darlinghurst NSW 2010
Email:	alec.waugh@vastsolar.com

Attention:	Alec Waugh

Senior Creditor	Nabors Lux 2 S.a.r.l.
	Address:	8-10 Avenue de la Gare, Grand-Duchy of Luxembourg, R.C.S. Luxembourg B 154.034

Email:	general.counsel@nabors.com

Attention:	General Counsel

17.3	Delivery

(a)	Any communication or document to be made or delivered by one party to another under or in connection with this deed will be taken to be effective or delivered:

(i)	if by way of fax, when the sender receives a successful transmission report unless the recipient informs the sender that it has not been received in legible form by any means within two hours after:

(A)	receipt, if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient; or

(ii)	if by way of letter or any physical communication, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)	if by way of email, as specified in clause 17.5 (Email communication),

and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under clause 17.2 (Addresses), if addressed to that department or officer.

(b)	A communication by fax or email after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

17.4	Notification of address, fax number and email address

Promptly upon receipt of notification of an address, fax number and email address or change of address, fax number or email address of the Debtor, a Subordinated Creditor or the Senior Creditor under clause 17.2 (Addresses) or upon changing its own address, fax number or email address, the Debtor, a Subordinated Creditor or the Senior Creditor shall notify the other parties.

17.5	Email communication

(a)	Any communication or document under or in connection with this deed may be made by or attached to an email and will be effective or delivered only:

(i)	on the first to occur of the following:

(A)	when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before two hours after the last to occur (for all addresses) of;

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(1)            dispatch if in business hours in the city of the address; or

(2)            if not, the next opening of business in such city;

(B)	the sender receiving a message from the intended recipient's information system confirming delivery of the email; and

(C)	the email being available to be read at one of the email addresses specified by the sender; and

(ii)	the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

(b)	In relation to an email with attached files:

(i)	if the attached files are more than 10 MB in total, then:

(A)	at the time of dispatch the giver of the e-mail must send a separate email without attachments notifying the recipient of the dispatch of the email; and

(B)	if the recipient notifies the sender that it did not receive the email with attached files, and the maximum size that is able to receive under its firewalls, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient; and

(ii)	if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and

(iii)	if within two hours of:

(A)	dispatch of the email if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient,

the recipient notifies the sender as provided in subparagraph (i)(B) or (ii), then the relevant attached files will be taken not to have been received until the sender complies with that subparagraph.

(c)	An email which is a covering email for a notice signed by the Debtor’s or the Subordinated Creditor's Authorised Officer does not itself need to be signed by an Authorised Officer.

(d)	Email and other electronic notices from the Senior Creditor or the Subordinated Creditor generated by Loan IQ or other system software do not need to be signed.

17.6	Reliance

(a)	Any communication or document sent under this clause 17 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under clause 17.1(b) (Communications in writing)) it bears what appears to be the signature (original or facsimile or email) of an Authorised Officer of the sender (without the need for further enquiry or confirmation).

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(b)	Each party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another party.

17.7	English language

(a)	Any notice or other communication given under or in connection with this deed must be in English.

(b)	All other documents provided under or in connection with this deed must be:

(i)	in English; or

(ii)	if not in English, and if so required by the recipient, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

18	Counterparts

18.1	Counterparts

(a)	This deed may be executed in any number of counterparts, each of which:

(i)	may be executed electronically or in handwriting; and

(ii)	will be deemed an original whether kept in electronic or paper form, and all of which taken together will constitute one and the same document.

(b)	Without limiting the foregoing, if the signatures on behalf of one party are on more than one copy of this deed, this shall be taken to be the same as, and have the same effect as, if all of those signatures were on the same counterpart of this deed.

18.2	Electronic execution

(a)	A party may sign this deed electronically, and bind itself accordingly. The parties agree that this will satisfy any statutory or other requirements for that document to be in writing and signed by that party.

(b)	The parties intend that:

(i)	any soft copy of this deed so signed will constitute an executed original counterpart, and any print-out of the copy with the relevant signatures appearing will also constitute an executed original counterpart; and

(ii)	where a party prints out a copy of this deed after all parties who are signing electronically have done so, the first print-out by that party after all signatories who are signing electronically have done so will also be an executed original counterpart of this deed.

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(c)	Each signatory and witness confirms that:

(i)	their signature appearing in this deed, including any such print-out (irrespective of which party printed it), is their personal signature authenticating it; and

(ii)	they hold the position or are the person named with respect to their execution and authorises the production of a copy of this deed bearing their signature for the purpose of signing as their duly execution copy. The copy of the signature appearing on the copy so executed is to be treated as their original signature.

19	Further steps

The Debtor and each Subordinated Creditor agrees to do anything (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed) which the Senior Creditor asks and considers necessary to:

(a)	ensure that this deed (including any Security created under it) is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective;

(b)	enable the Senior Creditor to apply for any registration, or give any notification, in connection with this deed so that any Security created under it has the priority required by the Senior Creditor (including a registration under the PPSA for whatever collateral class the Senior Creditor thinks fit and the Debtor and the Subordinated Creditor consent to any such registration or notification and agree not to make an amendment demand);

(c)	enable the Senior Creditor to exercise its rights in connection with this deed;

(d)	bind the Debtor or the Subordinated Creditors and any other person intended to be bound under this deed;

(e)	enable the Senior Creditor to register the power of attorney in clause 23 (Power of attorney) or a similar power (including any rights the Senior Creditor exercise as attorney for a Subordinated Creditor); or

(f)	show whether it is complying with this deed.

20	Exclusion of PPSA provisions

To the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the PPSA:

(i)	the Senior Creditor not need comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(ii)	sections 142 and 143 are excluded;

(b)	for the purposes of section 115(7) of the PPSA, the Senior Creditor need not comply with sections 132 and 137(3);

(c)	if the PPSA is amended after the date of this deed to permit the Subordinated Creditors and the Senior Creditor to agree to not comply with or to exclude other provisions of the PPSA, the Senior Creditor may notify the Subordinated Creditors that any of these provisions is excluded, or the Senior Creditor need not comply with any of these provisions, as notified to the Subordinated Creditors by the Senior Creditor; and

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(d)	the Subordinated Creditors agree not to exercise its rights to make any request of the Senior Creditor under section 275 of the PPSA, to authorise the disclosure of any information under that section or to waive any duty of confidence that would otherwise permit non-disclosure under that section.

21	Exercise of rights by Senior Creditor

If the Senior Creditor exercises a right, power or remedy in connection with this deed, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless that Senior Creditor states otherwise at the time of exercise. However, this clause does not apply to a right, power or remedy which can only be exercised under the PPSA.

22	No notice required unless mandatory

To the extent the law permits, each Subordinated Creditor waives:

(a)	its rights to receive any notice that is required by:

(i)	any provision of the PPSA (including a notice of a verification statement); or

(ii)	any other law before a secured party or receiver or receiver and manager exercises a right, power or remedy; and

(b)	any time period that must otherwise lapse under any law before a secured party or receiver or receiver and manager exercises a right, power or remedy.

If the law which requires a period of notice or a lapse of time cannot be excluded, but the law provides that the period of notice or lapse of time may be agreed, that period or lapse is one day or the minimum period the law allows to be agreed (whichever is the longer).

However, nothing in this clause prohibits the Senior Creditor from giving a notice under the PPSA or any other law.

23	Power of attorney

23.1	Appointment

The Subordinated Creditors irrevocably appoint the Senior Creditor and each Authorised Officer of the Senior Creditor individually as the Subordinated Creditor’s attorney and agrees to ratify anything an Attorney does under clause 23.2 (Powers).

23.2	Powers

An Attorney may until the end of the Subordination Period:

(a)	do anything which a Subordinated Creditor can lawfully authorise an attorney to do including:

(i)	if the Debtor becomes Insolvent, convene and attend meetings and vote in respect of its Subordinated Debt; and

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(ii)	exercise its voting power in the Debtor to ensure compliance with the obligations of the Subordinated Creditor and the Debtor under this deed; and

(iii)	if the Debtor becomes Insolvent, exercise a right of proof of a Subordinated Creditor or do anything which the Attorney believes is expedient to give effect to any of the Senior Creditor’s rights under this deed.

These things may be done in the Subordinated Creditor’s name or the Attorney’s name, and they include signing and delivering documents, starting, conducting and defending legal proceedings and receiving any distributions on its Subordinated Debt; and

(b)	delegate their powers (including this power) and revoke a delegation; and

(c)	exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.

If an Attorney is not entitled to exercise its rights as Attorney under either clause 23.2(a)(i) or clause 23.2(a)(ii), the Subordinated Creditor agrees to exercise those rights as the Senior Creditor directs.

24	General

24.1	Realisation of distributions

If the Senior Creditor receives a distribution other than in the form of money in connection with the Subordinated Debt, the Senior Creditor may realise it in any way it considers appropriate and the Senior Debt is not taken to be reduced by the distribution until the realisation proceeds are applied towards the Senior Debt.

24.2	Prompt performance

If this deed specifies when a party agrees to perform an obligation, the party agrees to perform it by the time specified. Each party agrees to perform all of its other obligations promptly. Time is of the essence in this deed in respect of an obligation of the Debtor the Subordinated Creditors to pay money.

24.3	Set off

The Senior Creditor may set off any amount owing by the Senior Creditor to the Debtor or the Subordinated Creditors (whether or not due for payment) against any amount due for payment by the Debtor or the Subordinated Creditors (as applicable) to the Senior Creditor in connection with this deed.

The Senior Creditor may do anything necessary to effect any set off under this clause (including varying the date for payment of any amount owing by the Senior Creditor to the Debtor or the Subordinated Creditors and making currency exchanges). This clause applies despite any other agreement between the parties.

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A security interest created by this deed over any account with the Senior Creditor into which money is credited is subject to the Senior Creditor’s rights under this clause. This clause also applies despite any other agreement between the parties.

24.4	No liability for loss

The Senior Creditor is not liable for any loss, liability or Costs arising in connection with the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right, power or remedy in connection with this deed.

24.5	Confidentiality

Each party agrees to comply with its obligations under the Confidentiality Deed entered into with the Debtor dated 19 August 2022.

24.6	Supply of information

Without limiting clause 19 (Further steps), the Debtor and the Subordinated Creditors agree to promptly supply the Senior Creditor with any information about or documents affecting:

(a)	the Senior Debt; or

(b)	any Subordinated Debt; or

(c)	this deed,

in each case, reasonably requested by it.

25	Governing Law

This deed is governed by New South Wales law.

26	Jurisdiction

(a)	The courts having jurisdiction in New South Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute regarding the existence, validity or termination of this deed) or any non-contractual obligation arising out of or in connection with this deed) (a Dispute).

(b)	The parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c)	This clause 26 (Jurisdiction) is for the benefit of the Senior Creditor only. As a result, the Senior Creditor shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Senior Creditor may take concurrent proceedings in any number of jurisdictions.

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27	Acknowledgement by Debtor and Subordinated Creditor

The Debtor and each Subordinated Creditor confirm that:

(a)	it has not entered into this deed in reliance on, or as a result of, any statement or conduct of any kind, or on behalf of the Senior Creditor or any affiliate of the Senior Creditor (including any advice, warranty, representation or undertaking); and

(b)	neither the Senior Creditor nor any affiliate of the Senior Creditor is obliged to do anything (including disclose anything or give advice),

except as expressly set out in the Senior Debt Documents or in writing duly signed by or on behalf of the Senior Creditor or its affiliate.

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Execution page

Executed as a deed.

Debtor

Signed, sealed and delivered by Vast Solar Pty. Ltd. ACN 136 258 574 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

John Kahlbetzer (director)	Colin Sussman (director)

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Subordinated Creditors

Signed, sealed and delivered by AgCentral Energy Pty Ltd ACN 665 472 711 in accordance with section 127 of the Corporations Act 2001 (Cth) by:

John Kahlbetzer (director)	Colin Sussman (director)

Signed, sealed and delivered by Nabors Lux 2 S.a.r.l. in the presence of:

Signature of witness	Signature of authorised signatory

Name of witness (print)	Name of authorised signatory (print)

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Senior Creditor

Signed, sealed and delivered by Nabors Lux 2 S.a.r.l. in the presence of:

Signature of witness	Signature of authorised signatory

Name of witness (print)	Name of authorised signatory (print)

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Exhibit C

Backstop Agreement

Attached.

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (this “Agreement”) is made as of this 19th day of October, 2023 by and between Vast Solar Pty Ltd, an Australian proprietary company limited by shares (“Vast” or “Issuer”) and Nabors Lux 2 S.a.r.l., a société à responsabilité limitée registered in Luxembourg (“Nabors”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Acquisition Agreement (as defined below).

WHEREAS, this Agreement is being entered into in connection with that certain business combination agreement (the “Acquisition Agreement”), dated as of February 14, 2023, as amended as of the date hereof, by and among Vast, Nabors Industries Ltd., Nabors Energy Transition Corp., a Delaware corporation (“SPAC”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Neptune Merger Sub, Inc., a Delaware corporation, pursuant to which SPAC will consummate a business combination with Vast in a merger (the “Merger”) in accordance with the terms and conditions thereof;

WHEREAS, in connection with the transactions contemplated under the Acquisition Agreement (the “Business Combination”) and subject to the terms and conditions set forth in this Agreement, and to facilitate the closing of the Business Combination, Nabors has agreed to backstop an equity investment in Vast of $15,000,000 (the “Backstop Amount”), and to the extent such backstop is required, Nabors desires to subscribe for and purchase, and the Issuer desires to issue and sell to Nabors, Company Shares in consideration of the Subscription Amount (as defined below), all on the terms and conditions set forth herein; and

WHEREAS, Nabors’ agreement to provide the Backstop Amount is being provided as part of a broader arrangement described in that certain Master Agreement, dated as of the date hereof, by and between the parties hereto and certain other persons, pursuant to which, among other things, (a) the parties hereto have agreed to amend that certain Form of Shareholder and Registration Rights Agreement to be executed simultaneously with the consummation of the Business Combination (the “Amended Shareholder Agreement”), to provide Nabors with enhanced governance rights and other rights with respect to future capital raises by Vast, (b) the parties hereto have agreed to amend the Acquisition Agreement to waive certain conditions to Vast’s obligation to consummate the Business Combination, and (c) Vast has agreed to accelerate payment of 500,000 of First Earnout Shares, 500,000 of Second Earnout Shares, and 500,000 of Third Earnout Shares (each as defined in the Support Agreement) such that those 1,500,000 Company Shares are paid to Sponsor at the closing of the transactions contemplated by the Acquisition Agreement (the “Acquisition Closing”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND CLOSING

Section 1.01 Subscription from Issuer. Subject to the terms and conditions hereof, Nabors hereby irrevocably subscribes for and agrees to purchase, and the Issuer hereby agrees to issue and sell to Nabors at the Acquisition Closing, upon the payment of the Subscription Amount (as defined below), the number of Company Shares (the “Subscribed Shares”) equal to the quotient obtained by dividing the Subscription Amount by $10.20 per share. The “Subscription Amount” shall mean (a) $15,000,000 minus (b) (i) the amount of Additional Investment (as defined below) plus (ii) the balance of the cash remaining in the Trust Account after giving effect to the Redemption Rights of the SPAC’s public stockholders other than (x) Nabors, (y) AgCentral and (z) CT Investments Group Pty Limited (the “Restricted Parties”); provided, that, for the avoidance of doubt, the Subscription Amount shall not be greater than $15,000,000 and not less than $0. The term “Additional Investors” shall mean any person that provides capital to Vast in exchange for debt or equity securities issued by Vast or one of its Subsidiaries (each, an “Additional Investment”); provided, that, any capital provided by any of the Restricted Parties in exchange for debt or equity securities issued by Vast or one of its subsidiaries shall not constitute an Additional Investment nor shall any such investor constitute an Additional Investor.

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Section 1.02 Subscription Closing. The closing of the Subscription contemplated hereby (the “Subscription Closing”, together with the Acquisition Closing, the “Closings” and “Closing” shall mean either of them) shall occur on the same day, and substantially concurrent with, consummation of the Acquisition Closing (the date of the Closings, “Closing Date”) subject to the terms and conditions set forth herein. Nabors shall deliver to the Issuer on the anticipated Closing Date the Subscription for the Subscribed Shares by wire transfer of U.S. dollars in immediately available funds. As soon as reasonably practicable following the Closing Date, but not later than one (1) business day after the Closing Date, the Issuer shall deliver to Nabors (a) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws or the Acquisition Agreement), in the name of Nabors (or its nominee in accordance with its delivery instructions) or to a custodian designated by Nabors, as applicable; and (b) a copy of the records of the Issuer’s transfer agent or other evidence showing Nabors as the owners of the Subscribed Shares on and as of the Closing Date.

1.03 Incremental Funding Fee. At the earlier to occur of (a) the Acquisition Closing and (b) the termination of the Acquisition Agreement, Vast will issue to Nabors (or its designee) 350,000 Company Shares in accordance with the procedures described in Section 1.02.

1.04 Earnout Shares. At the Acquisition Closing, Vast will issue to Sponsor (or its designee) 1,500,000 Company Shares in accordance with the procedures described in Section 1.02. The Company Shares issued pursuant to this Section 1.04 represent the accelerated payment of 500,000 of First Earnout Shares, 500,000 of Second Earnout Shares, and 500,000 of Third Earnout Shares, which acceleration is documented in Amendment No. 1 to Support Agreement, dated as of the date hereof, by and between Sponsor, SPAC, Vast, Nabors and the other individuals party thereto (the “Support Agreement Amendment”). For the avoidance of doubt, after giving effect to the Support Agreement Amendment and the payment contemplated by this Section 1.04, there remain 800,000 First Earnout Shares, 800,000 Second Earnout Shares, and 800,000 Third Earnout Shares, all payable pursuant to the Support Agreement (as amended).

1.05 Capital Raises. Following the date hereof until the Acquisition Closing, Vast shall not (and shall cause its subsidiaries not to) raise any capital, directly or indirectly, whether by issuing, selling, granting or disposing of any of equity interests or debt securities or any instruments convertible into or exercisable for equity interests or debt securities, incurring, assuming, guaranteeing or otherwise becoming liable for any indebtedness, or otherwise (other than (i) the issuance of Equity Securities pursuant to the terms of awards existing as of the date of the Acquisition Agreement and listed on Schedule I hereto or (ii) the issuance any securities of the Company to employees, officers or directors, consultants, contractors, vendors or other agents of the Company pursuant to any compensatory stock or option plan duly adopted for such purpose, for services rendered to the Company), without the prior written consent of Nabors, which consent shall not be unreasonably withheld. Capital raises following the Acquisition Closing shall be restricted pursuant to Sections 2.4 and 2.5 of the Amended Shareholder Agreement.

1.06 Conditions Precedent to Subscription.

(a)	Issuer’s obligations to sell and issue the Subscribed Shares at the Subscription Closing are subject to the fulfilment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(i)	Nabors Representations and Warranties. The representations and warranties made by Nabors in Article III shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date).

(ii)	Acquisition Closing. All conditions precedent to the Acquisition Closing as set forth in the Acquisition Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Acquisition Closing but subject to satisfaction or waiver thereof), and the Subscription Closing will be consummated on the same day, and substantially concurrent with, the Acquisition Closing.

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(iii)	No Injunction. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(iv)	Performance. Nabors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Nabors to consummate the Subscription Closing.

(b)	Nabors’ obligations to purchase the Subscribed Shares at the Subscription Closing are subject to the fulfilment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(i)	Issuer Representations and Warranties. The representations and warranties made by Issuer in Article II shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date).

(ii)	Acquisition Closing. All conditions precedent to the Acquisition Closing as set forth in the Acquisition Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Acquisition Closing but subject to satisfaction or waiver thereof), the Amended Shareholder Agreement shall have been entered into at the Acquisition Closing, and the Subscription Closing will be consummated on the same day, and substantially concurrent with, the Acquisition Closing.
(iii)	Subscription Agreement. All conditions precedent to Nabors’ obligation to consummate the transactions contemplated by the Equity Subscription Agreement to which it is a party shall have been satisfied or waived.

(iv)	No Injunction. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(v)	Performance. Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Subscription Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants to Nabors on the date hereof and as of the Subscription Closing that:

Section 2.01 Organization. Issuer is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

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Section 2.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Issuer and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Issuer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Issuer is a party which would prevent Issuer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Issuer is subject.

Section 2.03 Governmental Approvals. Assuming the accuracy of Nabors’ representations and warranties set forth in Article III, all consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Issuer required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Subscription Closing.

Section 2.04 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Issuer that will be entitled to any fee or commission for which Issuer will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 2.05 No Litigation. There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or threatened against or affecting the Issuer or any of the Issuer’s properties or rights that affects or would reasonably be expected to affect the Issuer’s ability to consummate the transactions contemplated by this Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against the Issuer or any of the Issuer’s properties or rights that affects or would reasonably be expected to affect the Issuer’s ability to consummate the transactions contemplated by this Agreement.

Section 2.06 Securities Law Compliance. In connection with the offer, sale and delivery of the Subscribed Shares in the manner contemplated by this Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the Subscribed Shares by the Issuer to Nabors. The Subscribed Shares (i) were not offered to Nabors by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NABORS

Nabors hereby represents and warrants to Issuer on the date hereof and as of the Subscription Closing that:

Section 3.01 Organization. Nabors is duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. Nabors has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 3.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Nabors and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Nabors do not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Nabors is a party which would prevent Nabors from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Nabors is subject.

Section 3.03 Governmental Approvals. Assuming the accuracy of Issuer’s representations and warranties set forth in Article II, all consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Nabors required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Subscription Closing.

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Section 3.04 Sophisticated Purchaser. Nabors is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Company Shares.

Section 3.05 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Nabors that will be entitled to any fee or commission for which Nabors will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.06 Securities Law Compliance. Nabors has been advised that the offer and sale of the Subscribed Shares has not been registered under the Securities Act, or any other securities laws. Nabors understands that none of the Subscribed Shares purchased at the Closing can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. Nabors understands that the Subscribed Shares will be considered to be “restricted securities” under the Securities Act, and that, therefore, Nabors will not be eligible to use Rule 144 promulgated under the Securities Act for at least one year after “Form 10” information relating to the Business Combination has been filed with the SEC. Nabors is acquiring the Subscribed Shares for Nabors’ own accounts for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Nabors represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act, and that Nabors is not subject to the “Bad Actor” disqualification, as such term is defined in Rule 506 of Regulation D, promulgated under the Securities Act.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Termination. This Agreement shall terminate on the earlier of (i) the mutual written agreement of each parties hereto or (ii) the date the Acquisition Agreement is terminated pursuant to the terms and conditions thereof; provided, that nothing herein will relieve any party from liability for any willful and material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

Section 4.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 4.03 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.

Section 4.04 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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Section 4.05 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 4.06 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 4.07 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby.

Section 4.08 Changes in Writing. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 4.09 Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Subscribed Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Subscribed Shares or under or otherwise pursuant to this Agreement.

Section 4.10. Impediment to issue securities. If the impact of the transactions contemplated by this Agreement and the Amended Shareholder Agreement (including, for the avoidance of doubt, application of the Nabors MFN described in Section 2.5 therein) is that there would be a regulatory impediment to the issue, transfer or subscription of any of the Subscribed Shares or any other voting securities of Vast that Nabors or any party connected with Nabors is entitled to be issued or transferred (whether on conversion of warrants or other convertible securities or otherwise), then Nabors or the relevant party will be issued the maximum number of securities in respect of which there would be no impediment and will pay the Subscription Amount or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain regulatory and, where relevant, stockholder approvals to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant Subscription Amount or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors until the date that the Remaining Shares are issued to Nabors. To that end, any Subscribed Shares or other voting securities of Vast the acquisition of which would exceed a permitted threshold under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FIRB Act”) are subscribed on condition that the Australian Treasurer has no objection to such subscription in circumstances where the Treasurer is empowered to make orders under the FIRB Act (“FIRB Approval”). In addition, to the extent that the acquisition or any such securities would exceed a permitted threshold under the Corporations Act 2001 (Cth) (“Corporations Act”) the parties will take all necessary and appropriate steps to obtain all relevant approvals to the maximum extent possible prior to the Acquisition Closing (including but not limited to stockholder approval under section 611(7) of the Corporations Act) and/or obtain relevant relief from the Australian Securities and Investments Commission (“Corporations Act Approval"), provided however, that Vast will not have any obligation to seek the Corporations Act Approval if Vast can provide evidence reasonably satisfactory to Nabors 5 Business Days prior to the Acquisition Closing Date that Corporations Act Approval is not required and undertakes to provide a certified register of members of Vast evidencing that Vast had less than 50 legal members on the date of issue of the Remaining Shares. If the issue and purchase of the Remaining Shares (i) will be subject to the Corporations Act Approval and FIRB Approval being obtained, each of Vast and Nabors must take all necessary and appropriate steps (respectively) to ensure that the Remaining Shares are issued and the Remaining Subscription Amount is paid to Vast within 10 Business Days after the last to be obtained of the (x) Corporations Act Approval and (y) FIRB Approval, or (ii) will not be subject to the Corporations Act Approval being obtained but will be subject to the FIRB Approval being obtained, Vast and Nabors must take all necessary and appropriate steps (respectively) to ensure that the Remaining Shares are issued and the Remaining Subscription Amount is paid to Vast within 10 Business Days of obtaining the FIRB Approval.

Section 4.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any applicable law to post security or a bond as a prerequisite to obtaining equitable relief.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

NABORS LUX 2 S.A.R.L.

By:
Name:	Mark Douglas Andrews
Title:	Class A Manager

[Signature Page to Backstop Agreement]

VAST SOLAR PTY. LTD.

By:
Name:	Craig David Wood
Title:	Director

By:
Name:	Colin Raymond Sussman
Title:	Director/Secretary

[Signature Page to Backstop Agreement]

Schedule I

[Intentionally Omitted.]

Exhibit D

Amended Shareholders Agreement

Attached.

FORM OF SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT

This SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2023, is made and entered into by and among Vast Solar Pty Ltd, an Australian proprietary company limited by shares (the “Company”), Nabors Energy Transition Corp., a Delaware corporation (“SPAC”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (“Sponsor”), Nabors Lux 2 S.a.r.l., a société à responsabilité limitée registered in Luxembourg (“Nabors Lux”), the undersigned former holders of SPAC securities listed on the signature pages hereto under “SPAC Holders” (such holders together with the Sponsor and Nabors Lux, the “SPAC Holders”), the parties set forth on Schedule I hereto (the foregoing parties, collectively “Investors”), AgCentral Energy Pty Ltd, an Australian proprietary company limited by shares (“AgCentral Energy”) and each of the undersigned holders listed on the signature pages hereto under “Vast Holders” (such holders together with AgCentral Energy, the “Vast Holders” and each such party, together with the SPAC Holders and any Person who hereafter becomes a party to this Agreement pursuant to Section 6.3, a “Holder” and collectively, the “Holders”).

RECITALS

 WHEREAS, SPAC, Sponsor, and certain other SPAC Holders entered into that certain Registration Rights Agreement, dated as of November 16, 2021 (the “Original RRA”);

 WHEREAS, the parties to the Original RRA desire to terminate the Original RRA and enter into this Agreement, which shall supersede and replace the Original RRA in accordance with Section 5.7 thereto;

 WHEREAS, the Company entered into that certain Business Combination Agreement, dated as of February 14, 2023 and amended on October [●], 2023 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among the Company, SPAC, Sponsor, and the other parties thereto;

 WHEREAS, the Company entered into that certain Backstop Agreement, dated on October [●], 2023 (as it may be amended or supplemented from time to time, the “Backstop Agreement”), by and between the Company and Nabors Lux.

 WHEREAS, in connection with the Backstop Agreement, Sponsor received the right to appoint certain additional directors of the Company and consent rights regarding future capital raises of the Company; and

 WHEREAS, pursuant to the Business Combination Agreement, the Backstop Agreement and other agreements contemplated thereby, the SPAC Holders (as defined below) received ordinary shares in the capital of the Company (“Company Shares”);

 WHEREAS, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement.

 NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1            Definitions. Capitalized terms used but not otherwise defined in this Section 1.1 or elsewhere in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Rights Expiration Date” shall mean the earlier to occur of (i) the third anniversary of Closing or (ii) the date on which the Company achieves a Market Capitalization, equal to or greater than $1,000,000,000.00.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective, or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided, that, in no event shall the Company or any of the Company’s subsidiaries be considered an Affiliate of any portfolio company (other than the Company and its subsidiaries) of any investment fund or account affiliated with, managed or controlled by, any direct or indirect equityholder of the Company nor shall any portfolio company (other than the Company and its subsidiaries) of any investment fund or account affiliated with any equityholder of the Company be considered to be an Affiliate of the Company or any of its subsidiaries.

“Agreement” shall have the meaning given in the Preamble hereto.

“Backstop Agreement” shall have the meaning given in the Recitals hereto.

“Backstop Commitment Fee” shall mean the 1,500,000 Company Shares issued to Sponsor (or its designee) at Closing pursuant to Section 1.04 of the Backstop Agreement.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Day” means a day, other than a Saturday or Sunday, on which the principal offices of the Commission in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY in the United States of America or Sydney, Australia.

“Capital Raise” shall have the meaning set forth in subsection 2.4.

“Closing” shall mean the closing of the business combination contemplated by the Business Combination Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble hereto.

“Company Shares” shall have the meaning given in the Recitals hereto.

“Constitution” means the amended and restated Constitution of the Company, as in effect as of the Closing, as the same may be amended from time to time.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Demanding Holder” shall have the meaning given in subsection 3.1.4.

“Equity Securities” means, with respect to the Company, all of the shares of capital stock or equity of (or other ownership or profit interests in) the Company, all of the warrants, options or other rights for the purchase or acquisition from the Company of shares of capital stock or equity of (or other ownership or profit interests in) the Company, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) the Company or warrants, rights or options for the purchase or acquisition from the Company of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of the Company (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Exempt Issuance” means the issuance of (a) any securities of the Company to employees, officers or directors, consultants, contractors, vendors or other agents of the Company pursuant to any compensatory stock or option plan duly adopted for such purpose, for services rendered to the Company, (b) (i) equity interests or debt securities issued or issuable pursuant to agreements existing as of the date the Backstop Agreement and listed on Schedule II hereto, and (ii) equity interest or debt securities issued or issuable upon the exercise or exchange of or conversion of any equity interests or debt securities issued or issuable pursuant to agreements existing as of the date of the Backstop Agreement and listed on Schedule II hereto, provided that such agreements, equity interests and/or debt securities have not been amended since the date of the Backstop Agreement to increase the number of such equity interests or debt securities or to decrease the exercise price, exchange price or conversion price of such equity interests or debt securities (other than in connection with stock splits or combinations) or to extend the term of such equity interests or debt securities and (c) securities issued pursuant to any bona fide merger or acquisition with an unrelated third party that is not a shareholder of the Company or an affiliate of any shareholder of the Company that is approved by a majority of the directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but any such Exempt Issuance shall not include a transaction in which the Company is issuing securities (i) primarily for the purpose of raising capital, including an at-the-market offering or (ii) to an entity whose primary business is investing in securities.

“Form F-1 Shelf” shall have the meaning given in subsection 3.1.1.

“Form F-3 Shelf” shall have the meaning given in subsection 3.1.2.

“Governmental Entity” means any nation or government, any state, commonwealth, province, territory or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any international, federal, state, local or foreign jurisdiction.

“Holder Information” shall have the meaning given in subsection 5.1.2.

“Holders” shall have the meaning given in the Preamble hereto.

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Letter Agreement” means that certain Letter Agreement, dated as of November 16, 2021, by and among the Sponsor, SPAC, and certain other parties thereto.

“Lock-Up Period” shall mean, with respect to Equity Securities held by the Holders, from the date hereof until the six (6) month anniversary of the Closing.

“Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding Company Shares multiplied by (ii) the closing price per share of such Company Shares on any national securities exchange registered under the Exchange Act.

“Maximum Number of Securities” shall have the meaning given in subsection 3.1.6.

“Minimum Takedown Threshold” shall have the meaning given in subsection 3.1.5.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of shareholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Company Shares, (c) causing the adoption of shareholders’ resolutions and amendments to the Constitution, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual or any special meeting of shareholders of the Company.

“Party” shall mean each of the Company, the SPAC Holders and the Vast Holders.

“Permitted Transferees” shall mean any Person to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period under this Agreement and any other applicable agreement between such Holder and the Company and is or has become party to this Agreement.

“Piggyback Registration” shall have the meaning given in subsection 3.2.1.

“Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Prospectus” shall mean the prospectus included in any Registration Statement, (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rules 430A or 430B under the Securities Act or any successor rule thereto), as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean at any time any outstanding Company Shares (including shares issuable under the Business Combination Agreement) or any other Equity Security (including the warrants to purchase Company Shares issued pursuant to the [Assumed Warrant Agreement of Vast] and Company Shares issued or issuable upon the exercise of any other Equity Security) of the Company held by a Holder and any security into which such Company Shares or other Equity Security shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise, in each case other than any security received pursuant to an incentive plan adopted by the Company on or after the Closing; provided, however, that, as to any particular Registrable Security, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (w) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (x) the date on which such securities may be disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act in a single day without limitation thereunder on volume or manner of sale; (y) the date on which such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration; and (z) the date on which such securities cease to be outstanding.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented out-of-pocket expenses of a Registration, including, without limitation, the following:

 (A)          all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Company Shares is then listed;

 (B)           fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

 (C)           printing, messenger, telephone and delivery expenses;

 (D)           reasonable fees and disbursements of counsel for the Company;

 (E)           reasonable fees and disbursements of all independent registered public accountants of the Company and any other specialists required or reasonably requested by the underwriters incurred specifically in connection with such Registration;

 (F)           the fees and expenses incurred in connection with the listing of any Registrable Securities on The New York Stock Exchange or other securities exchange upon which the Company Shares are listed;

 (G)           the fees and expenses incurred by the Company in connection with any road show for any Underwritten Offerings, including Underwriter marketing costs (but only if the Company is also proposing to offer and sell securities in such offering); and

 (H)           reasonable fees and expenses, not to exceed $150,000, of one (1) legal counsel selected by (i) the majority-in-interest of the Demanding Holders in an Underwritten Shelf Takedown or (ii) in the case of a Piggyback Registration, the majority in interest of the Holders participating in such Piggyback Registration; provided that, the Company will not be required to pay fees and expenses for more than one (1) legal counsel for all Holders in any given Registration or Shelf Takedown.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person acting on behalf of such Person.

“Requesting Holders” shall have the meaning given in subsection 3.1.6.

“Rule 415” shall mean Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall have the meaning given in subsection 3.1.1.

“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415.

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Specified Investor” shall mean          .

“Specified Price” shall mean $10.20 per share; provided, however, that if any change in the number of Company Shares occurs following the date hereof as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, or readjustment of shares, or any stock dividend or stock distribution, the Specified Price shall be equitably adjusted to reflect such change to provide Nabors Parent the same economic benefit as contemplated by this Agreement prior to such event.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Nominees” shall have the meaning given in subsection 2.1.2.

“Subsequent Shelf Registration” shall have the meaning given in subsection 3.1.4.

“Superior Capital Raise” shall have the meaning given in subsection 2.5.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 3.1.5.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Withdrawal Notice” shall have the meaning given in subsection 3.1.7.

Article II
GOVERNANCE Rights

2.1            Board of Directors.

 2.1.1        Sponsor and Nabors Nominees. Until the Additional Rights Expiration Date, the Sponsor shall have the right to nominate two directors for election to serve on the Board (the “Sponsor Nominees” and each a “Sponsor Nominee”). Thereafter, for so long as Nabors Industries Ltd., a Bermuda exempted company and affiliate of Sponsor (“Nabors Parent”), and its Affiliates Beneficially Own at least 50% of the number of Company Shares that Nabors Parent and its Affiliates collectively Beneficially Owned immediately following Closing (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), Sponsor shall have the right to nominate one Sponsor Nominee. At least one of the Sponsor Nominees seated at any given time shall qualify as “independent” pursuant to the listing standards of the national securities exchange upon which the Company Shares are admitted to trading (or, if at the time of such recommendation, the Company Shares are not admitted to trading on a national securities exchange, pursuant to the listing standards of the New York Stock Exchange, LLC or its successor).

 2.1.2        AgCentral Energy Nominees. For so long as AgCentral Energy and its Affiliates Beneficially Own at least the number of Company Shares that entitle Sponsor to the nomination right contemplated by subsection 2.1.1, AgCentral Energy shall have the right to nominate one director for election to serve on the Board (the “AgCentral Energy Nominee”). The AgCentral Energy Nominee shall qualify as “independent” pursuant to the listing standards of the national securities exchange upon which the Company Shares are admitted to trading (or, if at the time of such recommendation, the Company Shares are not admitted to trading on a national securities exchange, pursuant to the listing standards of the New York Stock Exchange, LLC or its successor).

 2.1.3         Procedures for nominees.

 (a)            The Company shall take all Necessary Action to cause the Board to include in the slate of nominees to be voted upon by the shareholders of the Company at any meeting thereof the Sponsor Nominee and each AgCentral Energy Nominee.

 (b)            In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal of a Sponsor Nominee or AgCentral Energy Nominee, then Sponsor (in the case of a Sponsor Nominee) or AgCentral Energy (in the case of an AgCentral Energy Nominee) shall have the exclusive right to nominate an individual to fill such vacancy, and the Company shall take all Necessary Action to remove or nominate or cause the Board to appoint, as applicable, a replacement Sponsor Nominee or AgCentral Energy Nominee (as applicable) designated by Sponsor or AgCentral Energy (as applicable) to fill any such vacancy above as promptly as practicable after such designation.

2.2            Sharing of Information.

 2.2.1        By Sponsor Nominees. To the extent permitted by antitrust, competition or any other applicable Law, each of the Company and Sponsor agree and acknowledge that any Sponsor Nominee may, to the extent consistent with fiduciary duties, share confidential, non-public information about the Company and its subsidiaries (“Confidential Information”) with the Sponsor. Sponsor recognizes that it, or its Affiliates and Representatives, have acquired or will acquire Confidential Information the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, Sponsor covenants and agrees with the Company that it will not (and will cause its respective controlled Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, use or disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of Sponsor in violation of this Agreement and without breach of fiduciary duty by such Sponsor Nominee, (b) disclosure is required by applicable Law (including any filing following the date of Closing made pursuant to applicable securities laws) or court of competent jurisdiction or requested by a Governmental Entity, (c) such information was available or becomes available to Sponsor or its Affiliates or Representatives before, on or after the date of this Agreement, without restriction, from a source (other than the Company or any of its subsidiaries or the Sponsor Nominees) without any breach of duty to the Company or any of its Affiliates or (d) such information was independently developed by such Party or its Representatives without the use of, or reference to, the Confidential Information. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Sponsor from disclosing Confidential Information (x) to any Affiliate or Representative, of such Party, provided, that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and Sponsor shall be responsible for any breach of this subsection 2.1.2 by any such Person or (y) if such disclosure is made pursuant to any examinations, audits, investigations, regulatory sweeps or other regulatory inquiries by regulatory agencies, self-regulatory organizations, Governmental Entities or examiners thereof with jurisdiction over such Party that does not target the Company or the Confidential Information.

 2.2.2        By AgCentral Energy Nominees. To the extent permitted by antitrust, competition or any other applicable Law, each of the Company and AgCentral Energy agree and acknowledge that the AgCentral Energy Nominees may, to the extent consistent with fiduciary duties, share Confidential Information with AgCentral Energy. AgCentral Energy recognizes that it, or its Affiliates and Representatives, have acquired or will acquire Confidential Information the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, AgCentral Energy covenants and agrees with the Company that it will not (and will cause its respective controlled Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, use or disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of AgCentral Energy in violation of this Agreement and without breach of fiduciary duty by the AgCentral Energy Nominees, (b) disclosure is required by applicable Law (including any filing following the date of Closing made pursuant to applicable securities laws) or court of competent jurisdiction or requested by a Governmental Entity, (c) such information was available or becomes available to AgCentral Energy or its Affiliates or Representatives before, on or after the date of this Agreement, without restriction, from a source (other than the Company or any of its subsidiaries or the AgCentral Energy Nominees) without any breach of duty to the Company or any of its Affiliates or (d) such information was independently developed by such Party or its Representatives without the use of, or reference to, the Confidential Information. Notwithstanding the foregoing, nothing in this Agreement shall prohibit AgCentral Energy from disclosing Confidential Information (x) to any Affiliate or Representative, of such Party, provided, that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and AgCentral Energy shall be responsible for any breach of this subsection 2.2.2 by any such Person or (y) if such disclosure is made pursuant to any examinations, audits, investigations, regulatory sweeps or other regulatory inquiries by regulatory agencies, self-regulatory organizations, Governmental Entities or examiners thereof with jurisdiction over such Party that does not target the Company or the Confidential Information.

2.3            Compliance with Securities Laws. The Sponsor and AgCentral Energy each acknowledge that (a) it understands that the Confidential Information may contain or constitute material non-public information or insider information (as defined in the Corporations Act) (collectively, “MNPI”) concerning the Company or its affiliates; and (b) trading in the Company’s, or its affiliates’ securities while in possession of MNPI or communicating MNPI to any other person who trades in such securities could subject the Sponsor, AgCentral Energy or the Company to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder, or Division 3 of Chapter 7 of the Corporations Act. The Sponsor and AgCentral Energy each agree that it and its Affiliates will not trade, and it will instruct its Representatives not to trade, in the Company’s or its affiliates’ securities while in possession of MNPI or at all until the Company, its affiliates and its Representatives (including the Sponsor Nominees or AgCentral Energy Nominees, as applicable) can do so in compliance with all applicable Laws and without breach of this Agreement.

2.4            Consent to Future Capital Raises. Following the date hereof until the Additional Rights Expiration Date, except in any Exempt Issuance, the Company shall not (and shall cause its Subsidiaries not to) raise any capital, directly or indirectly, whether by issuing, selling, granting or disposing of any of equity interests or debt securities or any instruments convertible into or exercisable for equity interests or debt securities, incurring, assuming, guaranteeing or otherwise becoming liable for any indebtedness, or otherwise (any of the foregoing, a “Capital Raise”), without the prior written consent of Nabors Parent, which consent shall not be unreasonably withheld.

2.5            Nabors MFN. Without limitation to or modification of any existing rights of Nabors Parent or any of its Affiliates under the terms of any other Transaction Document, if (i) prior to the six (6) month anniversary of the Closing, any Person, and (ii) during the following three (3) months, until the nine month anniversary of the Closing, any Specified Investor, has invested in equity or debt interests of the Company on terms that are more favorable to such investor from a financial perspective than the terms applicable to Nabors Parent or any of its Affiliates under the Backstop Agreement, as determined by Nabors Parent in its reasonable discretion (a “Superior Capital Raise”), then (1) to the extent the investor in such Superior Capital Raise has subscribed for Company Shares at a price less than the Specified Price (the “Lower Price”), the Company shall issue additional Company Shares to Nabors Parent and its Affiliates, as applicable, so that the aggregate number of Company Shares received for their investment under the Backstop Agreement is equal to the number of Company Shares they would have received had the price for all such shares been the Lower Price, and (2) to the extent the investor in such Superior Capital Raise has invested in any other security, at Nabors Parent’s election, the Company shall issue to Nabors Parent and its Affiliates, as applicable, debt or equity interests on the terms issued in the Superior Capital Raise, in exchange for the equity interests (and the debt interests received in exchange for equity interests in a prior exchange under this provision) still held by them that were purchased pursuant to the Backstop Agreement (excluding any shares that were issued as the Backstop Commitment Fee) so that Nabors Parent or any of its Affiliates hold the debt or equity interests they would have held had the investment under the Backstop Agreement been conducted on the terms of the Superior Capital Raise; provided, however, that if the debt or equity interests issued in the Superior Capital Raise are convertible into Company Shares and either Vast or Nabors Parent reasonably determines, after consulting in good faith with the other and with outside counsel, that there are significant impediments to the timely consummation of an exchange of the nature contemplated above (as a result of shareholder approval requirements, legal impediments, or otherwise), then Vast and Nabors Parent shall in good faith determine a mechanism, in lieu of such an exchange, to provide Nabors Parent and its Affiliates, as applicable, with the value they would have had if the investment under the Backstop Agreement was conducted on the terms of the Superior Capital Raise, which mechanism shall provide a result to Nabors Parent and its Affiliates no worse than the issuance of additional Company Shares to Nabors Parent and its Affiliates, as applicable, so that the aggregate number of Company Shares received for their investment under the Backstop Agreement is equal to the number of Company Shares they would have received had the price for all such shares been at the conversion price for the debt or equity interests issued in the Superior Capital Raise.

Article III
REGISTRATIONS AND OFFERINGS

3.1            Shelf Registration.

 3.1.1        Form F-1 Shelf Filing. The Company shall use its reasonable best efforts to file within sixty days of Closing a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf,” and together with the Form F-3 Shelf (as defined herein) and any Subsequent Shelf Registration, the “Shelf”) covering the resale of all the Registrable Securities (and certain other outstanding Equity Securities of the Company as may be required by registration rights granted in favor of other shareholders of the Company or in the Company’s sole discretion) on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Company shall use its commercially reasonable efforts to cause the Shelf to become effective as soon as practicable after such filing. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder prior to the Shelf being declared effective; provided that it is agreed any Form F-1 Shelf shall have a plan of distribution that contemplates underwritten public offerings. The Company shall use commercially reasonable efforts to maintain the Shelf in accordance with the terms hereof, and shall use commercially reasonable efforts to prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act (including to increase the amount of Registrable Securities that may be resold thereunder as a result of a Holder obtaining additional Registrable Securities) until such time as there are no longer any Registrable Securities.

 3.1.2        Rule 415 Cutback.

 (a)            Notwithstanding the registration obligations set forth in subsection 3.1.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (a) inform each of the Holders and use its reasonable best efforts to file amendments to the Shelf Registration as required by the Commission and/or (b) withdraw the Shelf Registration and file a new Registration Statement (a “New Registration Statement”) to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”).

 (b)            Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a Holder as to its Registrable Securities and subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis among the Holders.

 (c)            If the Company amends the Shelf or files a New Registration Statement, as the case may be, under this subsection 3.1.2, the Company shall use its reasonable best efforts to file with the Commission, as promptly as practicable and allowed by the Commission or SEC Guidance, one or more Registration Statements to register for resale those Registrable Securities that were not registered for resale on the Shelf, as amended, or the New Registration Statement.

 3.1.3        Form F-3 Shelf. The Company shall use its reasonable best efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”) as soon as practicable after the Company is eligible to use such Form F-3 Shelf.

 3.1.4        Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing) from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.

 3.1.5        Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the Commission, and after the expiration of the lock-up period set out in subsection 4.7.1, any Holder may request to sell, all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, the lesser of (i) $20,000,000 and (ii) five percent (5%) of the Company’s market capitalization or (y) all remaining Registrable Securities held by the requesting Holder, but in no event with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to less than $10,000,000 (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown, the intended method or methods of distribution thereof and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The majority-in-interest of Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks) subject to the prior approval of the Company, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary herein, the Sponsor and each other SPAC Holder, if any, may each demand only one Underwritten Shelf Takedown each fiscal year and the VAST Holders may, collectively, demand only two Underwritten Shelf Takedowns each fiscal year; provided, that no demand for an Underwritten Shelf Takedown may be made prior to 45 days following the consummation of another Underwritten Shelf Takedown or a Piggyback Registration (as defined herein) has been effected.

 3.1.6        Reduction of Underwritten Shelf Takedown. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Company Shares or other Equity Securities that the Company desires to sell and all other Company Shares or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, (i) the Registrable Securities that can be sold without exceeding the Maximum Number of Securities pro rata among all participating Holders on the basis of the number of Registrable Securities requested to be included by each such Holder, (ii) to the extent that the Maximum Number of Securities has not been reached under the foregoing (i) such number of Company Shares or other Equity Securities proposed to be sold by the Company that can be sold without exceeding the Maximum Number of Securities, and (iii) to the extent that the Maximum Number of Securities has not been reached under the foregoing (i) and (ii), Company Shares or other Equity Securities of other Persons that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities. Notwithstanding anything herein to the contrary, if the Maximum Number of Securities is less than 50% of the number of Registrable Securities requested by the Holders to be included in such Underwritten Shelf Takedown, such Underwritten Shelf Takedown shall not count as an Underwritten Shelf Takedown demanded by any Holder for purposes of subsection 3.1.3.

 3.1.7        Withdrawal. Any of the Holders initiating a Shelf Takedown shall have the right to withdraw from a Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the SPAC Holders or the Vast Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of subsection 3.1.4 with respect to the applicable Demanding Holder, unless the Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided, that if a Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall count as an Underwritten Shelf Takedown demanded by such Holder for purposes of subsection 3.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown.

Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Underwritten Shelf Takedown prior to its withdrawal under this subsection 3.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to the second sentence of this subsection 3.1.6.

3.2            Piggyback Registration.

 3.2.1        Piggyback Rights. If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of, Equity Securities, or securities or other obligations exercisable or exchangeable for, or convertible into Equity Securities, for its own account, for a Demanding Holder or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 3.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that related to a transaction subject to Rule 145 promulgated under the Securities Act or any successor rule thereto), (iii) for a rights offering or an exchange offer or offering of securities solely to the Company’s existing shareholders, (iv) for an offering of debt that is convertible into Equity Securities of the Company, (v) for an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, or (vi) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) Business Days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, a good faith estimate of the proposed maximum offering price of such securities, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (unless such offering is an overnight or bought Underwritten Offering, then one (1) day, in each case) (such registered offering, a “Piggyback Registration”), provided, however, that if the Company has been advised in writing by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing, or distribution of the Equity Securities in an Underwritten Offering, then (1) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to such Holders or (2) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of subsection 3.2.2. The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 3.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

 3.2.2        Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Company Shares or other Equity Securities that the Company desires to sell, taken together with (i) the Company Shares or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 3.2 hereof, and (iii) Company Shares or other Equity Securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

 (a)            If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering the number of Company Shares or other Equity Securities proposed to be sold by the Company, and thereafter, the Registrable Securities that can be sold without exceeding the Maximum Number of Securities pro rata among such Holders on the basis of the number of Registrable Securities requested to be included by each such Holder and, to the extent that the Maximum Number of Securities has not been reached, Company Shares or other Equity Securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

 (b)            If the Registration or registered offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Company Shares or other Equity Securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 3.2.1, pro rata among such Holders on the basis of the number of Registrable Securities requested to be included by each such Holder, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Company Shares or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Company Shares or other Equity Securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

 (c)            If the Registration or registered offering is an Underwritten Shelf Takedown pursuant to a request by Holder(s) of Registrable Securities pursuant to subsection 3.1.5 hereof, then the Company shall include in any such Underwritten Shelf Takedown the applicable securities in the priority set forth in subsection 3.1.6.

 3.2.3        Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, at least five (5) Business Days prior to the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 3.2.3.

 3.2.4        Unlimited Piggyback Registration Rights. For purposes of clarity, subject to subsection 3.1.6 any Piggyback Registration effected pursuant to Section 3.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under subsection 3.1.4 hereof.

3.3            Market Stand-off. In connection with any Underwritten Offering of Equity Securities of the Company, if requested by the managing Underwriter(s), each Holder agrees that it shall not transfer any Company Shares (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven days prior to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriters managing the offering otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, with respect to an Underwritten Offering, a Holder shall not be subject to this Section 3.3 with respect to an Underwritten Offering unless each shareholder of the Company that (together with their affiliates) hold at least 5% of the issued and outstanding Company Shares and each of the Company’s directors and officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders. A Holder’s obligations under this Section 3.3 shall only apply for so long as such Holder or its affiliates is a member of the Board of Directors of the Company or such Holder (together with its Affiliates) holds at least 5% of the issued and outstanding Company Shares.

Article IV
COMPANY PROCEDURES

4.1            General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall use reasonable best efforts to, as expeditiously as possible:

 4.1.1        prepare and file with the Commission, within the timeframe required by Section 3.1.1, a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective pursuant to the terms of this Agreement until all Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities;

 4.1.2        prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus as may be reasonably requested by any Holder or Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

 4.1.3        prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

 4.1.4        prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “Blue Sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence reasonably satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

 4.1.5        use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

 4.1.6        provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

 4.1.7        advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

 4.1.8        at least two (2) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

 4.1.9        notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 4.4 hereof;

 4.1.10      in the event of an Underwritten Offering, and solely to the extent customary for a transaction of its type, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement or the Prospectus, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney, consultant or accountant in connection with the Registration; provided, however, that the Company may not include the name of any Holder or any information regarding any Holder in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder (not to be unreasonably withheld) and providing each such Holder a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law

 4.1.11      obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters for a transaction of its type as the managing Underwriter may reasonably request ;

 4.1.12      on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Offering, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriters, the placement agent or sales agent, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriters, the placement agent or sales agent may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to such Underwriters, placement agent or sales agent ;

 4.1.13      in the event of an Underwritten Offering, to the extent reasonably requested in order to engage in such offering, allow the Underwriters to conduct customary due diligence with respect to the Company;

 4.1.14      in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and as agreed to by the Company, with the managing Underwriter of such offering;

 4.1.15      make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

 4.1.16      if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, the lesser of (i) $20 million and (ii) five percent (5%) of the Company’s market capitalization, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

 4.1.17      otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, consistent with this Agreement, in connection with such Registration.

4.2            Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all Underwriters’ commissions and discounts, brokerage fees, and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

4.3            Requirements for Inclusion as a Selling Stockholder. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, and any other reasonably requested agreements or certificates, on or prior to the fifth (5th) Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Agreement, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering for Equity Securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 4.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

4.4            Suspension of Sales; Adverse Disclosure.

 4.4.1        Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, or upon the advice of counsel for the Company, the Company determines it is necessary to supplement or amend the prospectus to comply with applicable law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to use commercially reasonable efforts to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time (i) would require the Company to make an Adverse Disclosure, (ii) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (iii) in the good faith judgement of a majority of the Board, would be seriously detrimental to the Company and the Board concludes, as a result, that it is necessary to defer such filing, initial effectiveness, or continued use at such time, or (iv) if the majority of the Board, in its good faith judgment, determines to delay the filing or initial effectiveness of, or suspend the use of, a Registration Statement and such delay or suspension arises out of or is a result of, or is related to or is in connection with any publicly available written guidance of the Commission, or any comments requirements, or requests of the Commission Staff related to accounting, disclosure or other matters, then the Company may, upon giving prompt written notice of such action to the Holders, delay, postpone or suspend (i) the filing or initial effectiveness of, or suspend use of, such Registration Statement, and/or (ii) the launch of any Underwritten Offering, in each case, for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 4.4.

 4.4.2        [Subject to subsection 4.4.3, during the period starting during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days (or such shorter time as the managing Underwriters may agree) after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf, or (b) if, pursuant to subsection 3.1.5, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to subsection 3.1.5.]

 4.4.3        The right to delay, postpone or suspend any filings, initial effectiveness or launch of any Underwritten Offering pursuant to subsection 4.4.1 shall be exercised by the Company, in the aggregate, for not more than ninety (90) consecutive days or more than one hundred and eighty (180) total days in any twelve-month period

4.5            Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 4.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to the Company), including providing any customary legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

4.6            Other Obligations. In connection with any sale or other disposition of the Registrable Securities by a Holder pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) and upon compliance by the Holder with the requirements of this Section 4.6, if requested by the Holder, the Company shall use commercially reasonable efforts to cause the transfer agent for the Registrable Securities (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Registrable Securities and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Holder; provided that the Company and the Transfer Agent have timely received from the Holder customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from the Holder by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Holder may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts cause an opinion of the Company’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) are subject to or have been or are about to be sold pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission).

4.7            Transfer Restrictions.

 4.7.1        During the Lock-Up Period, none of the Holders shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any Equity Securities that are subject to the Lock-Up Period or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive Equity Securities that are subject to the Lock-Up Period, whether now owned or hereinafter acquired, that is owned directly by such Holder (including securities held as a custodian) or with respect to which such Holder has beneficial ownership within the rules and regulations of the Commission (such securities that are subject to the Lock-Up Period, the “Restricted Securities”), other than (i) if the Holder is an entity, transfers to (A) such entity’s officers or directors or any affiliate or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates; (ii) if the Holder is an individual, transfers by gift to members of the individual’s immediate family or to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (such family members “immediate family”); (iii) if the Holder is an individual, transfers by will or intestate succession or by virtue of Laws of descent and distribution upon the death of the individual; (iv) if the Holder is an individual, transfers by operation of Law or pursuant to a qualified domestic order, court order or in connection with a divorce settlement, divorce decree or separation agreement; (v) if the Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Holder, or (B) distributions of Restricted Securities to partners, limited liability company members or shareholders of the Holder, including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (vi) if the Holder is a trust or a trustee of a trust, transfers to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust; (vii) if the Holder is an entity, transfers by virtue of the Laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (viii) transfers to a nominee or custodian of a person to whom a transfer would be permitted under the foregoing clauses (i) through (vii); (ix) pledges of any Restricted Securities to a financial institution that create a mere security interest in such Restricted Securities pursuant to a bona fide loan or indebtedness transaction so long as the relevant Holder continues to control the exercise of the voting rights of such pledged securities as well as any foreclosures on such pledged securities; (x) the exercise of stock options, including through a “net” or “cashless” exercise, or receipt of shares upon vesting of restricted stock units granted pursuant to an equity incentive plan; (xi) the entry, by the Holder of any trading plan providing for sale of shares of Restricted Securities by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided however that such plan does not provide for, or permit, the sale of any Restricted Securities during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-up Period; (xii) pursuant to any liquidation, successful takeover bid under Chapter 6 of the Corporations Act, merger by scheme of arrangement under Part 5.1 of the Corporations Act, share exchange or other similar transaction which results in all of the shareholders of the Company having the right to exchange their Company Shares for cash, securities or other property subsequent to the Closing; (xiii) transfers in connection with any legal, regulatory or other order; (xiv) transfers to the officers or directors of the Company or the Sponsor or their respective affiliates; or (xv) any transfer or sale to enable Sponsor or its direct or indirect owners to pay taxes (including estimated taxes) arising in connection with the transactions described in the Business Combination Agreement or the Support Agreement (as defined in the Business Combination Agreement) or make tax distributions in respect thereof. The foregoing restriction is expressly agreed to preclude each Holder, as applicable, from engaging in any hedging or other transaction with respect to Restricted Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Securities even if such Restricted Securities would be disposed of by someone other than such Holder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Securities of the applicable Holder, or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Securities. Notwithstanding the foregoing, in each case (i) through (xiv) such transfer shall be conditioned on the transferee entering into a written agreement with the Company agreeing to be bound by the transfer restrictions of this Section 4.7. For the purposes of this subsection 4.7.1, “successful takeover bid” means one where the holders of at least 50% of the bid class securities that are not subject to the Lock-Up Period, and to which the offers under the bid relate, have accepted. For the avoidance of doubt, where a takeover bid does not become unconditional, the securities will revert to being subject to the Lock-Up Period.

 4.7.2        Each Holder hereby represents and warrants that it now has and, except as contemplated by subsection 4.7.1 or this subsection 4.7.2 for the duration of the Lock-Up Period, will have good and marketable title to its Restricted Securities, free and clear of all liens, encumbrances, and claims that could impact the ability of such Holder to comply with the foregoing restrictions. Each Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Securities during the Lock-Up Period. The Company shall reasonably cooperate with Holders to permit any transfer or sale described in clauses (i) through (xvi) of subsection 4.7.1, including by causing the temporary removal of any such stop transfer instructions to the extent reasonably necessary to permit any such transfer or sale.

 4.7.3        The provisions in this Section 4.7 shall supersede the lock-up provisions contained in Section 7 of the Letter Agreement, which provision in Section 7 of the Letter Agreement shall be of no further force or effect.

 4.7.4        This provisions in this Section 4.7 shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Article V
INDEMNIFICATION AND CONTRIBUTION

5.1            Indemnification.

 5.1.1        In connection with any Registration Statement in which a holder of Registrable Securities is participating, the Company agrees to indemnify, to the extent permitted by law, each such Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees) caused by any Misstatement or alleged Misstatement contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, in light of the circumstances under which it was made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

 5.1.2        In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, shall, severally and not jointly, indemnify the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) and any other Holders of Registrable Securities participating in the Registration, against any losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including without limitation reasonable and documented attorneys’ fees) resulting from any Misstatement or alleged Misstatement contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, in light of the circumstances under which it was made, not misleading, but only to the extent that such Misstatement or omission is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

 5.1.3        Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (and, if necessary, one local counsel), unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

 5.1.4        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

 5.1.5        If the indemnification provided under Section 5.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and documented out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and documented out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability, except in the case of fraud or willful misconduct by such Holder. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or documented out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 5.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 5.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

Article VI
MISCELLANEOUS

6.1            Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company to: Vast Solar Pty Ltd, 226 Liverpool Street, Darlinghurst, NSW 2010, Australia, Attn: Alec Waugh, General Counsel, E-Mail: alec.waugh@vast.energy, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2            Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to each of the other Parties as follows:

 6.2.1        Such Party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

 6.2.2        Such Party has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Party. This Agreement has been duly executed and delivered by such Party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

 6.2.3        The execution and delivery by such Party of this Agreement, the performance by such Party of its, his or her obligations hereunder by such Party does not and will not violate (i) in the case of Parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it, he or she is a Party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

 6.2.4        Such Party is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Party’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

 6.2.5        There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Party to enter into this Agreement or to perform its, his or her obligations hereunder.

6.3            Not a Group; Independent Nature of Holders’ Obligations and Rights. The Holders and the Company agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Holder agrees that, for purposes of determining beneficial ownership of such Holder, it shall disclaim any beneficial ownership by virtue of this Agreement of the Company’s Equity Securities owned by the other Holders, and the Company agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Holder to enter into this Agreement has been made by such Holder independently of any other Holder. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such Holder making its investment in the Company and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in Company Shares or enforcing its rights under this Agreement. The Company and each Holder confirms that each Holder has had the opportunity to independently participate with the Company and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and its subsidiaries and not because it was required to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders.

6.4            Assignment; No Third Party Beneficiaries.

 6.4.1        This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

 6.4.2        Prior to the expiration of any Lock-up Period, no Holder subject to any such Lock-Up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer to a Permitted Transferee; provided that such Permitted Transferee agrees to be bound by the terms of this Agreement.

 6.4.3        After the expiration of the Lock-up Period to the extent applicable to such Holder, a Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to (a) Permitted Transferees, provided, however, that each such Permitted Transferee holds, after giving effect to such assignment or delegation, at least five percent (5%) of the then-outstanding Company Shares, (b) an Affiliate of such Holder, or (c) any Person with the prior written consent of the Company.

 6.4.4        This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

 6.4.5        This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement. Nabors Parent shall be an express third party beneficiary of Sections 2.4 and 2.5.

 6.4.6        No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.4 shall be null and void.

 6.4.7        A transferee receiving Registrable Securities from a SPAC Holder shall become a SPAC Holder under this Agreement, and a transferee receiving Registrable Securities from a Vast Holder shall become a Vast Holder under this Agreement.

6.5            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.6            Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7            Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or .PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.8            Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the action in any such court is brought in an inconvenient forum, (B) the venue of such action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

6.9            TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.10          Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (a) any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected and (b) Sections 2.4 and 2.5 may not be amended without the consent of Nabors Lux. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any amendment, termination, or waiver effected in accordance with this Section 6.10 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver.

6.11          Other Registration Rights. The Company represents and warrants that no Person, other than (a) a Holder of Registrable Securities, (b) the subscriber parties to that certain Subscription Agreement, dated as of [●], 2023, by and among SPAC, the Company and the subscriber parties thereto and (c) the holders of warrants pursuant to that certain Private Warrant Agreement, dated as of November 16, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, and that certain Public Warrant Agreement, dated as of November 16, 2021, by and between SPAC and Continental Stock Transfer & Trust Company (as assumed by the [Warrant Assumption Agreement]), has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, including the Original RRA and, to the extent set forth in Section 4.7, the Letter Agreement, and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. The Company agrees that (i) it shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders hereunder, and (ii) it shall not grant any registration rights to third parties which are more favorable than the rights granted hereunder unless are such more favorable rights are concurrently added to the rights granted hereunder.

6.12          Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.13          Termination of Original RRA. Upon the Closing, SPAC, Sponsor, and the other SPAC Holders party thereto hereby agree that the Original RRA and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.

6.14            Term. This Agreement shall terminate upon the earlier of (i) the fourth anniversary of the date of this Agreement and (ii) with respect to and as to any Holder, when such Holder, following the Closing, ceases to Beneficially Own any Registrable Securities or any securities which are convertible or exchangeable into Registrable Securities.

6.15          Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.16          Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder for the purposes of the filing of a Registration Statement or Prospectus or otherwise as reasonably determined by the Company.

6.17          Legends. Each of the Holders acknowledges that (i) no transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) the Company shall place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Agreement.

6.18          Adjustments. If, and as often as, there are any changes in Company Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, equitable adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to Company Shares as so changed.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

VAST SOLAR PTY LTD

By:
Name:
Title:

NABORS LUX:

NABORS LUX 2 S.A.R.L.

By:
Name:
Title:

SPAC:

NABORS ENERGY TRANSITION CORP.

By:
Name:
Title:

SPONSOR:

NABORS ENERGY TRANSITION SPONSOR LLC

By:
Name:
Title:

SPAC HOLDERS:

By:
Name:
Title:

VAST HOLDERS:

By:
Name:
Title:

[Signature Page to Shareholder and Registration Rights Agreement]

Schedule I

Investors

[Intentionally Omitted.]

Schedule II

[Intentionally Omitted.]

Exhibit E

Support Agreement Amendment

Attached.

AMENDMENT NO. 1 TO
SUPPORT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Support Agreement, dated as of February 14, 2023 (the “Support Agreement”), by and among Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Nabors Energy Transition Corp., a Delaware corporation (“SPAC”), Vast Solar Pty Ltd, an Australian proprietary company limited by shares (the “Company”), Nabors Lux 2 S.A.R.L. and each of the undersigned individuals thereto, each of whom is a member of the board of directors of SPAC, is dated as of October 19, 2023 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Support Agreement.

WHEREAS, on February 14, 2023, contemporaneously with the execution and delivery of the Support Agreement, SPAC, the Company and the other parties thereto entered into that certain Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, (i) a wholly owned direct subsidiary of the Company will merge with and into SPAC, with SPAC surviving the merger as a wholly owned direct subsidiary of the Company, and (ii) the holders of common stock of SPAC will receive ordinary shares of the Company (“Company Shares”) and certain holders of common stock of SPAC will receive the right to receive additional Company Shares, on the terms and conditions set forth therein and herein;

WHEREAS, the parties hereto desire to amend the Support Agreement as set forth herein; and

WHEREAS, Section 3.3 of the Support Agreement provides that the Support Agreement may be amended by a written agreement executed by SPAC, the Company and the Sponsor.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1.             Amendments.

(a)            Effective as of the Effective Date, Section 1.9(b)(i)-(iii) of the Support Agreement is hereby amended and restated in its entirety as follows:

“(i)          If, at any time during the Earnout Period, the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is equal to or greater than $12.50 for any 20 Trading Days within any 30 consecutive Trading Day period (the date when the foregoing is first satisfied, the “First Earnout Achievement Date”), the Company shall, subject to Section 1.9(g), issue 800,000 Company Shares (the “First Earnout Shares”) to the Sponsor within five (5) Business Days after the First Earnout Achievement Date as additional consideration in the Merger.

(ii)           If, at any time during the Earnout Period, the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is equal to or greater than $15.00 for any 20 Trading Days within any 30 consecutive Trading Day period (the date when the foregoing is first satisfied, the “Second Earnout Achievement Date”), the Company shall, subject to Section 1.9(g), issue 800,000 Company Shares (the “Second Earnout Shares”) to the Sponsor within five (5) Business Days after the Second Earnout Achievement Date as additional consideration in the Merger.

(iii)          If, at any time during the Earnout Period, the volume-weighted average closing sale price of one Company Share quoted on the New York Stock Exchange (or the exchange on which the Company Shares are then listed) is equal to or greater than $17.50 for any 20 Trading Days within any 30 consecutive Trading Day period (the date when the foregoing is first satisfied, the “Third Earnout Achievement Date”), the Company shall, subject to Section 1.9(g), issue 800,000 Company Shares (the “Third Earnout Shares” and together with the First Earnout Shares and the Second Earnout Shares, the “Sponsor Earnout Shares”) to the Sponsor within five (5) Business Days after the Third Earnout Achievement Date as additional consideration in the Merger.”

(b)            Effective as of the Effective Date, Section 1.9(c)(ii)-(iv) of the Support Agreement is hereby amended and restated in its entirety as follows::

“(ii)         greater than or equal to $12.50 but less than $15.00, then, (A) immediately prior to such Change of Control, the Company shall, subject to Section 1.9(g), issue 800,000 Company Shares to the Sponsor (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.9(b)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 1.9(b) and this Section 1.9(c) shall terminate and no further Sponsor Earnout Shares shall be issuable thereunder or hereunder;

(iii)          greater than or equal to $15.00 but less than $17.50, then, (A) immediately prior to such Change of Control, the Company shall, subject to Section 1.9(g), issue 1,600,000 Company Shares to the Sponsor (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.9(b)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 1.9(b) and this Section 1.9(c) shall terminate and no further Sponsor Earnout Shares shall be issuable thereunder or hereunder; or

(iv)         greater than or equal to $17.50, then, (A) immediately prior to such Change of Control, the Company shall, subject to Section 1.9(g), issue 2,400,000 Company Shares to the Sponsor (less any Sponsor Earnout Shares issued prior to such Change of Control pursuant to Section 1.9(b)(i)-(iii); provided, that such reduction shall not reduce the number of Company Shares required to be issued to a number that is below zero) and (B) thereafter, Section 1.9(b) and this Section 1.9(c) shall terminate and no further Sponsor Earnout Shares shall be issuable thereunder or hereunder.”

2.            Miscellaneous. This Amendment shall be construed and interpreted in a manner consistent with the provisions of the Support Agreement. The provisions set forth in Section 10.3 (Severability), Section 10.4 (Entire Agreement; Assignment), Section 10.6 (Governing Law), Section 10.7 (Waiver of Jury Trial), Section 10.8 (Headings), Section 10.9 (Counterparts), and Section 10.10 (Specific Performance) of the Business Combination Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Amendment, mutatis mutandis.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

SPAC:

NABORS ENERGY TRANSITION CORP.

By:
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

SPONSOR:

NABORS ENERGY TRANSITION SPONSOR LLC

By:
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

COMPANY:

VAST SOLAR PTY LTD

By:
Name:
Title:

Signature Page to

Amendment No. 1 to Support Agreement

Exhibit F

Acquisition Agreement Amendment

Attached.

AMENDMENT AND WAIVER TO
BUSINESS COMBINATION AGREEMENT

This Amendment and Waiver (this “Amendment”) to the Business Combination Agreement, dated as of February 14, 2023 (the “BCA”), by and among Nabors Energy Transition Corp., a Delaware corporation, Vast Solar Pty Ltd, an Australian proprietary company limited by shares, Neptune Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vast, Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (solely with respect to Sections 5.20, 7.10(a) and 7.16 thereto), and Nabors Industries Ltd. (solely with respect to Sections 7.8(d) and 7.18 thereto), is dated as of October 19, 2023 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA.

WHEREAS, pursuant to the BCA and the noteholder support and loan termination deed, dated as of February 14, 2023, by and between Vast and AgCentral Energy Pty Limited (“AgCentral”), AgCentral agreed to, among other things, (a) immediately prior to the Closing, as applicable, (i) exercise (or be deemed to have exercised) the conversion rights under each of the Existing Company Convertible Notes to convert all such Existing Company Convertible Notes into Company Shares on the terms thereof or, (ii) accept Company Shares as settlement of their Existing Company Convertible Notes whereupon such notes shall be canceled, (iii) accept Company Shares as repayment of all of the principal outstanding and accrued interest under each AgCentral Loan Agreement whereupon each of the AgCentral Loan Agreements shall be discharged and terminated, and (iv) discharge and release all financier security granted by the Company to AgCentral in respect of the Existing Company Convertible Notes and the AgCentral Loan Agreements, and (b) not to transfer, prior to the Closing or termination of the BCA, AgCentral’s rights under any AgCentral Loan Agreement, AgCentral’s Company Shares or the Existing Company Convertible Notes, subject to the exceptions set forth therein;

WHEREAS, the parties hereto desire to amend the BCA as set forth herein; and

WHEREAS, Section 9.4 of the BCA provides that the BCA may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1.             Amendments.

(a)            After the eleventh Recital, the following shall be inserted:

“WHEREAS, on October 19, 2023, the Company and Nabors entered into a backstop agreement (the “Backstop Agreement”), pursuant to which, among other things, (i) Nabors Lux 2 agreed to backstop an equity investment in Vast of $15,000,000 in Company Shares at $10.20 to underwrite the potential investment by additional investors in Vast, on the specific terms and conditions set forth in the Backstop Agreement, (ii) payment of 500,000 of First Earnout Shares, 500,000 of Second Earnout Shares and 500,000 of Third Earnout Shares (each as defined in the Support Agreement) is to be accelerated such that those 1,500,000 Company Shares are to be issued to Sponsor (or its designee) concurrently with the closing of the Merger, and (iii) Nabors Lux 2 received an additional 350,000 Company Shares as an incremental funding fee paid upon the closing of the Merger or the termination of this Agreement;”

(b)            Section 1.1 of the BCA is hereby amended by amending and restating the definition of “Transaction Documents” to read as follows:

““Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the SPAC Disclosure Schedule, the Noteholder Support and Loan Termination Agreement, the Notes Subscription Agreements, the Additional Notes Subscription Agreements, the Equity Subscription Agreements, the Additional Equity Subscription Agreements, the Support Agreement, the Shareholder and Registration Rights Agreement, the Services Agreement, the Development Agreement, the Backstop Agreement and all other agreements, certificates and instruments executed and delivered by SPAC, Merger Sub, or the Company in connection with the Transactions and specifically contemplated by this Agreement.”

(c)            Section 1.2 of the BCA is hereby amended by inserting the following line between “Antitrust Laws” and “Balance Sheet”:

“Backstop Agreement	Recitals”

(d)            Effective as of the Effective Date, the following sections shall be inserted after Section 3.1(c)(iv) of the BCA as new Sections 3.1(v) and 3.1(vi):

“(v)        the Company shall issue or cause to be issued to Nabors (or its nominee in accordance with its delivery instructions), 350,000 Company Shares pursuant to the Backstop Agreement; and

(vi)         the Company shall issue or cause to be issued to the Sponsor, 1,500,000 Company Shares pursuant to the Backstop Agreement;”

(e)            Effective as of the Effective Date, Exhibit A – Form of Shareholder and Registration Rights Agreement shall be restated in its entirety and shall have the form attached as Annex A hereto.

2.            Waiver. (a) The conditions precedent to the respective obligations of each of the Company and Merger Sub to consummate the Closing set forth in Section 8.3 of the BCA and (b) the rights of the Company to terminate the BCA and abandon the Transactions set forth in Section 9.1(g) of the BCA, are each hereby irrevocably waived in their entirety by each of the Company and Merger Sub, as applicable.

3.            Miscellaneous. This Amendment shall be construed and interpreted in a manner consistent with the provisions of the BCA. The provisions set forth in Sections 9.5 (Waiver), 10.3 (Severability), 10.5 (Parties in Interest), 10.6 (Governing Law), 10.7 (Waiver of Jury Trial), 10.9 (Counterparts), 10.10 (Specific Performance) and 10.11 (No Recourse) of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Amendment, mutatis mutandis.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

NABORS ENERGY TRANSITION CORP.

By:
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

NABORS ENERGY TRANSITION SPONSOR LLC (solely with respect to Sections 5.20, 7.10(a) and 7.16)

By:
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary

NABORS INDUSTRIES LTD. (solely with respect to Sections 7.8(d) and 7.18)

By:
Name:	Anthony G. Petrello
Title:	Chairman, President and Chief Executive Officer

VAST SOLAR PTY LTD

By:
Name:
Title:

NEPTUNE MERGER SUB, INC.

By:
Name:
Title:

Signature Page to

Amendment and Waiver to

Business Combination Agreement

ANNEX A

Form of Shareholder and Registration Rights Agreement

[Intentionally Omitted.]

Annex A